Exhibit 10.11

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Collaboration and Option Agreement

Between

MORPHIC THERAPEUTIC, INC.

and

ABBVIE BIOTECHNOLOGY LTD

Dated as of October 16, 2018

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RESEARCH AND DEVELOPMENT PROGRAMS	21

2.1.	Research Target Programs	21
2.2.	Review of Plans	22
2.3.	Manufacturing	22
2.4.	Performance of Development Activities	23
2.5.	Information and Reports	26
2.6.	Data Packages	26
2.7.	Expenses	27

ARTICLE 3	EXCLUSIVE OPTIONS	27

3.1.	Options	27
3.2.	Right of First Negotiation for ROFN Targets	30

ARTICLE 4	GRANT OF RIGHTS; EXCLUSIVITY	34

4.1.	Grants to AbbVie and Morphic	34
4.2.	Sublicenses	35
4.3.	No Implied Licenses	35
4.4.	Confirmatory Patent License	35
4.5.	Exclusivity	35
4.6.	Morphic Change of Control	37

ARTICLE 5	DEVELOPMENT AND COMMERCIALIZATION BY ABBVIE	38

5.1.	In General	38
5.2.	Diligence	38
5.3.	Manufacturing Technology Transfer	38
5.4.	Subcontracting; Distributors	40
5.5.	Development and Commercialization Reports	40
5.6.	Regulatory Activities	41
5.7.	Liver Fibrosis	41

ARTICLE 6	JOINT GOVERNANCE COMMITTEE	43

6.1.	Joint Governance Committee	43
6.2.	General Provisions Applicable to the JGC	44
6.3.	Working Groups	46
6.4.	Alliance Managers	46

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ARTICLE 7	PAYMENTS AND RECORDS	46

7.1.	Upfront Payment	46
7.2.	Milestones	47
7.3.	Royalties	49
7.4	Sublicensee Net Sales	50
7.5.	Third Party Payments	52
7.6.	Estimated Sales Levels	52
7.7.	Royalty Payments and Reports	52
7.8.	Cost-Share	53
7.9.	Mode of Payment	53
7.10.	Taxes	54
7.11.	Interest on Late Payments	56
7.12.	Financial Records	56
7.13.	Audit	56
7.14.	Right to Offset	57
7.15.	Financial Obligations Under In-License Agreements	57

ARTICLE 8	INTELLECTUAL PROPERTY	58

8.1.	Ownership of Intellectual Property	58
8.2.	Control of Intellectual Property	59
8.3.	Prosecution and Maintenance of Patents	59
8.4.	Enforcement of Patents	62
8.5.	Invalidity or Unenforceability Defenses or Actions	64
8.6.	Infringement Claims by Third Parties	65
8.7.	Third Party Rights	67
8.8.	Product Trademarks	67

ARTICLE 9	CONFIDENTIALITY AND NON-DISCLOSURE	68

9.1.	Confidentiality Obligations	68
9.2.	Permitted Disclosures	70
9.3.	Additional Permitted Disclosures and Use by AbbVie	70
9.4.	Use of Name	71
9.5.	Public Announcements	71
9.6.	Publications	72
9.7.	Return of Confidential Information	73

ARTICLE 10	REPRESENTATIONS AND WARRANTIES	73

10.1.	Mutual Representations and Warranties	73
10.2.	Additional Representations and Warranties of Morphic	73
10.3.	Additional Covenants of Morphic	79
10.4.	DISCLAIMER OF WARRANTIES	81
10.5.	Anti-Bribery and Anti-Corruption Compliance	82

ARTICLE 11	INDEMNITY	82

11.1.	Indemnification of Morphic	82
11.2.	Indemnification of AbbVie	82
11.3.	Indemnification Procedures	82
11.4.	Special, Indirect and Other Losses	85
11.5.	Insurance	85

ARTICLE 12	TERM AND TERMINATION	86

12.1.	Term and Expiration	86
12.2.	Termination	87
12.3.	Rights in Bankruptcy	90
12.4.	Consequences of Termination	90
12.5.	AbbVie Rights in Lieu of Termination	93
12.6.	Remedies	94
12.7.	Accrued Rights; Surviving Obligations	94

ARTICLE 13	MISCELLANEOUS	95

13.1.	Force Majeure	95
13.2.	Export Control	95
13.3.	Assignment	95
13.4.	Severability	96
13.5.	Dispute Resolution	97
13.6.	Governing Law	97
13.7.	Notices	98
13.8.	Entire Agreement; Amendments	99
13.9.	English Language	99
13.10.	Equitable Relief	99
13.11.	Waiver and Non-Exclusion of Remedies	100
13.12.	No Benefit to Third Parties	100
13.13.	Further Assurance	100
13.14.	Relationship of the Parties	100

13.15.	HSR Act Compliance	101
13.16.	References	102
13.17.	Construction	102
13.18.	Performance by Affiliates	102
13.19.	Counterparts	102

Schedules

Schedule 1.12	Advancement Criteria
Schedule 1.38	Corporate Names
Schedule 1.50	Selectivity Profile
Schedule 1.66	Existing Patents
Schedule 1.83	In-Licenses
Schedule 1.92	Indications
Schedule 1.98	Integrin Conformational Stabilization Patents
Schedule 1.139	Other Morphic Agreements
Schedule 1.164	[***]
Schedule 7.3	[***]
Schedule 9.5	Press Release
Schedule 10.2.1	Initial Disclosure Schedules
Schedule 10.2.2	Representations and Warranties as of the Option Bringdown Date
Schedule 10.2.3	Representations and Warranties as of the ROFN Bringdown Date
Schedule 13.5.3	ADR Procedures

v

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

COLLABORATION AND OPTION AGREEMENT

This Collaboration and Option Agreement (this “Agreement”) is made and entered into as of October 16, 2018, 2018 (the “Execution Date”) by and between Morphic Therapeutic, Inc., a Delaware corporation (“Morphic”) and AbbVie Biotechnology Ltd, a corporation organized under the laws of Bermuda having its principal place of business at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (“AbbVie”).  Morphic and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Morphic owns and controls certain intellectual property rights with respect to small molecule integrin inhibitors in the Territory (as defined below); and

WHEREAS, the Parties wish for Morphic to perform certain research activities with respect to such inhibitors; and

WHEREAS, Morphic wishes to grant to AbbVie, and AbbVie wishes to obtain, options to take exclusive licenses under such intellectual property rights to Exploit (as defined below) Licensed Products (as defined below) in the Territory, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.                            “AbbVie” has the meaning set forth in the preamble hereto.

1.2.                            “AbbVie Indemnitees” has the meaning set forth in Section 11.2.

1.3.                            “AbbVie Patent” has the meaning set forth in Section 8.3.3.

1.4.                            “AbbVie Prosecuted Joint Patent” has the meaning set forth in Section 8.3.2(b).

1.5.                            “Acceptance Date” means, (a) with respect to a Data Package, (i) if AbbVie does not request that such Data Package be updated with any missing information or data pursuant to Section 2.6.2 or Section 3.2.2(b), as applicable, the date AbbVie receives such

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Data Package and (ii) if AbbVie requests that such Data Package be updated with any missing information or data pursuant to Section 2.6.2 or Section 3.2.2(b), as applicable, the date AbbVie receives such missing information or data and (b) with respect to the Development plan and budget as set forth in Section 5.7.3(c) for a Liver Fibrosis Product, (i) if Morphic does not request a meeting pursuant to Section 5.7.3(c) for such Liver Fibrosis Product, the date Morphic receives such Development plan and budget and (ii) if Morphic requests a meeting pursuant to Section 5.7.3(c), the date of such meeting.

1.6.                            “Accounting Standards” means, with respect to a Party or its Affiliates or its or their (sub)licensees, United States generally accepted accounting principles, consistently applied.

1.7.                            “Acquirer IP” has the meaning set forth in Section 13.3.2.

1.8.                            “Acquiring Entities” has the meaning set forth in Section 13.3.2.

1.9.                            “Acquisition Party” has the meaning set forth in Section 13.3.2.

1.10.                     “Acquisition Transaction” has the meaning set forth in Section 13.3.2.

1.11.                     “ADR” has the meaning set forth in Section 13.5.1.

1.12.                     “Advancement Criteria” means, with respect to a Research Product, the criteria set forth on Schedule 1.12 for determining whether to advance such Research Product to IND Enabling Activities.

1.13.                     “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such first Person at any time for so long as such Person controls, is controlled by or is under common control with such first Person.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.14.                     “Agreement” has the meaning set forth in the preamble hereto.

1.15.                     “Agreement Data” has the meaning set forth in Section 10.3.3.

1.16.                     “Alliance Managers” has the meaning set forth in Section 6.4.

1.17.                     “Amount” has the meaning set forth in Section 7.10.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.18.                     “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, regulatory guidelines or other requirements of Regulatory Authorities, that may be in effect from time to time.

1.19.                     “Auditor” has the meaning set forth in Section 7.13.2.

1.20.                     “Backup Research Product” means, with respect to a Research Target, a Research Product Directed to such Research Target that meets the Advancement Criteria and is distinct from the Lead Research Product for such Research Target based on [***].

1.21.                     “Board of Directors” has the meaning set forth in the definition of “Change of Control”.

1.22.                     “Breaching Party” has the meaning set forth in Section 12.2.1(a).

1.23.                     “Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions in Chicago, Illinois or Boston, Massachusetts are permitted or required to be closed.

1.24.                     “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 or October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 and October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.25.                     “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.26.                     [***]

1.27.                     “Change of Control” means, with respect to a Party, that any of the following occurs after the Execution Date:

1.27.1.           any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all shares of capital stock or other equity interests if such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, shares of capital stock or other interests (including partnership interests) of such Party (or, if applicable, a parent of such Party) then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party (or, if applicable, a parent of such Party)  representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party (or, if applicable,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

a parent of such Party)  or (b) has the power, directly or indirectly, to elect a majority of the members of such Party’s (or, if applicable, a parent of such Party)  board of directors or similar governing body (“Board of Directors”);

1.27.2.           such Party (or, if applicable, a parent of such Party)  enters into a merger, consolidation or similar transaction with another Person (whether or not such Party (or, if applicable, a parent of such Party)  is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party (or, if applicable, a parent of such Party)  immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party (or, if applicable, a parent of such Party)  or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party (or, if applicable, a parent of such Party)  immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party (or, if applicable, a parent of such Party)  representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party (or, if applicable, a parent of such Party)  immediately prior to such transaction;

1.27.3.           such Party (or, if applicable, a parent of such Party)  sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s (or, if applicable, a parent of such Party)  consolidated total assets to which this Agreement relates; or

1.27.4.           the holders of capital stock of such Party (or, if applicable, a parent of such Party) approve a plan or proposal for the liquidation or dissolution of such Party (or, if applicable, a parent of such Party).

For the purpose of this definition of Change of Control:  (x) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934, codified at 15 U.S.C. § 78a et seq. as may be amended from time to time (the “Exchange Act”), and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.28.                     “Clinical Study Report” means a description and analysis of the results of a controlled clinical trial with respect to a product that meets the description in the International Council for Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, Guideline E3, Structure and Content of Clinical Study Reports (ICH E3) (including all additions, supplements, and modifications thereto), or provides a reasonable rationale for not addressing all aspects of ICH E3 that are relevant for a given study.

1.29.                     “CMC Activities” means, with respect to a Research Product, product Directed to a ROFN Target, Licensed Compound or Licensed Product, all Manufacturing

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

activities (including the generation of all CMC Data) necessary to support the development or commercialization of such Research Product, product Directed to a ROFN Target, Licensed Compound or Licensed Product, as applicable, at the applicable stage of development, including formulation, process development, process qualification and validation, scale-up, analytic development, product characterization, stability testing, quality assurance and quality control.

1.30.                     “CMC Data” means the chemistry, manufacturing and controls data for each Research Product, product Directed to a ROFN Target, Licensed Compound or Licensed Product, as applicable, required by Applicable Law to be included or referenced in, or that otherwise supports, an application for Regulatory Approval.

1.31.                     “Combination Product” means a Licensed Product that, in addition to the applicable Licensed Compound, contains one (1) or more other active ingredients and is sold either as a fixed dose/unit or as separate doses/units in a single package.

1.32.                     [***]

1.33.                     “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a Licensed Product, including activities related to marketing, promoting, distributing and importing such Licensed Product, and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” mean to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.34.                     “Commercially Reasonable Efforts” means [***].

1.35.                     “Competing Product” means (a) with respect to Morphic, any product that Morphic is prohibited from Exploiting pursuant to Section 4.5.1(a) or Section 4.5.1(b), as applicable, for so long as such Exploitation is prohibited under Section 4.5.1(a) or Section 4.5.1(b), as applicable, (b) with respect to AbbVie, any product that AbbVie is prohibited from Exploiting pursuant to Section 4.5.2 for so long as such Exploitation is prohibited under Section 4.5.2 and (c) with respect to the Parties’ enforcement and defense rights set forth in Section 8.4 and Section 8.5, respectively, any product Directed to an Included Target.

1.36.                     “Confidential Information” has the meaning set forth in Section 9.1.1.

1.37.                     “Control” (and correlative terms such as “Controlled”) means, subject to Section 13.3.2, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 4.1) to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.38.                     “Corporate Names” means the Trademarks and logos identified on Schedule 1.38 and such other names and logos as Morphic may designate in writing from time to time.

1.39.                     “Cost-Share Budget” has the meaning set forth in Section 5.7.3(c).

1.40.                     “Cost-Share Notice” has the meaning set forth in Section 5.7.1(b).

1.41.                     “Cost-Share Option” has the meaning set forth in Section 5.7.1(a).

1.42.                     “Cost-Share Option Period” means, for each Liver Fibrosis Compound, the time period commencing upon the completion of the first Phase IIb Clinical Trial for the first Licensed Product containing such Liver Fibrosis Compound and terminating [***] after the delivery of a Clinical Study Report for such Phase IIb Clinical Trial for such Liver Fibrosis Product and the Acceptance Date with respect to a Development plan and budget as set forth in Section 5.7.3(c) for such Liver Fibrosis Product.

1.43.                     “Cost-Share Product” means a Liver Fibrosis Product for which Morphic has exercised its Cost-Share Option pursuant to Section 5.7.1(b); provided, that if Morphic exercises its Opt-Out Right with respect to such Liver Fibrosis Product pursuant to Section 5.7.1(d), such Liver Fibrosis Product shall cease to be a Cost-Share Product [***] after Morphic exercised such Opt-Out Right.

1.44.                     “CP Acquisition Transaction” has the meaning set forth in Section 4.5.3(c).

1.45.                     “Data Package” means, (a) with respect to each Research Target, the complete results of the Development activities through the completion of IND Enabling Activities with respect to Research Products Directed to such Research Target, performed under the Research Plan for such Research Target (including, unless otherwise agreed by the Parties, at least one (1) Research Product that meets the Advancement Criteria and at least one (1) Backup Research Product), including all applicable CMC Data and such other information as AbbVie may reasonably request; it being understood and agreed that the Data Package with respect to a Research Target that is delivered [***] prior to the end of the Option Period pursuant to the parenthetical in Section 2.6.1 will, subject to Section 2.6, only contain information with respect to any applicable Research Product and Backup Research Product as in existence at the time of the requirement to deliver such Data Package under this Agreement, and (b) [***].

1.46.                     “Data Protection Laws” means any law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction (as amended, consolidated or re-enacted from time to time) that relates to the protection of individuals with regards to the Processing of Personal Data.

1.47.                     “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, CMC Activities, clinical studies, including Manufacturing in support thereof, statistical analysis and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

report writing, the preparation and submission of INDs and Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.

1.48.                     “Development Costs” means, with respect to a Liver Fibrosis Product, the reasonable, documented internal and out-of-pocket costs and expenses incurred by or on behalf of AbbVie or its Affiliates with respect to Development of such Liver Fibrosis Product, including, for clarity, any post-Regulatory Approval safety or efficacy studies; it being understood and agreed that “Development Costs” will be consistent with Accounting Standards in accordance with AbbVie’s then-current practices and reported in a manner consistent with its other comparable, internal clinical development programs (at all times at a similar stage of clinical development to the applicable Liver Fibrosis Product).

1.49.                     “Development Cost Report” has the meaning set forth in Section 7.8.2.

1.50.                     “Directed” or “Directed to” means with respect to a Research Target, a ROFN Target or an Included Target and any product, that such product inhibits the Research Target, ROFN Target or Included Target, as applicable, as its intended mechanism of action and, solely with respect to Research Targets, with at least the selectivity profile set forth on Schedule 1.50 for such Research Target.  With respect to the Dual Research Target, the phrase “Directed to” means that the applicable product inhibits each of [***] and [***], in each case, as its intended mechanism of action with at least the selectivity profile set forth on Schedule 1.50.

1.51.                     “Disclosing Party” has the meaning set forth in Section 9.1.1.

1.52.                     “Dispute” has the meaning set forth in Section 13.5.1.

1.53.                     “Distributor” means any Person appointed by AbbVie or any of its Affiliates or its or their Sublicensees to distribute, market and sell Licensed Product with or without packaging rights, in one (1) or more countries in the Territory, in circumstances where such Person purchases its requirements of Licensed Product from AbbVie or its Affiliates or its or their Sublicensees but does not otherwise make any royalty or other payment to AbbVie or its Affiliates or its or their Sublicensees with respect to its intellectual property rights with respect to such Licensed Product.

1.54.                     “Divest” has the meaning set forth in Section 4.5.3(c).

1.55.                     “DOJ” has the meaning set forth in the definition of “HSR Filing”.

1.56.                     “Dollars” or “$” means United States Dollars.

1.57.                     “Drug Approval Application” means a New Drug Application as defined in the FFDCA (an “NDA”) or any corresponding foreign application in the Territory, including, with respect to the European Union, a marketing authorization application filed with the EMA

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition procedure or any other national approval (a “Marketing Authorization Application”).

1.58.                     “Dual Research Target” has the meaning set forth in the definition of Research Target.

1.59.                     “EEA” means the European Economic Area.

1.60.                     “Effective Date” means the Business Day following the date on which HSR Clearance with respect to the Options and the Research Targets occurs.

1.61.                     “EMA” means the European Medicines Agency and any successor agency thereto.

1.62.                     “European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time, in all cases to include the United Kingdom.

1.63.                     “Exchange Act” has the meaning set forth in the definition of Change of Control.

1.64.                     “Execution Date” has the meaning set forth in the preamble hereto.

1.65.                     “Exercise Notice” has the meaning set forth in Section 3.1.2.

1.66.                     “Existing Patents” means, as of the Execution Date, the Effective Date, each Option Bringdown Date and each ROFN Bringdown Date, as applicable, all Morphic Patents existing as of such date.

1.67.                     “Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market, have sold or otherwise dispose of a product.  “Exploitation” means the act of Exploiting a product.

1.68.                     “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.69.                     “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as set forth at 21 U.S.C. ch. 9 §301 et seq., as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.70.                     “Field” means [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.71.                     “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value of such Licensed Product in such country by AbbVie, its Affiliates or its or their Sublicensees to a Third Party after all Regulatory Approvals for such Licensed Product has been obtained in such country.  Sales prior to receipt of all Regulatory Approvals for such Licensed Product in such country, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a “First Commercial Sale”.

1.72.                     “FTC” has the meaning set forth in the definition of “HSR Filing”.

1.73.                     “Generic Product” means, with respect to a particular Licensed Product in a particular country in the Territory, any pharmaceutical or biological product that (a) is distributed by a Third Party under a Drug Approval Application or Abbreviated New Drug Application (or similar applications) approved by a Regulatory Authority in reliance, in whole or in part, on the prior Drug Approval Application (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. § 355(b)(2) and 21 U.S.C. § 355(j), respectively), (ii) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No. 726/2004 that relies for its content on any such provision) or (iii) in any other country pursuant to an equivalent of such provisions or (b) is substitutable under Applicable Law for such Licensed Product when dispensed without the intervention of a physician or other health care provider with prescribing authority.

1.74.                     “Government Official” means (a) any Person employed by or acting on behalf of a government, government-controlled agency or entity or public international organization, (b) any political party, party official or candidate, (c) any Person who holds or performs the duties of an appointment, office or position created by custom or convention or (d) any Person who holds himself out to be the authorized intermediary of any of the foregoing.

1.75.                     “Governmental Authority” means any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

1.76.                     “Hatch-Waxman Act” means the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984, as set forth at 21 U.S.C. § 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV).

1.77.                     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as codified at 15 U.S.C. § 18a, as may be amended from time to time, and the rules and regulations promulgated thereunder, or foreign equivalent thereof under Applicable Law (including all additions, supplements, extensions and modifications thereto).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.78.                     “HSR Clearance” means, with respect to (a) the Options and Research Targets and (b) each ROFN Target and corresponding ROFN Terms, as applicable, the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.79.                     “HSR Filing” means (a) filings by Morphic and AbbVie with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to (i) the Options and Research Targets and (ii) each ROFN Target and corresponding ROFN Terms, as applicable, together with all required documentary attachments thereto, or (b) equivalent filings, if any, with applicable Governmental Authorities where such filings are required.

1.80.                     “HSR Proceeding” has the meaning set forth in Section 13.15.2.

1.81.                     “IIT Study” means a human clinical study initiated, sponsored and conducted by an investigator at a research institution for which a Party or its Affiliate provides drug supplies; provided that such Party or Affiliate has no right or ability to direct or control such human clinical study; it being understood and agreed that “IIT Study” excludes (a) any human clinical study that could reasonably be expected, in and of itself, to be used to obtain a regulatory approval and (b) any human clinical study that includes a head-to-head comparison of a Research Product, either alone or in combination with any other pharmaceutical compound, with such Research Product, either alone or in combination with any other pharmaceutical compound.

1.82.                     “In-License Agreements” means all written license and other written agreements pursuant to which Morphic or any of its Affiliates acquires, licenses or otherwise obtains from a Third Party any intellectual property rights licensed by Morphic to AbbVie hereunder, including the Morphic Patents and the Morphic Know-How.

1.83.                     “In-License Schedule” means Schedule 1.83, as such schedule may be updated in connection with the delivery of any Updated Disclosure Schedules.

1.84.                     “Included Target” means any Research Target for which AbbVie exercised an Option and any ROFN Target for which the Parties agree on ROFN Terms pursuant to Section 3.2.

1.85.                     “Included Target Patent” has the meaning set forth in Section 8.3.1(b).

1.86.                     “Inclusion Date” means, with respect to an Included Target, (a) if such Included Target is a Research Target, the Option Effective Date for such Research Target and (b) if such Included Target is a ROFN Target, (i) if AbbVie determines that no HSR Filing is required with respect thereto, the date on which the Parties agree in writing on the ROFN Terms for such ROFN Target pursuant to Section 3.2 and (ii) if AbbVie determines that an HSR Filing is required with respect thereto, the date of HSR Clearance with respect to such ROFN Target.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.87.                     “IND” means (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.88.                     “IND Enabling Activities” means, with respect to a particular Research Product, all Development activities required (including the compilation of data resulting therefrom (including CMC Data) in a form suitable) to support the filing of an effective IND with FDA (e.g., that would not be subject to a clinical hold within thirty (30) days of filing) sufficient to conduct human clinical trials for such Research Product in the United States.

1.89.                     “Indemnification Claim Notice” has the meaning set forth in Section 11.3.1.

1.90.                     “Indemnified Party” has the meaning set forth in Section 11.3.1.

1.91.                     “Indemnifying Party” has the meaning set forth in Section 11.3.1.

1.92.                     “Indication” means, with respect to a Licensed Product, a diagnostic, prophylactic or therapeutic use for a disease or condition, which, (a) for a clinical trial for such Licensed Product, would be the use of such Licensed Product for which such clinical trial is intended to determine safety or effectiveness and (b) if the NDA for such Licensed Product is approved in the U.S., would be reflected in the “Indications and Usage” section of labeling pursuant to 21 C.F.R. § 201.57(c)(2) (or comparable labelling section under Applicable Laws) or, to the extent applicable, any comparable labeling section outside the U.S., in each case ((a) and (b)), subject to the following, including the final sentence of this Section 1.92: (i) subtypes of the same disease or condition are not additional Indications for such Licensed Product; (ii) uses of such Licensed Product for the same disease or condition for different populations or population sub-types are not additional Indications for such Licensed Product; (iii) the approved use of such Licensed Product for such disease or condition in different combinations or co-administration of treatments are not additional Indications for such Licensed Product  (e.g., monotherapy vs. add-on or combination therapy with another agent in the same disease); (iv) diagnosis, treatment, prevention and cure of the same disease or disease subtype with such Licensed Product are not additional Indications for such Licensed Product; (v) the approved use of such Licensed Product for such disease or condition in a different line of treatment or a different temporal position in a treatment algorithm for the same disease or condition are not additional Indications for such Licensed Product (e.g., first line vs. second line therapy in the same disease or condition); and (vi) treatment of the same disease or condition with such Licensed Product in an expanded, modified or additional patient population are not additional Indications for such Licensed Product.  For clarity, the Parties agree that each disease or condition set forth on Schedule 1.92 constitutes a separate and distinct Indication.

1.93.                     “Indirect Taxes” has the meaning set forth in Section 7.10.2.

1.94.                     “Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, regulatory, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.95.                     “Infringement” has the meaning set forth in Section 8.4.1.

1.96.                     “Initial Disclosure Schedules” has the meaning set forth in Section 10.2.1.

1.97.                     “Initiation” means, with respect to a clinical trial, the first dosing of the first human subject in such clinical trial.  When used as a verb, “Initiated” has a corresponding meaning.

1.98.                     “Integrin Conformational Stabilization Patents” means the Patents Controlled by Morphic on or after the Effective Date claiming stable integrin conformations, or methods of producing or generating the same, or methods of stabilizing specific integrin conformations with molecular fragments in, in each case, in vitro and in silico modeling activity.  Integrin Conformational Stabilization Patents existing as of the Execution Date are set forth on Schedule 1.98.

1.99.                     “Joint Governance Committee” or “JGC” has the meaning set forth in Section 6.1.

1.100.              “Joint IP” has the meaning set forth in Section 8.1.2.

1.101.              “Joint Know-How” has the meaning set forth in Section 8.1.2.

1.102.              “Joint Patents” has the meaning set forth in Section 8.1.2.

1.103.              “Key Development Activities” has the meaning set forth in Section 2.1.2.

1.104.              “Key Personnel” has the meaning set forth in Section 2.4.3.

1.105.              “Knowledge” means, with respect to Morphic [***]; provided that, [***].

1.106.              “Lead Research Product” means, with respect to Research Target, a Research Product Directed to such Research Target that meets the Advancement Criteria and for which IND Enabling Activities are performed for an Indication other than a Liver Fibrosis Indication.

1.107.              “Licensed Compound” means, with respect to each Included Target, any small molecule antagonist Directed to such Included Target that is (a) generated or Developed by or on behalf of Morphic or any of its Affiliates on or prior to (i) with respect to each Research

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Target, the earlier of (A) the completion of the Research Plan and (B) the expiration of all Option Periods and (ii) with respect to each ROFN Target, the Inclusion Date for such ROFN Target or (b) identified, obtained, developed, created, synthesized, designed, derived or otherwise generated (whether in whole or in substantial part, and not necessarily by means of a single step), by or on behalf of AbbVie (other than Morphic or any of its Affiliates), from any of the small molecules described in clause (a) through the use of, or reliance on, any Morphic Know-How, Joint Know-How or other Morphic Confidential Information under this Agreement, including (v) if AbbVie exercises its Option with respect to [***], (w) if AbbVie exercises its Option with respect to [***], (x) if AbbVie exercises its Option with respect to [***], (y) if the Parties agree on ROFN Terms pursuant to Section 3.2 with respect to [***] and (z) if the Parties agree on ROFN Terms pursuant to Section 3.2 with respect to [***].

1.108.              “Licensed Product” means any product containing a Licensed Compound, alone or in combination with one (1) or more other active ingredients in any and all forms, in current and future formulations, dosage forms and strengths, and delivery modes including any improvements thereto.

1.109.              “Liver Fibrosis Compound” means a Licensed Compound Directed to an Included Target (other than [***] and any ROFN Target) that is chemically distinct from the Lead Research Product and Backup Research Product Directed to such Included Target, that meets the transition criteria set forth in the Research Plan for a Liver Fibrosis Indication and for which Morphic has completed Development through the completion of IND Enabling Activities and the Acceptance Date has occurred with respect to the Data Package with respect thereto, which Data Package demonstrates that such compound meets the Advancement Criteria for a Liver Fibrosis Indication.

1.110.              “Liver Fibrosis Development Committee” has the meaning set forth in Section 5.7.4.

1.111.              “Liver Fibrosis Indication” means any fibrotic condition of the liver in humans, including those caused by nonalcoholic steatohepatitis, [***], primary sclerosing cholangitis, [***].

1.112.              “Liver Fibrosis Product” means a Liver Fibrosis Compound that is being Developed by or on behalf of AbbVie, its Sublicensees or any of their respective Affiliates for a Liver Fibrosis Indication.

1.113.              “Losses” has the meaning set forth in Section 11.1.

1.114.              “Major European Market” means each of the [***].

1.115.              “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of any Research Product, product Directed to a ROFN Target, Licensed Compound or Licensed Product or any intermediate of any of the foregoing, including formulation, process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.116.              “Manufacturing Process” has the meaning set forth in Section 5.3.

1.117.              “Manufacturing Technology Transfer” has the meaning set forth in Section 5.3.

1.118.              “Marketing Authorization Application” has the meaning set forth in the definition of “Drug Approval Application”.

1.119.              “Milestone Events” has the meaning set forth in Section 7.2.

1.120.              “Milestone Payments” has the meaning set forth in Section 7.2.

1.121.              “Morphic” has the meaning set forth in the preamble hereto.

1.122.              “Morphic Indemnitees” has the meaning set forth in Section 11.1.

1.123.              “Morphic IP” means Morphic Know-How and Morphic Patents.

1.124.              “Morphic Know-How” means any and all Information Controlled by Morphic or any of its Affiliates as of the Execution Date or at any time during the Term that is necessary or useful for the Exploitation of a Research Product, a Licensed Compound or a Licensed Product, but excluding any (a) Joint Know-How, (b) any Information that is in the public domain or is otherwise generally known, and (c) any Information licensed to Morphic or any of its Affiliates pursuant to the Exclusive License Agreement by and between Children’s Medical Center Corporation and Morphic Rock Holding, LLC (the “CMCC Agreement”). Morphic Know-How may include Information developed under the Research Plan for a Research Target, even if AbbVie does not exercise the Option for such Research Target.

1.125.              “Morphic Patent” means any Patent Controlled by Morphic or any of its Affiliates as of the Execution Date or at any time during the Term that is necessary or useful for the Exploitation of a Research Product, a Licensed Compound or a Licensed Product, but excluding any Joint Patents.  The Morphic Patents include the Existing Patents but exclude (a) the Integrin Conformational Stabilization Patents and (b) any Patents licensed to Morphic or any of its Affiliates pursuant to the CMCC Agreement.

1.126.              “Morphic Platform IP” has the meaning set forth in Section 2.4.6(a).

1.127.              “Morphic Regulatory Documentation” has the meaning set forth in Section 10.2.1(g).

1.128.              “NDA” has the meaning set forth in the definition of “Drug Approval Application”.

1.129.              “Net Sales” means, [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Net Sales shall not include [***].  Net Sales shall include [***].  Net Sales shall not include [***].

Net Sales shall be calculated in accordance with the standard internal policies and procedures of AbbVie, its Affiliates, or its or their Sublicensees, which must be in accordance with the consolidated financial statements of AbbVie prepared in accordance with Accounting Standards. There shall be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate “Net Sales” hereunder.

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 7.9.

If a Licensed Product is a Combination Product, the Net Sales for such Combination Product in each country or jurisdiction shall be calculated as follows:

(i)                                                 [***].

1.130.              “Non-Breaching Party” has the meaning set forth in Section 12.2.1(a).

1.131.              “Notice Period” has the meaning set forth in Section 12.2.1(a).

1.132.              “Opt-In” means the withdrawal under Article 83(4) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01) of the Opt-Out of a Patent.

1.133.              “Option” has the meaning set forth in Section 3.1.1.

1.134.              “Option Bringdown Date” has the meaning set forth in Section 10.2.2.

1.135.              “Option Effective Date” means with respect to an Option, the date upon which AbbVie delivers to Morphic the Exercise Notice with respect to such Option in accordance with Section 3.1.2.

1.136.              “Option Period” means, for each Research Target, the time period commencing upon the Effective Date and terminating [***] after the Acceptance Date for the Data Package for such Research Target; it being understood and agreed that, notwithstanding anything to the contrary, all Option Periods shall expire no later than the fifth (5th) anniversary of the Effective Date (or such later date as may be agreed in writing by the Parties); provided that such five (5)-year period shall be extended by any period of time equal to the cumulative period of time during which Morphic is unable to perform its obligations hereunder due to a force majeure in accordance with Section 13.1.

1.137.              “Opt-Out” means the opt-out of a Patent from the exclusive competence of the Unified Patent Court under Article 83(3) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01).

1.138.              “Opt-Out Right” has the meaning set forth in Section 5.7.1(d).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.139.              “Other Morphic Agreements” means all license and other agreements of Morphic or its Affiliates regarding Information, inventions, materials or intellectual property that has been used by or on behalf of Morphic or its Affiliates in, or is otherwise necessary or useful for, identifying, generating or optimizing a Research Product or small molecule antagonist Directed to a ROFN Target or otherwise performing the Research Plan.

1.140.              “Overrun” has the meaning set forth in Section 7.8.3.

1.141.              “Party” and “Parties” have the meaning set forth in the preamble hereto.

1.142.              “Patent Challenge” has the meaning set forth in Section 12.2.5.

1.143.              “Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any pediatric exclusivity, supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection or registration patent of any of such foregoing patent applications and patents.

1.144.              “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.145.              “Personal Data” means any data that identifies or could identify a living person and does not include anonymized, key-coded data.

1.146.              “Phase II Clinical Trial” means a controlled human clinical trial of a Licensed Product, the principal purpose of which is to evaluate the effectiveness of such Licensed Product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such Licensed Product, as described in 21 C.F.R. § 312.21(b), as amended from time to time, or the corresponding foreign regulations.

1.147.              “Phase IIa Clinical Trial” means a Phase II Clinical Trial of a Licensed Product designed to assess dosing, safety and pharmacodynamic activity in at least one (1) target patient population.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.148.     “Phase IIb Clinical Trial” means a Phase II Clinical Trial designed to evaluate the safety and efficacy of a Licensed Product in a target patient population with dosing duration, clinical endpoints, and sample size appropriate to enable the design of Phase III Clinical Trials.

1.149.     “Phase III Clinical Trial” means a human clinical trial of a Licensed Product that is designed or intended to (a) establish that such Licensed Product is safe and efficacious for its intended use, (b) define warnings, precautions and adverse reactions that are associated with the such Licensed Product in the dosage range to be prescribed and (c) support Regulatory Approval for such Licensed Product in any of the United States, any Major European Market, Japan or China, as described in 21 C.F.R. § 312.21(c), as amended from time to time, or the corresponding foreign regulations.

1.150.     “Pre-Existing Entities” has the meaning set forth in Section 4.5.3.

1.151.     “Pre-GLP Activities” means, with respect to a particular Research Product, all Development activities (including the compilation of data resulting therefrom (including CMC Data)) performed in accordance with the Research Plan for such Research Product up to (but not including) GLP studies evaluating toxicology, non-clinical safety and in vitro and ex vivo genotoxicity.

1.152.     “Pre-Transaction Entities” has the meaning set forth in Section 13.3.2.

1.153.     “Processing” has the meaning given to such term in the Data Protection Laws, and “Process” and “Processed” shall be construed accordingly.

1.154.     “Product Information” has the meaning set forth in Section 9.1.1.

1.155.     “Product Trademark” has the meaning set forth in Section 8.8.1.

1.156.     “Prosecute” or “Prosecution” has the meaning set forth in Section 8.3.1.

1.157.     “Prosecution Party” means, with respect to a Patent, the Party with the then-current right under this Agreement to Prosecute such Patent.

1.158.     “Qualified CMO Agreement” has the meaning set forth in Section 2.3.2.

1.159.     “Receiving Party” has the meaning set forth in Section 9.1.1.

1.160.     “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including approvals of Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a Licensed Product in such country, including, where applicable, (a) commercially reasonable pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval; it being understood and agreed that if aggregate, cumulative Net Sales for a Licensed Product in the [***] exceed [***], then such

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Licensed Product shall be deemed to have achieved Regulatory Approval in the [***] for purposes of Section 7.2.2 and Section 1.178(b).

1.161.     “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Research Products, products Directed to a ROFN Target or Licensed Products, as applicable, in the Territory, including the FDA in the United States and the EMA in the European Union [***].

1.162.     “Regulatory Documentation” means: all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals) and (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; in either case ((a) and (b)) relating to a Research Product, product Directed to a ROFN Target or Licensed Product, as applicable.

1.163.     “Regulatory Exclusivity Period” means, with respect to each Licensed Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country which confers an exclusive Commercialization period during which AbbVie or its Affiliates or Sublicensees have the exclusive right to market and sell a Licensed Compound or Licensed Product in such country through a regulatory exclusivity right.

1.164.     “Research Plan” means the written plan that includes all discovery and pre-clinical research activities to be performed by each Party with respect to each Research Product through the completion of IND Enabling Activities and allocated responsibilities for such activities between the Parties; provided, that the Parties acknowledge and agree that as of the Execution Date, the Parties intend for Morphic to conduct all of the activities under the Research Plan, which plan may be amended or updated from time to time in accordance with the terms of this Agreement.  [***].

1.165.     “Research Product” means, with respect to a particular Research Target, a product comprising a small molecule antagonist Directed to such Research Target that is generated or Developed by or on behalf of Morphic, its Sublicensees or any of their respective Affiliates on or prior to the earlier of (a) the completion of the Research Plan and (b) the expiration of all Option Periods.

1.166.     “Research Target” means each of the following [***].

1.167.     “Research Target Program” means, with respect to a Research Target, all Development activities pursuant to the Research Plan with respect to such Research Target.

1.168.     “Reversion Product” means, with respect to a Terminated Territory, a Licensed Product, that is not a Combination Product, Directed to a Terminated Target in such

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Terminated Territory and is the subject of clinical Development or Commercialization by or on behalf of AbbVie, its Sublicensees or any of their respective Affiliates in the Territory on or prior to the effective date of termination of this Agreement.

1.169.     “ROFN” has the meaning set forth in Section 3.2.1.

1.170.     “ROFN Activities” means any Development activities performed by or on behalf of Morphic or any of its Affiliates with respect to any product Directed to a ROFN Target.

1.171.     “ROFN Bringdown Date” has the meaning set forth in Section 10.2.3.

1.172.     “ROFN Negotiation Period” has the meaning set forth in Section 3.2.3(a).

1.173.     “ROFN Notice” has the meaning set forth in Section 3.2.3(a).

1.174.     “ROFN Period” means, with respect to each ROFN Target, the time period commencing upon the Effective Date and terminating on the [***] day after the Acceptance Date with respect to the [***] for such ROFN Target.

1.175.     “ROFN Target” means each of the following integrins:  [***].

1.176.     “ROFN Terms” has the meaning set forth in Section 3.2.3(a).

1.177.     “Royalty Claim” means, with respect to a Licensed Product in a country, a Valid Claim of a Morphic Patent or Joint Patent in such country that claims (a) the composition of matter of such Licensed Product in such country or (b) the use of such Licensed Product in such country for all Indications for which a Drug Approval Application approval has been received for such Licensed Product in such country as shown in the “Indications and Usage” or comparable section of the approved labeling for such Licensed Product in such country.

1.178.     “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest to occur of:  (a) the expiration, invalidation or abandonment of the last-to-expire Royalty Claim with respect to such Licensed Product in such country but in the case of a Royalty Claim described in Section 1.177(b), only for so long as no Generic Product for such Licensed Product has launched in such country; (b) the [***] anniversary of the First Commercial Sale of such Licensed Product in such country, and (c) the expiration of the Regulatory Exclusivity Period in such country for such Licensed Product.

1.179.     “Safety Reason” has the meaning set forth in Section 12.2.2(a).

1.180.     “Second Request” has the meaning set forth in Section 12.2.4.

1.181.     “Senior Officer” means, with respect to Morphic, its [***] and with respect to AbbVie, its [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.182.     “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense (or further right of reference) by AbbVie or its Affiliate under the grants in Section 4.1, as provided in Section 4.2.

1.183.     “Sublicense Income” has the meaning set forth in Section 7.4(b)(2).

1.184.     “Tax Cost Benefit” has the meaning set forth in Section 7.10.3.

1.185.     “Technology Transfer Product” means (a) if AbbVie exercises the Option with respect to a Research Target, the Research Products that are generated or Developed by or on behalf of Morphic or its Affiliates under the Research Plan Directed to such Research Target and (b) if the Parties agree on ROFN Terms with respect to a ROFN Target and, if AbbVie determines that an HSR Filing is required with respect thereto, HSR Clearance is obtained with respect to such ROFN Target, the products Directed to such ROFN Target that are being Developed by or on behalf of Morphic or its Affiliates at such time.

1.186.     “Term” has the meaning set forth in Section 12.1.

1.187.     “Terminated Target” has the meaning set forth in Section 12.4.

1.188.     “Terminated Territory” has the meaning set forth in Section 12.4.

1.189.     “Termination Notice” has the meaning set forth in Section 12.2.1(a).

1.190.     “Territory” means, with respect to an Included Target, the entire world, excluding any Terminated Territory with respect to such Included Target.

1.191.     “Third Country” means a country outside of the European Economic Area (EEA) or a country not deemed to provide an adequate level of protection for Personal Data by the European Commission.

1.192.     “Third Party” means any Person other than Morphic, AbbVie and their respective Affiliates.

1.193.     “Third Party Claims” has the meaning set forth in Section 11.1.

1.194.     “Third Party Infringement Claim” has the meaning set forth in Section 8.6.1.

1.195.     “Third Party Offer” has the meaning set forth in Section 3.2.2(a).

1.196.     “Third Party Payments” has the meaning set forth in Section 7.5.

1.197.     “Third Party Right” has the meaning set forth in Section 8.7.

1.198.     “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name,

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sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.199.     “Transaction Party” has the meaning set forth in Section 4.5.3.

1.200.     “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.201.     “Updated Disclosure Schedules” means any of the Updated Research Product Disclosure Schedules or the Updated ROFN Disclosure Schedules.

1.202.     “Updated Research Product Disclosure Schedules” has the meaning set forth in Section 10.2.4(a).

1.203.     “Updated ROFN Disclosure Schedules” has the meaning set forth in Section 10.2.4(b).

1.204.     “Valid Claim” means, (i) with respect to a claim of any issued and unexpired Patent, that the validity, enforceability or patentability of such claim has not been affected by (a) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeals or (ii) a pending patent application that has been filed and prosecuted in good faith and no more [***] years have elapsed since the filing of the earliest priority application for such patent application.  For clarity, a claim which issues later from such pending patent application above shall be considered a Valid Claim as defined in this Section as of the date of issuance.

1.205.     “Voting Stock” has the meaning set forth in the definition of “Change of Control.”

1.206.     “Withholding Party” has the meaning set forth in Section 7.10.1.

1.207.     “Working Group” has the meaning set forth in Section 6.3.

ARTICLE 2
RESEARCH AND DEVELOPMENT PROGRAMS

2.1.         Research Target Programs.

2.1.1.      Principal Objectives.  The principle objective of the activities under the Research Plan is for Morphic to generate and Develop Research Products Directed to each Research Target, including performing IND Enabling Activities for at least [***] Research

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Product Directed to each such Research Target that meets the Advancement Criteria for an Indication other than a Liver Fibrosis Indication and generating at least [***] Backup Research Product Directed to each such Research Target.  In accordance with ARTICLE 6, the JGC shall determine the direction of the Development with respect to Research Products Directed against each Research Target.

2.1.2.      Diligence.  With respect to each Research Target, Morphic shall use Commercially Reasonable Efforts to achieve the objectives of the Research Plan for such Research Target as soon as reasonably practicable.  Without limiting the generality of the forgoing, (a) each Party shall perform the Development activities set forth in the Research Plan in accordance with the terms thereof and (b) with respect to each Research Target, Morphic shall use Commercially Reasonable Efforts to (i) generate and Develop at least [***] Research Product Directed to such Research Target that meet the Advancement Criteria for an Indication other than a Liver Fibrosis Indication, (ii) perform IND Enabling Activities for at least [***] Research Product Directed to such Research Target for an Indication other than a Liver Fibrosis Indication, (iii) generate at least one (1) Backup Research Product Directed to such Research Target, (iv) perform Pre-GLP Activities with respect to at least [***] Backup Research Product Directed to such Research Target ((i) — (iv), the “Key Development Activities”) and (v) prepare and deliver to AbbVie the Data Package with respect to such Research Target, in each case ((i) — (v)), prior to the expiration of the Option Period.  Each Party shall conduct its activities under the Research Plan in accordance with this ARTICLE 2 and the other terms and conditions of this Agreement.

2.2.         Review of Plans.  The JGC shall review the Research Plan at least once each Calendar Quarter for the purpose of considering appropriate amendments thereto, and either Party, through its representatives on the JGC, may propose amendments to the Research Plan at any time.  No amendment to the Research Plan shall be effective unless and until approved by the JGC (including Section 6.2.3, if applicable).

2.3.         Manufacturing.

2.3.1.      Morphic shall be responsible for the Manufacture and supply of (a) all pre-clinical requirements of Research Products and all components of the foregoing necessary to perform its obligations under the Research Plan in accordance with the terms hereof and (b) all pre-clinical and clinical requirements of products Directed to ROFN Targets for the ROFN Activities.

2.3.2.      Without limiting the foregoing, with respect to each Research Product, Morphic shall consult AbbVie, through the JGC, prior to entering into any agreement(s) with Third Party manufacturer(s) to supply the quantities of each Research Product or any components thereof set forth or otherwise for use in the Research Plan, and the JGC shall discuss the material terms of each such agreement.  Upon Morphic’s request, AbbVie shall provide reasonable assistance to Morphic with respect to the negotiation of any such agreement.  Each such agreement shall constitute a “Qualified CMO Agreement” if either (1) AbbVie consents to the material terms of such agreement; provided, that (x) AbbVie shall consider any such

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proposed terms in good faith and (y) AbbVie shall not unreasonably withhold, condition or delay such consent, or (2) Morphic ensures that such agreement provides that:

(a)           Morphic may freely assign such agreement to AbbVie upon AbbVie’s exercise of the applicable Option without further consideration;

(b)           (i) Morphic may terminate such agreement for any reason in its sole discretion upon no more than [***] prior written notice, (ii) such agreement may otherwise be terminated with no more than [***] prior written notice or (iii) Morphic may freely source supply of such Research Product and the components thereof from other suppliers in its sole discretion; and

(c)           In accordance with Section 5.3.1, upon request by Morphic, such Third Party manufacturer shall provide Morphic or its designee, either directly or through Morphic, with all reasonable assistance required in order to transfer to Morphic or such designee any Manufacturing Process or related technology used in the Manufacture of such Research Product, including all materials, data, methods, processes, documentation and other Information related thereto.

2.3.3.      AbbVie hereby covenants and agrees that, on a Research Product-by-Research Product basis, it shall assume each Qualified CMO Agreement upon exercise of its Option for the applicable Research Product; provided that, AbbVie shall not be responsible for any payments or obligations arising, or any Losses with respect to activities occurring, prior to the date of, or as a result of or in connection with, such assumption except that AbbVie shall reimburse in full Morphic within [***] following assumption of each such Qualified CMO Agreement for all reasonable and verifiable costs incurred with respect to the Manufacturing of the Research Product intended for use for clinical activity in a clinical trial that is subsequent to the healthy volunteer Phase I Clinical Trial to the extent (a) AbbVie agrees in advance of such assumption to reimburse such costs in the event it exercises the applicable Option, such agreement not to be unreasonably withheld, conditioned or delayed or (b) such Research Product is actually used by or on behalf of AbbVie in the performance of such clinical activity.

2.4.         Performance of Development Activities.

2.4.1.      General.  Morphic shall perform all of its Development activities hereunder, including any ROFN Activities, in good scientific manner and in compliance with all Applicable Law.  In addition, with respect to each Research Target Program, Morphic shall perform the Development activities with respect thereto under the direction and supervision of the JGC and in accordance with the Research Plan and allocate sufficient time, effort, equipment, and skilled personnel to complete such Development activities in accordance with the Research Plan.

2.4.2.      Subcontracting.  Each Party shall have the right to subcontract its Development and Manufacturing activities under the Research Plan to a Third Party to the extent expressly provided for in the Research Plan or with the approval of the JGC and Morphic shall have the right to subcontract any ROFN Activities; provided, that (a) the subcontracting Party

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shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and (b) any agreement pursuant to which the subcontracting Party engages a subcontractor must (i) be consistent with this Agreement and (ii) contain terms obligating such subcontractor to (A) comply with confidentiality provisions that are at least as restrictive as those set forth in ARTICLE 9, (B) provide the other Party with substantially the same rights with respect to any Information, Patents or other intellectual property arising from performance of the subcontracted activities as the other Party would have under this Agreement if such Information, Patents and other intellectual property had arisen from the performance of such activities by the subcontracting Party and (C) permit the other Party the right of audit and inspection substantially similar to those provided to the other Party under this Agreement.  No such permitted subcontracting shall relieve the subcontracting Party of any obligation hereunder and any act or omission of its subcontractors shall constitute the act or omission of the subcontracting Party for all purposes hereunder.

2.4.3.      Key Personnel.  From time to time, AbbVie and Morphic shall meet to identify the scientific and technical personnel of Morphic or its Affiliates considered by both AbbVie and Morphic to be critical for Morphic’s conduct of the Development activities under the Research Plan (the “Key Personnel”). To the extent consistent with Applicable Law, Morphic shall use commercially reasonable efforts to keep available the services of the Key Personnel for the duration of each Research Target Program.  Without limiting the generality of the foregoing, Morphic shall not materially reduce the commitment of any Key Personnel to any Research Target Program without the prior written consent of AbbVie, such consent not to be unreasonably conditioned, withheld or delayed.  If any Key Personnel are no longer employed by Morphic or are otherwise incapable of performing their obligations under this Agreement due to a disability for a period of not less than [***] days, the Parties shall meet and discuss in good faith how best to proceed.  Notwithstanding the foregoing, Morphic shall continue to be responsible for performing its Development activities hereunder, and any consent by AbbVie pursuant to this Section 2.4.3 shall not be deemed to be a waiver of any failure of Morphic to conduct such Development activities under this Agreement.

2.4.4.      Development Records.  Morphic shall, and shall cause its Affiliates and subcontractors to, maintain, in good scientific manner, complete and accurate books and records pertaining to its Development activities hereunder, including activities under the Research Plan and any ROFN Activities, in sufficient detail to verify compliance with its obligations under this Agreement and which books and records shall (a) be appropriate for patent and regulatory purposes, (b) be kept and maintained in compliance with Applicable Law, (c) properly reflect all work done and results achieved in the performance of its activities hereunder and (d) not include or be commingled with records of activities outside the scope of this Agreement.  Morphic shall, or shall cause its Affiliates or subcontractors, as applicable, to retain such books and records for at least [***] after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.  AbbVie shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records maintained pursuant to this Section 2.4.4; provided, that AbbVie shall maintain any

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Confidential Information of Morphic in such records in confidence in accordance with ARTICLE 9.

2.4.5.      IND Preparation.  With respect to each ROFN Target, unless and until AbbVie exercises a ROFN for such ROFN Target, Morphic shall have the sole right to prepare, obtain and maintain INDs for products Directed to such ROFN Target and to conduct communications with the applicable Regulatory Authorities with respect to such INDs.

2.4.6.      Third Party IP.  If Morphic at any time reasonably believes that a license or other rights with respect to any Information, invention or material (including any Patent or other intellectual property right with respect thereto) could be necessary or useful for the conduct of the Research Plan or to Develop, Manufacture or Commercialize one (1) or more Research Products, then, subject to Section 10.3.1:

(a)           with respect to any license or other agreement with respect to any Information, invention or material (including any Patent or other intellectual property right with respect thereto) that relates to technology used by or on behalf of Morphic or any of its Affiliates to identify, characterize, or stabilize a Research Target or model, generate, design or optimize any Research Product Directed thereto or that is otherwise necessary or useful for the conduct of the Research Plan (except for (i) Third Party screening libraries that may be required to generate a Lead Research Product Directed to [***] or any Backup Research Product and (ii) Third Party Patents claiming [***] or any three dimensional structures thereof) (“Morphic Platform IP”), Morphic shall be entitled to enter into such license or other agreement without AbbVie’s consent; provided that AbbVie shall not be responsible for any payment thereunder, including any reach through obligation; and

(b)           with respect to any license or other agreement with respect to any Information, invention or material (including any Patent or other intellectual property right with respect thereto) (other than Morphic Platform IP) that is necessary or useful for the conduct of the Research Plan or to Develop, Manufacture or Commercialize one (1) or more Research Products (including, for the avoidance of doubt, any (i) Third Party screening libraries that may be required to generate a Lead Research Product Directed to [***] or any Backup Research Product and (ii) Third Party Patents claiming [***] or any three dimensional structures thereof), Morphic shall not, and shall cause its Affiliates not to, enter into such license or other agreement without AbbVie’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to licenses or other agreements entered into with respect to a Research Target (or Research Products Directed thereto) prior to AbbVie’s exercise of the Option for such Research Target (and which consent, for clarity, may be withheld by AbbVie in its sole discretion after AbbVie’s exercise of the Option for such Research Target). Upon AbbVie’s request, Morphic shall promptly provide to AbbVie any information related to such Information, invention or material (including any Patent or other intellectual property right with respect thereto) and the applicable Research Target and any affected Research Products.  If AbbVie consents to any such license or other agreement, then, following AbbVie’s exercise of its Option with respect to a Research Target, subject to Section 7.5, Section 7.14 and Section 11.2, AbbVie shall be responsible for any payment thereunder arising after such Option exercise to the extent reasonably allocable to AbbVie’s or its Affiliates’ Exploitation of a Licensed

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Product Directed to such Research Target in accordance with the terms to which AbbVie consented in accordance with this Section 2.4.6(b).

2.5.         Information and Reports.

2.5.1.      Development Reports.  Within [***] following the end of each Calendar Quarter, Morphic shall provide to the JGC and AbbVie (a) a detailed written report regarding Morphic’s (and its Affiliates’, if applicable) Development activities under the Research Plan that shall contain sufficient detail to enable the JGC to assess Morphic’s compliance with the Research Plan and (b) access to or copies of written reports of Development activities under the Research Plan as may be prepared by or on behalf of Morphic or any of its Affiliates.

2.5.2.      Additional Information Exchange.  In addition to the reports provided pursuant to Section 2.5.1, Morphic promptly shall provide to AbbVie any Information Controlled by Morphic or any of its Affiliates (including all research, analyses and other Information, copies of all correspondence to and from any Regulatory Authority, and copies of any Regulatory Documentation) related to the Research Targets or Research Products that may be requested by AbbVie from time to time and that has not already been provided to AbbVie hereunder.

2.5.3.      ROFN Meetings.  Upon AbbVie’s request during the ROFN Period with respect to a ROFN Target, the Parties shall meet and discuss the progress and results of Development of compounds Directed to such ROFN Target, and Morphic shall provide AbbVie any Information with respect to such ROFN Target reasonably requested by AbbVie in connection therewith.

2.6.         Data Packages.

2.6.1.      With respect to each Research Target, within [***] after the completion of the Development activities set forth in the Research Plan for such Research Target (or, if earlier, [***] prior to the end of the Option Period), Morphic shall deliver to AbbVie the Data Package for such Research Target and shall provide AbbVie with electronic access to all data generated in connection with the Development activities under the Research Plan with respect to such Research Target.

2.6.2.      With respect to each Data Package for each Research Target, AbbVie shall have [***] after the date Morphic provides such Data Package in which to review such Data Package, and, if AbbVie believes in good faith that any of the data or information required to be included in such Data Package is missing, then AbbVie shall have the right to request in writing that Morphic update such Data Package to include any such missing information that is in the possession or control of Morphic or any of its Affiliates (without performing additional research) and deliver a revised Data Package within [***] after the receipt of such request from AbbVie.

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2.6.3.                  With respect to each Research Target, in addition to the Data Package for such Research Target, during the Option Period for such Research Target, Morphic promptly shall provide to AbbVie (a) any additional Information related to the Research Products Directed to such Research Target that is in the possession or control of Morphic or any of its Affiliates and (b) quantities of such Research Products Directed to such Research Targets, in each case ((a) and (b)), as reasonably requested by AbbVie and that are necessary or reasonably useful for AbbVie to evaluate the Data Package for such Research Target or in order to make an informed decision regarding whether to exercise its Option for such Research Target.  If AbbVie requests any such Information at least [***] before the expiry of the Option Period for such Research Target and Morphic does not provide AbbVie such Information within [***] after such request, then such Option Period shall be extended by a period equal to the delay in Morphic providing such Information to AbbVie.

2.6.4.                  For purposes of Section 2.6.3, “additional Information” shall be Information then in existence, the provision of which shall not require the conduct by Morphic or any of its Affiliates of any additional Development activities or any additional analyses other than additional analyses that AbbVie is unable to conduct and that Morphic can reasonably conduct within [***] after AbbVie’s request with respect thereto.

2.7.                            Expenses.  Morphic shall be responsible for and shall bear all costs and expenses necessary to perform its obligations under this ARTICLE 2.

ARTICLE 3
EXCLUSIVE OPTIONS

3.1.                            Options.

3.1.1.                  Option Grant.  Subject to the terms and conditions of this Article 3, with respect to each Research Target, Morphic hereby grants to AbbVie a fully paid-up, irrevocable and exclusive option to obtain an exclusive right and license (even as to Morphic and its Affiliates) to Exploit each Licensed Compound Directed to such Research Target and the corresponding Licensed Products with respect thereto under Section 4.1.1(b) (each, an “Option”).

3.1.2.                  Option Exercise.  AbbVie shall have the right to exercise each Option at any time during the applicable Option Period by giving Morphic written notice of exercise specifying the applicable Research Target (the “Exercise Notice”).  Subject to the following sentence, with respect to each Option for which AbbVie delivers Morphic an Exercise Notice, AbbVie shall pay to Morphic a one-time payment of Twenty Million Dollars ($20,000,000) within [***] after the Option Effective Date for such Option.  If, [***] prior to the fifth (5th) anniversary of the Effective Date (such five (5)- year period to be extended in accordance with the definition of “Option Period”), Morphic has not completed the Key Development Activities with respect to each Research Target, then (a) Morphic shall notify AbbVie in writing of such circumstances on such date and (b) AbbVie shall have the right to exercise its Option within [***] after the later of (i) the end of the Option Period and (ii) the

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Acceptance Date for the Data Package with respect to each such Research Target, without the obligation to make any payment to Morphic with respect thereto under this Section 3.1.2.

3.1.3.                  Licensed Compound and Licensed Product Responsibility.  With respect to each Option for which AbbVie delivers Morphic an Exercise Notice, from and after the Option Effective Date for such Option, AbbVie shall have the sole right to Exploit the Licensed Compounds Directed to the applicable Research Target and the corresponding Licensed Products; provided, that if as of the Option Effective Date for an Option, Morphic has not completed all Key Development Activities with respect to the applicable Research Target, or the Acceptance Date has not occurred with respect to the applicable Data Package, Morphic shall continue to perform such obligations unless and until AbbVie requests in writing that Morphic cease performing any such activities under the Research Plan for such Research Target.

3.1.4.                  Additional Morphic Obligations.  With respect to each Option for which AbbVie delivers to Morphic an Exercise Notice, and without additional consideration to Morphic:

(a)                                 subject to Section 2.3.3, upon AbbVie’s request, Morphic shall, and hereby does (and, in the case of agreements to which an Affiliate or (sub)licensee is a party, shall cause such Affiliate or (sub)licensee to), assign to AbbVie, and AbbVie shall and hereby does assume, any agreements relating to the Development or Manufacture of the Licensed Compounds Directed to the applicable Research Target and the corresponding Licensed Products to which Morphic or any of its Affiliates or any (sub)licensees is a party (including each Qualified CMO Agreement and any agreement with any Third Party manufacturer with respect to any applicable Licensed Product); provided, that, to the extent that the assignment by Morphic (or its Affiliate or (sub)licensee, as applicable) of any agreement pursuant to this Section 3.1.4(a) requires any notice to, or consent of, the relevant Third Party counterparty to such agreement, or requires the separation of such agreement into an agreement that is retained by Morphic (or its Affiliate or (sub)licensee, as applicable) and an agreement that is assignable to (or entered into by) AbbVie, as applicable, (i) Morphic shall (or shall cause its Affiliate or (sub)licensee, as applicable, to) give such notice and (ii) the Parties shall reasonably cooperate to (A) obtain such consent or (B) at the request and with the reasonable assistance of AbbVie, negotiate such separation, in each case ((i) and (ii)), as soon as practicable; provided, that, with respect to any agreement to be assigned by Morphic (or its Affiliate or (sub)licensee, as applicable) pursuant to this Section 3.1.4(a), neither Morphic nor any of its Affiliates shall be required to make any payments or agree to any material undertakings in connection therewith.  Until such notice is given, such consent is obtained or such separation is executed, the Parties will reasonably cooperate to provide to AbbVie the benefits under such agreement to the extent applicable to the rights to be assigned to AbbVie.

(b)                                 Morphic shall transfer to AbbVie (i) copies of all data, reports, records, materials and other information arising out of the activities under the Research Plan for the applicable Research Target or any Manufacturing activities with respect thereto, including all non-clinical data relating to the Licensed Compounds Directed to the applicable Research Target and the corresponding Licensed Products and (ii) the file wrappers and other

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documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Included Target Patents with respect to the applicable Research Target.

(c)                                  Morphic and AbbVie shall duly execute the quality agreement negotiated by the Parties for Licensed Compounds Directed to the applicable Research Target pursuant to the Research Plan.

(d)                                 subject to Section 2.3.3, Morphic shall transfer to AbbVie all of its inventory of the Licensed Compounds Directed to the applicable Research Target and the corresponding Licensed Products produced in accordance with the Research Plan and Morphic shall deliver such inventory to AbbVie FCA basis (as defined in Incoterms 2010) at a location designated by AbbVie.  Morphic represents and warrants that at the time of delivery with respect to any such inventory delivered or released by Morphic to AbbVie, and will provide to AbbVie, at the time of delivery, copies of all applicable Third Party supplier certifications with respect to any such inventory delivered or released by any Third Party supplier to AbbVie, that each such Licensed Compound or Licensed Product, as applicable, (i) will have been Manufactured in accordance with Applicable Law, including current good manufacturing practices, (ii) will not be adulterated or misbranded under the FFDCA and may be introduced into interstate commerce pursuant to the FFDCA, (iii) will comply with the applicable specifications with respect thereto, and (iv) will comply with the applicable quality agreement as provided in Section 3.1.4(c).

(e)                                  Morphic shall, and hereby does, assign to AbbVie all of its right, title, and interest in and to all Regulatory Documentation relating to the Licensed Compounds Directed to the applicable Research Target and the corresponding Licensed Products to which such Option applies, and Morphic shall deliver such Regulatory Documentation to AbbVie within [***] after the Option Effective Date for such Option.

(f)                                   without limiting Section 3.1.4(b)(ii), Morphic shall assist and cooperate with AbbVie, as AbbVie may reasonably request in the transition of prosecution, maintenance, enforcement and defense of the Included Target Patents with respect to the applicable Research Target from Morphic to AbbVie.

(g)                                  Morphic shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under or as AbbVie may reasonably request in connection with or to carry out more effectively the purpose of or to better assure and confirm unto AbbVie its rights to Exploit the Licensed Compounds Directed to the applicable Research Target and the corresponding Licensed Products in accordance with this Agreement.

Notwithstanding anything to the contrary, Morphic shall have no obligation to transfer methods of stabilizing specific integrin conformations with molecular fragments for identifying potential compound hits with respect to a Research Target or ROFN Target or any Included Target.

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3.1.5.                  Non-Exercise of Option.  With respect to each Research Target, if AbbVie does not provide Morphic an Exercise Notice on or before the expiration of the applicable Option Period for such Research Target (or as otherwise provided in Section 3.1.2) or notifies Morphic in writing prior to the expiration of such Option Period that AbbVie will not be exercising its Option for such Research Target, then the Option with respect to such Research Target shall terminate immediately and Morphic shall have the right to Exploit products Directed to such Research Target (including granting rights with respect thereto to Third Parties) without any further obligation to AbbVie under this Section 3.1.

3.2.                            Right of First Negotiation for ROFN Targets.

3.2.1.                  Grant of ROFN.  With respect to each ROFN Target, Morphic hereby grants to AbbVie a fully-paid up, irrevocable and exclusive one-time (except as provided in Section 3.2.3(b)) right of first negotiation regarding an amendment to this Agreement to provide for the amount of the upfront license fee, milestones and royalties payable with respect to the Licensed Compounds Directed to such ROFN Target and corresponding Licensed Products or other consideration as may be mutually agreed by the Parties (a “ROFN”).

3.2.2.                  ROFN Target [***].

(a)                                 With respect to each ROFN Target, Morphic shall deliver to AbbVie the [***] with respect to such ROFN Target and shall provide AbbVie with electronic access to all data generated in connection with the Development activities relating to such ROFN Target within [***] after the earlier of (i) AbbVie providing Morphic with a written request for [***] with respect to such ROFN Target and (ii) Morphic’s delivery to AbbVie of the Clinical Study Report for a healthy volunteer Phase I Clinical Trial for a product Directed to such ROFN Target.  Notwithstanding the foregoing, if at any time during the ROFN Period for a ROFN Target, Morphic receives an unsolicited offer from a Third Party to acquire (whether by license, option, acquisition or otherwise) commercialization rights to such ROFN Target and corresponding products and Morphic wishes to pursue negotiations with such Third Party (such offer, a “Third Party Offer”), then Morphic shall within [***] of such notice to AbbVie deliver to AbbVie the Data Package with respect to such ROFN Target and provide AbbVie with electronic access to all data generated in connection with the Development activities relating to such ROFN Target; provided that, subject to the restrictions on Confidential Information set forth in ARTICLE 9, informational presentations with respect to ROFN Targets and products directed thereto (x) in connection with scientific publications or conferences, investor meetings (whether actual or potential) and the like or (y) to individual companies to solicit scientific input on a program or discuss Morphic and its programs generally, in each case ((x) and (y)), shall not be considered acts of solicitation.

(b)                                 With respect to each [***] for a ROFN Target, AbbVie shall have [***] after the date Morphic provides [***] in which to review [***], and, if AbbVie believes in good faith that any of the data or information required to be included in [***] is missing, then AbbVie shall have the right to request in writing that Morphic update [***] to include any such missing information that is in the possession or control of Morphic or any of its

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Affiliates (without performing additional research) and deliver [***] within [***] after the receipt of such request from AbbVie.

(c)                                  In addition to [***] for each ROFN Target, Morphic shall promptly (but in no event later than [***] following AbbVie’s reasonable request) provide to AbbVie (i) any additional Information related to the products Directed to such ROFN Target that is in the possession or control of Morphic or any of its Affiliates and (ii) quantities of such products Directed to such ROFN Targets, in each case ((i) and (ii)), as reasonably requested by AbbVie and that are necessary or reasonably useful for AbbVie to evaluate [***] for such ROFN Target or in order to make an informed decision regarding whether to exercise its ROFN for such ROFN Target.

(d)                                 For purposes of Section 3.2.2(c), “additional Information” shall be Information then in existence, the provision of which shall not require the conduct by Morphic or any of its Affiliates of any additional Development activities or any additional analyses other than additional analyses that AbbVie is unable to conduct and that Morphic can reasonably conduct within [***] after AbbVie’s request with respect thereto.

3.2.3.                  ROFN Exercise.

(a)                                 With respect to each ROFN Target, subject to clause (b), AbbVie shall have the right to exercise the ROFN with respect to such ROFN Target at any time during the ROFN Period for such ROFN Target by giving Morphic written notice of such exercise (“ROFN Notice”).  If AbbVie provides a ROFN Notice for a ROFN Target before the end of the ROFN Period for such ROFN Target, then the Parties shall negotiate in good faith an amendment to this Agreement to provide for the amount of the upfront license fee, milestones and royalties payable with respect to the Licensed Compounds Directed to such ROFN Target and corresponding Licensed Products or other consideration as may be mutually agreed by the Parties (the “ROFN Terms”) for a period of [***] (the “ROFN Negotiation Period”).

(b)                                 In the case of a Third Party Offer, if AbbVie and Morphic are unable to agree on ROFN Terms for the ROFN Target within the applicable ROFN Negotiation Period, then Morphic would be free to accept any offer from, and enter into any agreement with, the Third Party that made the Third Party Offer for such ROFN Target and corresponding products; provided that if Morphic has not entered into a definitive agreement with such Third Party on or prior to the time a Clinical Study Report for a healthy volunteer Phase I Clinical Trial for the applicable ROFN Target is available, then, unless prohibited by a written agreement with the applicable Third Party, Morphic shall provide AbbVie with an [***], and AbbVie shall have an additional [***] period after the delivery of [***] in which it can exercise the ROFN with respect to such ROFN Target by delivering a ROFN Notice to Morphic.  If AbbVie provides a ROFN Notice for such ROFN Target prior to the end of such additional [***] period, then the Parties shall negotiate in good faith and on an exclusive basis an amendment to this Agreement to provide for ROFN Terms with respect to the Licensed Compounds Directed to the applicable ROFN Target and corresponding Licensed Products for a period of [***] after the delivery of the [***] in accordance with this Section 3.2.3(b) (and the ROFN Negotiation Period shall continue until the end of such [***] period); provided that, to the

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extent Morphic is still engaged in negotiations with such Third Party regarding the Third Party Offer, Morphic shall be free to negotiate and enter into an agreement with respect to such Third Party Offer with such Third Party at any time prior to the end of such [***] period.

3.2.4.                  ROFN Outcome.

(a)                                 If the Parties agree in writing in their respective sole discretion on the ROFN Terms for a ROFN Target, then (i) if AbbVie determines that an HSR Filing is required with respect thereto, the Parties shall comply with the HSR Filing obligations set forth in Section 13.15.1, (ii) upon the Inclusion Date for such ROFN Target, this Agreement shall be deemed to automatically incorporate such ROFN Terms and (iii) from and after such Inclusion Date, AbbVie shall have the sole right to conduct, or have conducted, Development and Commercialization activities relating to the Licensed Compounds Directed to such ROFN Target and the corresponding Licensed Products.  Notwithstanding anything to the contrary contained in this Section 3.2, if (x) AbbVie does not provide Morphic a ROFN Notice for a ROFN Target on or before the expiration of the ROFN Period for such ROFN Target or (y) the Parties do not agree on the ROFN Terms for a ROFN Target within the ROFN Negotiation Period for such ROFN Target, then (in either case (x) or (y)), Morphic shall have the right to Exploit products Directed to such ROFN Target (including granting rights with respect thereto to Third Parties) without any further obligation to AbbVie (except as provided in Section 3.2.3(b)).

(b)                                 If AbbVie determines that an HSR Filing is required with respect to the ROFN Terms agreed by the Parties for a ROFN Target, AbbVie’s rights to such ROFN Target under this Agreement shall terminate (i) upon notice given by AbbVie to Morphic if AbbVie receives a Second Request with respect to the HSR Filing with respect to such ROFN Terms and such ROFN Target and AbbVie delivers notice of termination within [***] after receipt of such Second Request, or (ii) upon notice given by one Party to the other Party if HSR Clearance with respect to such ROFN Terms and such ROFN Target has not been obtained within [***] after the date on which such HSR Filing is made and such Party delivers notice of termination within [***] period; provided, however, that if as of the end of such one [***] AbbVie is pursuing HSR Clearance with respect to such ROFN Terms and such ROFN Target (whether by responding to a Second Request or through litigation or any other proceeding, whether judicial or administrative in nature (including an HSR Proceeding)) and AbbVie has provided written notice thereof to Morphic during such [***] period, then Morphic shall not then have the right to terminate such ROFN rights pursuant to this clause (ii) but may terminate such ROFN rights upon written notice to AbbVie if such HSR Clearance has not been obtained within [***] after the date on which such HSR Filing is made; provided, that Morphic gives AbbVie written notice thereof within [***].

3.2.5.                  Additional Morphic Obligations.  With respect to each ROFN Target for which the Parties agree on the ROFN Terms with respect thereto and, if AbbVie determines an HSR Filing is required with respect thereto, HSR Clearance is obtained with respect to such ROFN Target, without additional consideration to Morphic:

(a)                                 Upon AbbVie’s request, Morphic shall, and hereby does (and, in the case of agreements to which an Affiliate or (sub)licensee is a party, shall cause such

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Affiliate or (sub)licensee to), assign to AbbVie, and AbbVie shall and hereby does assume, any agreements relating to the Development or Manufacture of the Licensed Compounds Directed to the applicable ROFN Target and the corresponding Licensed Products to which Morphic or any of its Affiliates or any (sub)licensees is a party (including any agreement with any Third Party manufacturer with respect to any applicable Licensed Product); provided, that, to the extent that the assignment by Morphic (or its Affiliate or (sub)licensee, as applicable) of any agreement pursuant to this Section 3.2.5 requires any notice to, or consent of, the relevant Third Party counterparty to such agreement, or requires the separation of such agreement into an agreement that is retained by Morphic (or its Affiliate or (sub)licensee, as applicable) and an agreement that is assignable to (or entered into by) AbbVie, as applicable, (i) Morphic (or shall cause its Affiliate or (sub)licensee, as applicable, to) shall give such notice and (ii) the Parties shall reasonably cooperate to (A) obtain such consent or (B) at the request and with the reasonable assistance of AbbVie, negotiate such separation, in each case ((i) and (ii)), as soon as practicable; provided, that, with respect to any agreement to be assigned by Morphic (or its Affiliate or (sub)licensee, as applicable) pursuant to this Section 3.2.5, neither Morphic nor any of its Affiliates shall be required to make any payments in connection therewith, and Morphic shall provide reasonable assistance in connection therewith (provided that AbbVie shall refund Morphic for its reasonable and verifiable out-of-pocket costs incurred with respect to such assistance).  Until such notice is given, such consent is obtained or such separation is executed, the Parties will reasonably cooperate to provide to AbbVie the benefits under such agreement to the extent applicable to the rights to be assigned to AbbVie.

(b)                                 Morphic shall transfer to AbbVie (i) copies of all data, reports, records, materials and other information arising out of the activities relating to the applicable ROFN Target or any Manufacturing activities with respect thereto, including all non-clinical data relating to the Licensed Compounds Directed to the applicable ROFN Target and the corresponding Licensed Products and (ii) the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Included Target Patents with respect to the applicable ROFN Target.

(c)                                  Morphic and AbbVie shall duly execute the quality agreement negotiated by the Parties for Licensed Compounds Directed to the applicable ROFN Target.

(d)                                 Subject to Section 2.3.3, Morphic shall transfer to AbbVie all of its inventory of the Licensed Compounds Directed to the applicable ROFN Target and the corresponding Licensed Products and Morphic shall deliver such inventory to AbbVie FCA basis (as defined in Incoterms 2010) at a location designated by AbbVie.  Morphic represents and warrants that at the time of delivery with respect to any such inventory delivered or released by Morphic to AbbVie, and will provide to AbbVie, at the time of delivery, copies of all applicable Third Party supplier certifications with respect to any such inventory delivered or released by any Third Party supplier to AbbVie, that each such Licensed Compound or Licensed Product, as applicable, (i) will have been Manufactured in accordance with Applicable Law, including current good manufacturing practices, (ii) will not be adulterated or misbranded under the FFDCA and may be introduced into interstate commerce pursuant to the FFDCA, (iii) will

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comply with the applicable specifications with respect thereto, and (iv) will comply with the applicable quality agreement as provided in Section 3.2.5(c).

(e)                                  Morphic shall, and hereby does, assign to AbbVie all of its right, title, and interest in and to all Regulatory Documentation (including all Regulatory Approvals) relating to the Licensed Compounds Directed to the applicable ROFN Target and the corresponding Licensed Products to which such ROFN applies, and Morphic shall deliver such Regulatory Documentation to AbbVie within [***] after the Inclusion Date for such ROFN Target.

(f)                                   Without limiting Section 3.2.5(b)(ii) but subject to ARTICLE 8, Morphic shall assist and cooperate with AbbVie, as AbbVie may reasonably request in the transition of prosecution, maintenance, enforcement and defense of the Morphic Patents with respect to the applicable ROFN Target from Morphic to AbbVie.

(g)                                  Morphic shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under or as AbbVie may reasonably request in connection with or to carry out more effectively the purpose of or to better assure and confirm unto AbbVie its rights to Exploit the Licensed Compounds Directed to the applicable ROFN Target and the corresponding Licensed Products in accordance with this Agreement.

ARTICLE 4
GRANT OF RIGHTS; EXCLUSIVITY

4.1.                            Grants to AbbVie and Morphic.

4.1.1.                  Subject to Section 4.2, Section 4.3 and Section 13.3.2, Morphic (on behalf of itself and its Affiliates) hereby grants to AbbVie and its Affiliates:

(a)                                 during the Option Period, a co-exclusive (with Morphic and its Affiliates), royalty-free license (or sublicense) under the Morphic IP and Morphic’s interests in the Joint IP, if any, to perform AbbVie’s activities under the Research Plan; and

(b)                                 with respect to each Included Target, effective upon the Inclusion Date for such Included Target, an exclusive (even as to Morphic and its Affiliates) (a) royalty-bearing (in accordance with Section 7.3) license (or sublicense), with the right to grant sublicenses in accordance with Section 4.2, under the Morphic IP and Morphic’s interests in the Joint IP, if any, and (b) an exclusive right of reference, with the right to grant further rights of reference in accordance with Section 4.2, to any Regulatory Approval Controlled by Morphic or any of its Affiliates that is referenced in (but not included in) any Regulatory Documentation transferred to AbbVie under this Agreement or otherwise necessary or reasonably useful to Exploit any Licensed Compound Directed to such Included Target and any corresponding Licensed Products, in each case ((a) and (b)), to Exploit all Licensed Compounds Directed to such Included Target and all corresponding Licensed Products in the Field in the Territory; and

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(c)                                  an exclusive, royalty-free license (or sublicense) under the Morphic IP and Morphic’s interests in the Joint IP, if any, to exercise AbbVie’s rights under ARTICLE 8, including to enforce and defend the Morphic Patents and Joint Patents and to grant licenses to Third Parties in connection therewith; and

(d)                                 subject to Section 9.4, with respect to each Included Target, effective upon the Inclusion Date for such Included Target, a non-exclusive license, with the right to grant sublicenses in accordance with Section 4.2, to use Morphic’s Corporate Names solely as required to Exploit Licensed Compounds Directed to such Included Target and any corresponding Licensed Products in the Field in the Territory and for no other purpose.

4.1.2.                  Subject to Section 4.2 and Section 4.3, AbbVie (on behalf of itself and its Affiliates) hereby grants to Morphic and its Affiliates, during the performance of Morphic’s Development activities under the Research Plan, a non-exclusive, royalty-free license, with the right to grant sublicenses in accordance with Section 4.2 under the AbbVie Patents solely for purposes of performing Morphic’s obligations under the Research Plan in accordance with this Agreement.

4.2.                            Sublicenses.  Each Party shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 4.1, to its Affiliates and Third Parties; provided, that any such sublicenses shall be consistent with the terms and conditions of this Agreement. Each such sublicense granted by any Party shall be subject to and consistent with the terms and conditions of this Agreement, and each Party shall provide the other Party with a copy of any exclusive sublicense; provided that the financial and any other terms of any such sublicense not pertinent to an understanding of the other Party’s obligations or benefits under this Agreement may be redacted.

4.3.                            No Implied Licenses.  Except as expressly provided herein, neither Party grants any other right or license, including any rights or licenses to the Morphic IP, Morphic’s interests in the Joint IP, if any, the Morphic Corporate Names or any other Patent or intellectual property rights not otherwise expressly granted herein.

4.4.                            Confirmatory Patent License.  Morphic shall, and shall cause its Affiliates to, if requested to do so by AbbVie, immediately enter into confirmatory license agreements in such form as may be reasonably requested by AbbVie for purposes of recording the licenses granted under Section 4.1 with such patent offices in the Territory as AbbVie considers appropriate.  Until the execution of any such confirmatory licenses, so far as may be legally possible, Morphic and AbbVie shall have the same rights in respect of the Morphic IP and Morphic’s interests in the Joint IP, if any, and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.

4.5.                            Exclusivity.

4.5.1.                  Morphic’s Exclusivity Obligations.  From and after the Execution Date, Morphic shall not, and shall cause its Affiliates not to:

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(a)                                 with respect to each Research Target, (i) Exploit or (ii) license, authorize, appoint, or otherwise assist or enable any Third Party to, Exploit, in either case ((i) or (ii)), any product Directed to such Research Target until (A) if AbbVie does not exercise the Option for such Research Target, the first day after the expiration of the applicable Option Period (or, if applicable, the later date provided in the last sentence of Section 3.1.2) and (B) if AbbVie exercises such Option, the first day after the end of the Term; and

(b)                                 with respect to each ROFN Target, (x) subject to clause (y), license, authorize, appoint, or otherwise assist or enable any Third Party to, Exploit, any product Directed to such ROFN Target until the first day after the expiration of the applicable ROFN Negotiation Period (or ROFN Period if AbbVie does not provide a ROFN Notice for such ROFN Target during the applicable ROFN Period) and (y) if the Parties agree on ROFN Terms for such ROFN Target and, if AbbVie determines an HSR Filing is required with respect thereto, HSR Clearance is obtained with respect to such ROFN Target, (i) Exploit or (ii) license, authorize, appoint, or otherwise assist or enable any Third Party to, Exploit, in either case ((i) or (ii)), any product Directed to such ROFN Target from the date of such agreement until the first day after the end of the Term.

Notwithstanding the foregoing, the restrictions set forth in this Section 4.5.1 shall not apply to (1) Development activities conducted under this Agreement in accordance with the Research Plan and (2) Morphic or its Affiliates determining whether any pharmaceutical product or other molecule is or is not Directed to a Research Target or Included Target.

4.5.2.                  AbbVie’s Exclusivity Obligations.  With respect to each Included Target, from and after the Inclusion Date for such Included Target, except for AbbVie’s Exploitation of Licensed Compounds and corresponding Licensed Products under this Agreement, AbbVie shall not, and shall cause its Affiliates not to, (a) Exploit or (b) license, authorize, appoint, or otherwise assist or enable any Third Party to Exploit, in either case ((a) or (b)), any small molecule antagonist Directed to such Included Target.

Notwithstanding the foregoing, the restrictions set forth in this Section 4.5.2 shall not apply to AbbVie or its Affiliates (i) Exploiting a Competing Product pursuant to [***] and such Exploitation shall not be a violation of this Section 4.5.2 and (ii) determining whether any pharmaceutical product or other molecule is or is not Directed to a Research Target or Included Target.

4.5.3.                  Exceptions.  Subject to the remainder of this Section 4.5.3, if during the Term, a Party (the “Transaction Party”) or any of its Affiliates merges or consolidates with, or otherwise acquires, or is acquired by, a Third Party (including through a Change of Control) and such Third Party or any of its Affiliates prior to such transaction (collectively, the “Pre-Existing Entities”) is Exploiting any Competing Product with respect to the Transaction Party, solely with respect to such existing Competing Product, as of the effective date of such transaction, the Transaction Party shall not be in violation of Section 4.5.1 or Section 4.5.2, as applicable, unless and until the Transaction Party fails to comply with the following terms and conditions:

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(a)                                 The Transaction Party shall ensure that all activities of the Pre-Existing Entities with respect to such Competing Product (i) do not use and are not based on or incorporate any Joint Know-How, Morphic Know-How or Product Information, (ii) are not claimed by or otherwise related to and do not incorporate or reference the Joint Patents, Morphic Patents or Product Information (or any Information or inventions disclosed in any of the foregoing) and (iii) are kept separate from the activities performed under or in connection with this Agreement.

(b)                                 The Transaction Party shall establish reasonable internal safeguards designed to prevent any Joint Know-How, Morphic Know-How or Product Information from being disclosed to, or otherwise utilized by, any Pre-Existing Entity.

(c)                                  Solely with respect to a transaction that does not constitute a Change of Control of a Party, if the Transaction Party acquires a Pre-Existing Entity that is Exploiting, as of the effective date of such transaction, any Competing Product as with respect to the Transaction Party (such transaction, a “CP Acquisition Transaction”), it shall notify the other Party in writing, within [***] after the consummation of the CP Acquisition Transaction, whether it intends to (i) [***], in which event the continued Exploitation by the Transaction Party of such Competing Product for a period of [***] following the consummation of the CP Acquisition Transaction shall not constitute a breach of Section 4.5.1 or Section 4.5.2, as applicable; provided that if the Transaction Party does not [***] within [***] following the consummation of the CP Acquisition Transaction, or if the Transaction Party fails to notify the other Party of the Acquisition Transaction within [***] after the consummation thereof, then the CP Acquisition Transaction shall constitute a breach of Section 4.5.1 or Section 4.5.2, as applicable; provided, further, that the foregoing obligation to [***] shall not apply (A) if the Competing Product is not one (1) of the two (2) most advanced products in the portfolio of the Pre-Existing Entity or (B) for any period of time during which such Competing Product is being Developed but has not received Regulatory Approval (provided that, upon receipt of Regulatory Approval with respect to such Competing Product, the provisions of this Section 4.5.3(c) shall apply as if such CP Acquisition Transaction occurred as of the date of such Regulatory Approval). [***] [***].

4.5.4.                  Acknowledgement.  Each Party acknowledges and agrees that (a) this Section 4.5 has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in this Section 4.5 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the activities under this Agreement and (c) the other Party would not have entered into this Agreement without the protection afforded it by this Section 4.5.  If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 4.5 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 4.5 to include the maximum restrictions allowable under Applicable Law.

4.6.                            Morphic Change of Control.  Morphic (or its successor) shall provide AbbVie with written notice of any Change of Control of Morphic within [***] after the earlier of the first public announcement of the execution of any agreement with respect to such Change of

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Control and the closing date of such Change of Control.  In the event of a Change of Control of Morphic, Morphic shall, and shall cause its successor and its and their Affiliates to, adopt reasonable procedures to be agreed upon in writing by the Parties to prevent disclosure of Confidential Information of AbbVie or any Information regarding the Research Target Program to Morphic’s Affiliates other than to Persons that were Affiliates of Morphic prior to such Change of Control, except to the extent necessary for Morphic to perform its obligations hereunder.

ARTICLE 5
DEVELOPMENT AND COMMERCIALIZATION BY ABBVIE

5.1.                            In General.  With respect to each Included Target, from and after the Inclusion Date for such Included Target, AbbVie (itself or through its Affiliates or its or their Sublicensees), at its sole cost and expense, shall, as between the Parties, have the sole right to further Develop, Manufacture, Commercialize and otherwise Exploit in the Territory the Licensed Compounds Directed to such Included Target and the corresponding Licensed Products.

5.2.                            Diligence.  With respect to each Included Target from and after the Inclusion Date for such Included Target, AbbVie shall use Commercially Reasonable Efforts to obtain Regulatory Approval of and Commercialize one (1) Licensed Product that contains a Licensed Compound Directed to such Included Target in [***].  Morphic acknowledges and agrees that nothing in this Section 5.2 is intended, or shall be construed, to require AbbVie to Develop or Commercialize a specific Licensed Product.  Except as set forth in this Section 5.2 (and, if applicable, Section 5.7.2), AbbVie shall have no other diligence obligations, express or implied, with respect to the Development, Commercialization or other Exploitation of the Licensed Products in the Territory.

5.3.                            Manufacturing Technology Transfer.  With respect to each Technology Transfer Product, upon AbbVie’s written request after the Inclusion Date for the Included Target to which such Technology Transfer Product is Directed, Morphic shall effect a full transfer to AbbVie or its designee (which designee may be an Affiliate or a Third Party manufacturer) of all Morphic Know-How and Joint Know-How relating to the then-current process for the Manufacture of such Technology Transfer Product (the “Manufacturing Process”) and to implement the Manufacturing Process at facilities designated by AbbVie (such transfer and implementation, as more fully described in this Section 5.3, the “Manufacturing Technology Transfer”). To assist with the Manufacturing Technology Transfer, Morphic will make its personnel reasonably available to AbbVie during normal business hours for up to [***] FTE hours with respect to each Included Target (in each case, free of charge to AbbVie) to transfer and implement the Manufacturing Process under this Section 5.3. Thereafter, if requested by AbbVie, Morphic shall continue to perform such obligations; provided, that AbbVie will reimburse Morphic for its full-time equivalent (FTE) costs (for clarity, in excess of [***] FTE hours) and any reasonable and verifiable out-of-pocket costs incurred in providing such assistance.

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5.3.1.                  With respect to each Manufacturing Technology Transfer, Morphic shall provide, and shall cause its Affiliates and Third Party manufacturers to provide, all reasonable assistance requested by AbbVie to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the applicable Manufacturing Process at the facilities designated by AbbVie.  If requested by AbbVie, such assistance shall include facilitating the entering into of agreements with applicable Third Party suppliers relating to the applicable Technology Transfer Products.  Without limitation of the foregoing, in connection with each Manufacturing Technology Transfer:

(a)                                 Morphic shall make available, and shall cause its Affiliates and Third Party manufacturers to make available, to AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) from time to time as AbbVie may request, all Manufacturing-related Information and materials relating to the applicable Manufacturing Process, including methods, processes and testing/characterization Information, and all documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, that are reasonably necessary or useful to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the applicable Manufacturing Process;

(b)                                 Morphic shall assign to AbbVie all of its right, title and interest in and to, and shall deliver to AbbVie, all materials used by Morphic or any of its Affiliates or Third Party manufacturers to Manufacture, or relating thereto, the applicable Technology Transfer Products;

(c)                                  Morphic shall cause all appropriate employees and representatives of Morphic and its Affiliates, and shall assist AbbVie in causing all appropriate employees and representatives of its Third Party manufacturers, to meet with employees or representatives of AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility at mutually convenient times to assist with the working up and use of the Manufacturing Process and with the training of the personnel of AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to the extent reasonably necessary or useful to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

(d)                                 Without limiting the generality of Section 5.3.1(c), Morphic shall cause all appropriate analytical and quality control laboratory employees and representatives of Morphic and its Affiliates, and shall assist AbbVie in causing all appropriate analytical and quality control laboratory employees and representatives of its Third Party manufacturers, to meet with employees or representatives of AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility and make available all necessary equipment, at mutually convenient times, to support and execute the transfer of all applicable analytical methods and the validation thereof (including all applicable Morphic Know-How, Joint Know-How, methods, validation documents and other documentation, materials and sufficient supplies of all primary and other reference standards);

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(e)                                  Morphic shall, and shall cause its Affiliates to, take such steps, and shall assist AbbVie in causing its Third Party manufacturers to take such steps, as are reasonably necessary or useful to assist AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities with respect to the Manufacture of the applicable Technology Transfer Products at the applicable facilities; and

(f)                                   Morphic shall provide, and shall cause its Affiliates and Third Party manufacturers to provide, such other assistance as AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process and otherwise to Manufacture the applicable Technology Transfer Products.

5.3.2.                  Morphic shall promptly disclose to AbbVie (a) all modifications, enhancements and improvements to each Manufacturing Process transferred to AbbVie pursuant to this Section 5.3 and (b) any other Manufacturing process, in each case ((a) and (b)), conceived, discovered, developed or otherwise made or acquired (whether by license, option, acquisition or otherwise) or otherwise Controlled by or on behalf of Morphic or any of its Affiliates that is necessary or reasonably useful to Manufacture the Licensed Products.  At AbbVie’s request, Morphic shall provide AbbVie with reasonable assistance to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to implement such modifications, enhancements and improvements, and AbbVie shall reimburse Morphic for the reasonable internal costs and out-of-pocket costs incurred by Morphic with respect to such assistance.

5.4.                            Subcontracting; Distributors.  AbbVie shall have the right to subcontract any of its Development, Manufacturing or Commercialization activities to a Third Party (including by appointing one (1) or more contract sales forces, co-promotion partners or Distributors); provided, that no such permitted subcontracting shall relieve AbbVie of any obligation hereunder (except to the extent satisfactorily performed by such subcontractor).

5.5.                            Development and Commercialization Reports.  During the Royalty Term for a Licensed Product in any of [***], subject to Section 5.7.3(a), AbbVie shall provide a summary [***] to Morphic of its Development and Commercialization activities with respect to such Licensed Products conducted since the last such summary was provided hereunder (or since the Effective Date with respect to the first such summary) and the Parties shall meet [***] at a mutually agreed time and place to discuss such summary; provided that, in the event Morphic merges or consolidates with, or otherwise acquires, or is acquired by, a Third Party (including through a Change of Control) and thereafter Morphic or any of its Affiliates (including any Pre-Existing Entity) Exploits a Competing Product, the foregoing obligation shall terminate as of the date of such merger, consolidation or acquisition.  Prior to the start of the Royalty Term for a Licensed Product in any of [***], subject to Section 5.7.3(a), AbbVie shall provide a summary [***] to Morphic of its Development activities with respect to Licensed Products conducted since the last such summary was provided hereunder (or since the Effective Date with respect to the first such summary) and the Parties shall meet [***] at a mutually

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

agreed time and place to discuss such summary.  Without limiting the foregoing, prior to the start of the Royalty Term for a Licensed Product in any of [***], upon Morphic’s request in any Calendar Quarter for which a summary is not provided in accordance with the immediately preceding sentence, the Parties shall meet and discuss AbbVie’s Development activities with respect to such Licensed Products, and AbbVie shall provide any Information with respect to such Development that is reasonably requested by Morphic.

5.6.                            Regulatory Activities.

5.6.1.                  With respect to each Included Target, from and after the Inclusion Date for such Included Target, AbbVie shall, as between the Parties, have the sole right to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities in the Territory for the Licensed Products that contain a Licensed Compound Directed to such Included Target.  Morphic shall support AbbVie, as may be reasonably necessary, in obtaining Regulatory Approvals for such Licensed Products and in the activities in support thereof, including providing all documents or other materials in the possession or control of Morphic or any of its Affiliates as may be necessary or useful for AbbVie or any of its Affiliates or its or their Sublicensees to obtain Regulatory Approvals for such Licensed Products.

5.6.2.                  With respect to each Included Target, from and after the Inclusion Date for such Included Target, all Regulatory Documentation (including all Regulatory Approvals) in the Territory relating to the Licensed Products that contain a Licensed Compound Directed to such Included Target shall be owned by, and shall be the sole property and held in the name of, AbbVie or its designated Affiliate, Sublicensee or designee.

5.7.                            Liver Fibrosis.

5.7.1.                  Morphic Cost-Sharing Option and Opt-Out.

(a)                                 Option Grant. With respect to each Liver Fibrosis Product, AbbVie hereby grants to Morphic an exclusive option, exercisable by Morphic in its sole discretion during the Cost-Share Option Period with respect to such Liver Fibrosis Product, to pay for [***] of the Development Costs and any amounts in respect of Milestone Payments as set forth in Section 7.8.1 with respect to such Liver Fibrosis Product in the Territory in accordance with Section 7.8, in exchange for increased royalties on Net Sales in the Territory of such Liver Fibrosis Product as set forth in Section 7.3.2 (each, a “Cost-Share Option”).

(b)                                 Option Exercise. Morphic shall have the right to exercise its Cost-Share Option with respect to each Liver Fibrosis Product Directed to an Included Target at any time during the Cost-Share Option Period with respect to such Liver Fibrosis Product by giving AbbVie written notice of exercise specifying the applicable Liver Fibrosis Product (each, a “Cost-Share Notice”).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(c)                                  Non-Exercise of Cost-Share Option.  With respect to each Liver Fibrosis Product, if Morphic does not provide AbbVie a Cost-Share Notice on or before the expiration of the applicable Cost-Share Option Period for such Liver Fibrosis Product or notifies AbbVie in writing prior to the expiration of such Cost-Share Option Period that Morphic will not be exercising its Cost-Share Option for such Liver Fibrosis Product, then the Cost-Share Option with respect to such Liver Fibrosis Product shall terminate immediately.

(d)                                 Opt-Out Right.  With respect to each Liver Fibrosis Product for which Morphic exercises its Cost-Share Option pursuant to Section 5.7.1(b), Morphic shall have the right to opt-out of its payment of [***] of Development Costs with respect to such Liver Fibrosis Product at any time upon written notice to AbbVie (each such right, an “Opt-Out Right”); provided, that Morphic shall continue to pay [***], of the Development Costs with respect to such Liver Fibrosis Product in the Territory that are incurred through [***] [***] after Morphic exercised such Opt-Out Right.

5.7.2.                  Diligence.  Without limiting Section 5.2, from and after the later of the Inclusion Date for an Included Target and Morphic’s first delivery of a Data Package for a Liver Fibrosis Compound directed to such Included Target that demonstrates that such Liver Fibrosis Compound meets the Advancement Criteria for [***], AbbVie shall use Commercially Reasonable Efforts to obtain Regulatory Approval of and Commercialize a Licensed Product that contains such Liver Fibrosis Compound (or, at AbbVie’s election, any other Licensed Product) for [***] in [***]; provided, that the fact that a Liver Fibrosis Compound meets the Advancement Criteria for [***] does not, in and of itself, mean that it is commercially reasonable to Develop and Commercialize such Liver Fibrosis Compound.  AbbVie shall only have the obligation to use Commercially Reasonable Efforts to obtain Regulatory Approval of and Commercialize one (1) Licensed Product for [***] under this Section 5.7.2 and AbbVie has no obligation to use Commercially Reasonable Efforts to obtain Regulatory Approval of and Commercialize any Licensed Product for [***] other than a Liver Fibrosis Compound that meets the Advancement Criteria for [***].

5.7.3.                  Reports and Information.  With respect to each Liver Fibrosis Product, prior to (x) if Morphic does not exercise its Cost-Share Option as set forth in Section 5.7.1(c) for such Liver Fibrosis Product, the expiration of the applicable Cost-Share Option Period (or earlier if Morphic notifies AbbVie in writing prior to the expiration of such Cost-Share Option Period that Morphic will not be exercising its Cost-Share Option as set forth in Section 5.7.1(c) for such Liver Fibrosis Product) and (y) if Morphic does exercise its Cost-Share Option for such Liver Fibrosis Product, the exercise by Morphic of its Opt-Out Right pursuant to Section 5.7.1(d) with respect to such Liver Fibrosis Product:

(a)                                 for any period during which AbbVie is Developing such Liver Fibrosis Product, the biannual summary provided pursuant to Section 5.5 shall include (i) a good faith estimate of Development Costs incurred with respect to such Liver Fibrosis Product since the last such summary was provided hereunder (or since the applicable Inclusion Date with respect to the first such summary) and (ii) if requested, a non-binding, good faith estimate of future Development Costs (consistent with AbbVie’s internal modeling and internal projected costs) to be incurred with respect to the continued Development of such Liver Fibrosis Product;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

provided that in the event Morphic merges or consolidates with, or otherwise acquires, or is acquired by, a Third Party (including through a Change of Control) and thereafter Morphic or any of its Affiliates (including any Pre-Existing Entity) Exploits a Competing Product, the foregoing obligation shall terminate as of the date of such merger, consolidation or acquisition;

(b)                                 within [***] after the Clinical Study Report is available for each clinical trial (whether before or after Regulatory Approval) for such Liver Fibrosis Product, AbbVie shall deliver such Clinical Study Report to Morphic; and

(c)                                  within [***] after the delivery of the Clinical Study Report for a Phase IIb Clinical Trial with respect to such Liver Fibrosis Product, AbbVie shall deliver to Morphic (i) a high-level summary of its then-current plan for Development of such Liver Fibrosis Product in the Territory and (ii) a good faith estimate of Development Costs that it anticipates it will incur in connection with the continued Development of such Liver Fibrosis Product, including a budget of the Development Costs to be incurred with respect to such Liver Fibrosis Product for the remainder of the Calendar Year in which such summary and estimate are delivered (broken down by Calendar Quarter).  If Morphic exercises its Cost-Share Option as set forth in Section 5.7.1(b) for a Liver Fibrosis Product, at least [***] prior to the beginning of each Calendar Year after such exercise, AbbVie shall deliver to Morphic a budget of the Development Costs to be incurred with respect to such Liver Fibrosis Product in the following Calendar Year broken down by Calendar Quarter (each such budget, together with the budget described in the immediately preceding sentence, a “Cost-Share Budget”).

5.7.4.                  Liver Fibrosis Development Committee.  Within [***] after the Option Effective Date with respect to an Included Target for which Morphic has delivered a Liver Fibrosis Product, the Parties shall establish a joint information-sharing development committee with respect to such Liver Fibrosis Product (each, a “Liver Fibrosis Development Committee”); provided that, in the event Morphic merges or consolidates with, or otherwise acquires, or is acquired by, a Third Party (including through a Change of Control) and thereafter Morphic or any of its Affiliates (including any Pre-Existing Entity) Exploits a Competing Product, AbbVie shall have the right to disband the Liver Fibrosis Development Committee(s) as of the date of such merger, consolidation or acquisition. Each such committee shall consist of three (3) representatives from each Party, and shall meet at least once every Calendar Quarter either in person or by telephone, video conference or similar means in which each participant can hear what is said by and be heard by, the other participants.  Each Liver Fibrosis Development Committee shall review and discuss all plans for, and data and Information resulting from, Development of such Liver Fibrosis Product.  For clarity, the responsibility of each Liver Fibrosis Development Committee shall be limited to the sharing of information, and each Liver Fibrosis Development Committee shall not have any decision-making authority.

ARTICLE 6
JOINT GOVERNANCE COMMITTEE

6.1.                            Joint Governance Committee.  Within [***] after the Effective Date, the Parties shall establish a joint governance committee (the “Joint Governance Committee” or “JGC”), which shall consist of three (3) representatives from each Party, each with the requisite

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

experience and seniority to enable such representative to make decisions on behalf of the Party it represents with respect to the issues falling within the jurisdiction of the JGC.  From time to time, each Party may substitute one (1) or more of its representatives to the JGC on written notice to the other Party.  AbbVie shall select from its representatives of the JGC the initial chairperson for the JGC.  Each [***] during the Term commencing in 2019, the Party for whom the then-current chairperson is not a representative shall select from its representatives the new chairperson for the JGC.  From time to time during the term of any chairperson, the Party nominating such chairperson may change the representative who will serve as chairperson on written notice to the other Party.  The JGC shall:

6.1.1.                  review and approve any amendments or updates to the Research Plan;

6.1.2.                  direct and supervise Morphic’s Development activities under each Research Plan and review Morphic’s progress against the Research Plan;

6.1.3.                  consider and select the Research Products to be advanced to IND Enabling Activities based on meeting the Advancement Criteria;

6.1.4.                  review and discuss the Manufacturing of the Research Products;

6.1.5.                  review and discuss licenses or other agreements to acquire rights from a Third Party that are necessary or reasonably useful for the Development, Manufacture or Commercialization of the Research Products Directed to a Research Target prior to the expiration of the Option Period with respect to such Research Target; and

6.1.6.                  perform such other functions as are set forth herein, if and as applicable, or as the Parties may mutually agree in writing.

6.2.                            General Provisions Applicable to the JGC.

6.2.1.                  Meetings and Minutes.  The JGC shall meet [***] or as otherwise agreed to by the Parties, with the location of in-person meetings alternating between a location designated by Morphic and a location designated by AbbVie, with AbbVie designating the place of the first meeting.  The chairperson of the JGC shall be responsible for calling meetings of the JGC on no less than [***] notice unless exigent circumstances require shorter notice.  Each Party shall make all proposals for agenda items at least [***] in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the JGC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting (which consent shall not be unreasonably conditioned, withheld or delayed).  The chairperson of the JGC shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] after the meeting.  The

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JGC, and such approved minutes shall be signed by each Alliance Manager.

6.2.2.                  Procedural Rules.  The JGC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement.  A quorum of the JGC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party.  Representatives of the Parties on the JGC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by and be heard by, the other participants; provided, that each Calendar Year at least one (1) meeting of the JGC will be in-person.  Representation by proxy shall be allowed.  Alliance Managers and other employees or consultants of a Party who are not representatives of such Party on the JGC may attend meetings of the JGC; provided, however, that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JGC and (b) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in ARTICLE 9.

6.2.3.                  Decision-Making.  Subject to the following provisions of this Section 6.2.3, the JGC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative of each Party.  Except for matters outside the jurisdiction and authority of the JGC, as applicable (including as set forth in Section 6.2.4), if the JGC cannot, or does not, reach consensus on an issue within [***] after such issue is first presented to the JGC for consideration, then either Party shall have the right to refer such issue to the Senior Officers for attempted resolution by good faith negotiations during a period of [***].  Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties.  If such issue has not been resolved by the Senior Officers during such [***]-period, then [***] shall have final decision-making authority; provided, that (a) all such decisions must be consistent with the terms of this Agreement and Applicable Law and (b) any material changes that involve the decrease of the amount of funding, staffing or resources dedicated to the Research Plan or a Research Target must be agreed to in writing by [***], and (c) without limiting clause (a) or (b) above, any material change to the scope or direction of the Research Plan (including a change to the Research Targets, selectivity/potency criteria, minimal efficacy requirements in defined biological models, translational biology requirements or Advancement Criteria for Research Products in IND-Enabling Activities) requires the mutual written agreement of the Parties, such mutual agreement under this clause (c) not to be unreasonably withheld, conditioned or delayed.

6.2.4.                  Limitations on Authority.  Without limitation to the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JGC, including amendment, modification or waiver of compliance with this Agreement (which may only be amended or modified as provided in Section 13.8 or compliance with which may only be waived as provided in Section 13.11).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

6.2.5.                  Discontinuation; Disbandment.  The JGC shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the JGC, (b) upon AbbVie’s request after the exercise by AbbVie of the last Option granted hereunder, (c) upon AbbVie’s request after the First Commercial Sale of the first (1st) Licensed Product hereunder, and (d) upon AbbVie’s request once Morphic has completed all of its obligations under the Research Plan.  Upon the occurrence of any of the foregoing, (i) the JGC shall disband, have no further responsibilities or authority under this Agreement and shall be considered dissolved by the Parties and (ii) any requirement of either Party to provide Information or other materials to the JGC shall be deemed a requirement to provide such Information or other materials to the other Party and AbbVie shall have the right to solely decide, without consultation with Morphic, all matters that are subject to the review or approval by the JGC hereunder (subject to Section 6.2.4 as if it were still in effect).

6.3.                            Working Groups.  From time to time, the JGC may establish and delegate duties to other committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities.  Each such Working Group shall be constituted and shall operate as the JGC determines; provided that each Working Group shall have representation from each Party; and provided, further that any dispute between the representatives of each Party on a Working Group shall be referred to the JGC for resolution in accordance with Section 6.2.3 and the other terms and conditions of this Agreement.  Working Groups may be established on an ad hoc basis for purposes of a specific project, for the term of the JGC or on such other basis as the JGC may determine.  Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the JGC.  In no event shall the authority of the Working Group exceed that specified for the JGC in this ARTICLE 6.

6.4.                            Alliance Managers.  Each Party shall appoint an individual who shall oversee contact between the Parties for all matters between meetings of the JGC, shall be the primary contacts between the Parties after disbandment of the JGC, and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which individual may be replaced at any time by notice in writing to the other Party (the “Alliance Managers”).  The Alliance Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement.  The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.

ARTICLE 7
PAYMENTS AND RECORDS

7.1.                            Upfront Payment.  In partial consideration of the rights granted by Morphic to AbbVie hereunder, and subject to the terms and conditions of this Agreement, no later than [***] after the Effective Date, AbbVie shall pay Morphic an upfront, non-refundable, non-creditable amount equal to One Hundred Million Dollars ($100,000,000).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

7.2.         Milestones.  On the terms and subject to the conditions set forth herein, AbbVie shall make the following payments to Morphic (collectively, the “Milestone Payments”) after the achievement following the Effective Date during the Term of the applicable events set forth below (collectively, the “Milestone Events”).

7.2.1.      Development Milestones.  Subject to the terms and conditions of this Agreement, within [***] after the achievement by or on behalf of AbbVie or any of its Affiliates or Sublicensees of any of the following Milestone Events after the Effective Date during the Term, AbbVie shall pay to Morphic the corresponding Milestone Payment with respect to such Milestone Event on an Indication-by-Indication basis:

	Milestone Event	Milestone Payment
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]

Notwithstanding the foregoing, in the event Morphic exercises its Cost-Share Option with respect to a Liver Fibrosis Product (x) AbbVie shall have no obligation to pay the Milestone Payment (3) with respect to such Liver Fibrosis Product and (y) Milestone Payments (1) and (2) shall be equal to [***] of the amounts set forth above with respect to such Liver Fibrosis Product (and, for clarity, in the event Morphic exercises its Opt-Out Right with respect to a Liver Fibrosis Product, no additional amounts shall be due with respect to Milestone Payments that became payable while Morphic was sharing costs with respect to such Liver Fibrosis Product and no payments shall be due with respect to Milestone Event (3) in this Section 7.2.1 with respect to such Liver Fibrosis Product).

Each Milestone Event in this Section 7.2.1 shall be payable once per Indication.  For clarity, if a Milestone Event in this Section 7.2.1 is achieved by two (2) or more Licensed Products or Licensed Compounds for the same Indication, such Milestone Event shall only be payable once for such Indication.  The maximum aggregate amount of Milestone Payments payable under this Section 7.2.1 by AbbVie with respect to Licensed Products for each Indication is [***] (or, with respect to a Cost-Share Product, [***]).

Milestone Events are determined as of the Initiation of a clinical trial, so that if a clinical trial does not meet the criteria for a Phase IIb Clinical Trial or Phase III Clinical Trial, as applicable, at the time such clinical trial is Initiated, but is later modified based on interim analyses to satisfy the criteria of a Phase IIb Clinical Trial or Phase III Clinical Trial, as applicable, no Milestone Payment shall be payable upon such modification.  With respect to the Milestone Events set forth in the table above in this Section 7.2.1: (a) if for any reason Milestone Event 1 does not occur before the first to occur of Milestone Event 2 or Milestone Event 3, then Milestone Event 1 shall be deemed to occur concurrently with the occurrence of the first to occur of Milestone Event 2 and Milestone Event 3; (b) if for any reason Milestone Event 2 does not occur before Milestone Event 3, then Milestone Event 2 shall be deemed to occur concurrently with the occurrence of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Milestone Event 3; and (c) if Milestone Event 3 does not occur before any of the Milestone Events in Section 7.2.2, then Milestone Event 3 shall be deemed to occur concurrently with the Regulatory Approval for such Licensed Product in [***].

7.2.2.      Launch Milestones.  Subject to the terms and conditions of this Agreement, including Section 7.4, within [***] after the achievement by or on behalf of AbbVie or its Affiliates or Sublicensees of any of the following Milestone Events after the Effective Date during the Term, AbbVie shall pay to Morphic the corresponding Milestone Payment with respect to such Milestone Event on an Indication-by-Indication basis:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

Each Milestone Event in this Section 7.2.2 shall be payable once per Indication.  For clarity, if a Milestone Event in this Section 7.2.2 is achieved by two (2) or more Licensed Products or Licensed Compounds for the same Indication, such Milestone Event shall only be payable once for such Indication.  The maximum aggregate amount of Milestone Payments payable under this Section 7.2.2 by AbbVie with respect to Licensed Products for each Indication is [***].

7.2.3.      Net Sales Milestones.  Subject to the terms and conditions of this Agreement, including Section 7.4, within [***] after the end of the Calendar Quarter in which any of the following Milestone Events is achieved by or on behalf of AbbVie or its Affiliates or Sublicensees, AbbVie shall pay to Morphic the corresponding Milestone Payment with respect to such Milestone Event on an Included Target-by-Included Target basis in the Territory:

	Milestone Event	Milestone Payment
1.	[***]	[***]
2.	[***]	[***]

Each Milestone Payment in this Section 7.2.3 shall be payable only upon the first achievement of the applicable Milestone Event by Licensed Products containing Licensed Compounds Directed to such Included Target and not for any other subsequent achievement by any additional Licensed Product(s) containing such Licensed Compounds.  The maximum aggregate amount of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Milestone Payments payable under this Section 7.2.3 by AbbVie with respect to Licensed Products for each Included Target is [***].

7.2.4.      Payment of Milestones.  Each Milestone Payment payable under this Section 7.2 shall be non-refundable and, except as provided in Section 7.8 and Section 7.14, non-creditable.  The Parties acknowledge and agree that Milestone Payments do not constitute royalties within the meaning of U.S. Bankruptcy Code §365(n) or relate to licenses of intellectual property hereunder.

7.3.         Royalties.

7.3.1.      Royalty Rates.  Subject to the terms and conditions of this Agreement, AbbVie shall pay to Morphic a royalty on Net Sales of each Licensed Product in the Territory on a Licensed Product-by-Licensed Product and Calendar Year basis at the following rates:

	Aggregate Net Sales in a Calendar Year	Royalty Rate
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]

With respect to each Licensed Product in each country in the Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 7.3.1.

7.3.2.      Royalty Increases.  If Morphic exercises the Cost-Share Option with respect to a Cost-Share Product, then the royalty rates set forth in Section 7.3.1 shall be changed to a [***]of Net Sales of such Cost-Share Product; provided that, for clarity, if Morphic exercises its Opt-Out Right with respect to such Cost-Share Product pursuant to Section 5.7.1(d), this Section 7.3.2 shall no longer apply to any Net Sales of such Cost-Share Product made after the date that is [***] after Morphic exercised such Opt-Out Right, in which case, the provisions of Section 7.3.1 shall apply from and after such date as if no applicable Cost-Share Option were exercised.

7.3.3.      Royalty Term.  AbbVie’s obligation to pay Morphic royalties with respect to a Licensed Product, on a Licensed Product-by-Licensed Product and country-by-country basis, shall commence on the date of first Net Sales of such Licensed Product in such country (even if prior to receipt of Regulatory Approval of such Licensed Product in such country) and shall end at the expiration of the Royalty Term for such Licensed Product in such country.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

7.3.4.      Royalty Rate Reductions.

(a)           Notwithstanding Section 7.3.1 or Section 7.3.2, but subject to Section 7.3.3 and Section 7.3.4(c), in the event that:

(1)           from and after the date on which a Licensed Product is sold in a country in the Territory and is not claimed by a Royalty Claim in such country during the Royalty Term for such Licensed Product in such country, the royalty rate for such Licensed Product set forth in Section 7.3.1 or Section 7.3.2, as applicable, with respect to such country shall be reduced by [***]; and

(2)           if in any country in the Territory during the Royalty Term in such country for a Licensed Product (i) a Generic Product (other than a Generic Product approved in the U.S. pursuant to Section 505(b)(2) of the FFDCA or any foreign equivalent) with respect to such Licensed Product in such country has a market share of more than [***] in any Calendar Quarter or (ii) a Generic Product approved in the U.S. pursuant to Section 505(b)(2) of the FFDCA or any foreign equivalent with respect to such Licensed Product is launched in such country and unit sales of such Licensed Product in a Calendar Quarter have decreased by [***] or more from average unit sales in the four (4) Calendar Quarters immediately preceding the Calendar Quarter in which such a Generic Product is launched in such country, then in each case ((i) and (ii)), the royalties due to Morphic pursuant to this Section 7.3 with respect to such Licensed Product in such country shall be reduced by [***] beginning in the Calendar Quarter following the Calendar Quarter in which clause (i) or (ii), as applicable, occurs. With respect to clause (i), market share shall be based on [***] and with respect to clause (ii) market share shall be based [***].

(b)           [***]

(c)           In no event shall the royalties payable to Morphic under Section 7.3.1 or Section 7.3.2, as applicable, for a particular Licensed Product be reduced by more than [***]  of what would otherwise be payable in any Calendar Quarter as a result of the reductions (whether taken alone or together in the aggregate) set forth in Section 7.3.4, Section 7.5, Section 8.6.4 or Section 8.7; provided, however, that in no event shall the royalties payable to Morphic under Section 7.3.2 for a particular Cost-Share Product be reduced by more than [***] of what would otherwise be payable in any Calendar Quarter as a result of the reductions (whether taken alone or together in the aggregate) set forth in Section 7.5, Section 8.6.4 or Section 8.7. Notwithstanding anything to the contrary contained herein, nothing in this Section 7.3.3(c) shall impair the ability of AbbVie to seek and obtain indemnification in accordance with Section 11.2 or AbbVie’s right to offset in accordance with Section 7.14.

7.4.         Sublicensee Net Sales.  Any and all Net Sales by Sublicensees shall be excluded from the royalty calculations in Section 7.3, including the Net Sales thresholds and ceilings, except that with respect to Net Sales of Licensed Products by Sublicensees (other than a Sublicensee that is granted a sublicense to settle litigation related to the alleged infringement of the Patents claiming such Licensed Product or to avoid any such litigation with respect to any Third Party that (x) does not Commercialize such Licensed Product or (y) has submitted an

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application to a Regulatory Authority to market a Generic Product with respect to such Licensed Product) to Third Parties, royalties to Morphic hereunder with respect to such Net Sales, for any period, shall equal:

(a)           with respect to such Net Sales in the United States, the amount of royalties with respect to such sales during such period that result from the royalty calculations under Section 7.3;

(b)           with respect to such Net Sales in [***]:

(1)           on a country-by-country basis, with respect to sublicenses with respect to a Licensed Product granted to Sublicensees prior to completion of the first pivotal clinical trial for such country for such Licensed Product, the amount of royalties with respect to such sales during such period that result from the royalty calculations under Section 7.3; and

(2)           on a country-by-country basis, with respect to sublicenses granted with respect to a Licensed Product to Sublicensees after the completion of the first pivotal clinical trial for such country for such Licensed Product, at AbbVie’s election, on a country-by-country basis, to be made by written notice to Morphic on a country-by-country basis within [***] after the later of AbbVie’s entering into such sublicense and the First Commercial Sale of such Licensed Product in a country, either (i) [***] of any Sublicense Income received by AbbVie or its Affiliates with respect to such Licensed Product in such country from such Sublicensees during such period or (ii) the amount of royalties with respect to such sales of such Licensed Product in such country during such period that result from the royalty calculations under Section 7.3 (without application of this Section 7.4); provided that if, with respect to such a sublicense, AbbVie elects to pay [***] of any Sublicense Income received by AbbVie or its Affiliates with respect to such Licensed Product in such country in accordance with clause (i), any and all Net Sales by the applicable Sublicensee in such country under such sublicense shall be excluded from Net Sales for purposes of the Milestone Events set forth in Section 7.2.3 or the royalty calculations under Section 7.3, and any sale by such Sublicensee in such country shall not trigger any Milestone Event set forth in Section 7.2.2.   As used herein, “Sublicense Income” means any and all amounts (including upfront fees, license maintenance fees, milestone payments, royalties and other similar licensing payments) paid to AbbVie or its Affiliates by such Sublicensee in consideration of or otherwise based upon the rights granted by AbbVie to such Sublicensee with respect to the applicable Licensed Product, but excluding any amounts paid to AbbVie or its Affiliates by such Sublicensee (w) in consideration of, including reimbursement for, any supply of Licensed Products by or on behalf of AbbVie or its Affiliates, or any research, development or other activities relating to Licensed Products that AbbVie or its Affiliates has performed or may perform on behalf of a Sublicensee, except to the extent Morphic demonstrates that such payments are in excess of fair market value for such supply or activities; (x) as payment or reimbursement for amounts owed or paid by AbbVie to Morphic under this Agreement; (y) as reimbursement of actual patent prosecution and maintenance costs and expenses or other costs or expenses; or (z) in connection with awards or judgments in patent or other intellectual property right enforcement, which shall be allocated among the Parties in accordance with ARTICLE 8.

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(c)           With respect to such Net Sales in any other country (for clarity, other than [***]), at AbbVie’s election, on a country-by-country basis, to be made by written notice to Morphic on a country-by-country basis within [***] after the later of AbbVie’s entering into such sublicense and the First Commercial Sale of such Licensed Product in a country, either (i) [***] of any Sublicense Income received by AbbVie or its Affiliates with respect to such Licensed Product in such country from such Sublicensees during such period or (ii) the amount of royalties with respect to such sales of such Licensed Product in such country during such period that result from the royalty calculations under Section 7.3 (without application of this Section 7.4); provided that if, with respect to such a sublicense, AbbVie elects to pay [***] of any Sublicense Income received by AbbVie or its Affiliates with respect to such Licensed Product in such country in accordance with clause (i), any and all Net Sales by the applicable Sublicensee in such country under such sublicense shall be excluded from Net Sales for purposes of the Milestone Events set forth in Section 7.2.3 or the royalty calculations under Section 7.3.

7.5.         Third Party Payments.  If (a) AbbVie enters into an agreement with a Third Party in order to obtain a license or other right to a Third Party Right with respect to a Licensed Compound or Licensed Product in one (1) or more countries in the Territory pursuant to Section 8.7 or (b) AbbVie is responsible for payments to a Third Party with respect to such Licensed Compound or Licensed Product pursuant to an agreement entered into by Morphic in accordance with Section 2.4.6, AbbVie shall be entitled to deduct from any Milestone Payments payable under Section 7.2 or royalties payable under Section 7.3 with respect to such Licensed Product in such country [***] of all upfront payments, milestone payments, royalties and other amounts paid to such Third Party in respect of such agreement, in each case, to the extent reasonably allocable to such Third Party Right in such country (“Third Party Payments”).  Credits for reductions pursuant to this Section 7.5 not exhausted in any Calendar Quarter may be carried into future Calendar Quarters, subject the preceding sentence. Notwithstanding anything to the contrary contained herein, nothing in this Section 7.5 shall impair the ability of AbbVie to seek and obtain indemnification in accordance with Section 11.2 or AbbVie’s right to offset in accordance with Section 7.14.

7.6.         Estimated Sales Levels.  Morphic acknowledges and agrees that the sales levels set forth in Section 7.2.3 and Section 7.3.1 shall not be construed as representing an estimate or projection of anticipated sales of the Licensed Products, or implying any level of diligence or Commercially Reasonable Efforts, in the Territory and that the sales levels set forth in Section 7.2.3 and Section 7.3.1 are merely intended to define AbbVie’s royalty and other payment obligations, as applicable, in the event such sales levels are achieved.

7.7.         Royalty Payments and Reports.  AbbVie shall calculate all amounts payable to Morphic pursuant to Section 7.2.3, Section 7.3 and Section 7.4 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 7.9.  AbbVie shall pay to Morphic the royalty amounts due with respect to a given Calendar Quarter [***] after the end of such Calendar Quarter.  Each payment of royalties due to Morphic shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each

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country in the Territory during the applicable Calendar Quarter and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

7.8.         Cost-Share.

7.8.1.      Within [***] after AbbVie first doses a subject in a pivotal clinical trial for a Cost-Share Product after Morphic exercises its Cost-Share Option with respect to such Cost-Share Product in accordance with Section 5.7.1(b), Morphic shall reimburse AbbVie (a) [***] of any Milestone Payment set forth in Section 7.2.1(1) or (2) and (b) [***] of any Milestone Payment set forth in Section 7.2.1(3), in each case ((a) and (b)), with respect to the applicable Cost-Share Product that AbbVie paid to Morphic prior to Morphic’s exercise of its Cost-Share Option with respect to such Cost-Share Product.

7.8.2.      If Morphic exercises its Cost-Share Option with respect to a Cost-Share Product, within [***] days after (a) Morphic exercises its Cost-Share Option with respect to such Cost-Share Product in accordance with Section 5.7.1(b) and (b) the end of each Calendar Quarter thereafter, in each case ((a) and (b)), AbbVie shall provide to Morphic a summary report of the Development Costs incurred by or on behalf of AbbVie or its Affiliates during such Calendar Quarter (or, with respect to the first such report, since the Inclusion Date with respect to the applicable Included Target) with respect to such Cost-Share Product (each, a “Development Cost Report”).

7.8.3.      Subject to Section 5.7.1(d), within [***] after receipt of each such Development Cost Report, Morphic shall reimburse AbbVie for [***] of the Development Costs set forth therein for such Cost-Share Product; provided that, if the Development Costs incurred by or on behalf of AbbVie or its Affiliates in any Calendar Quarter exceed the Cost-Share Budget for such Calendar Quarter by more than [***] of the Cost-Share Budget for such Calendar Quarter, an “Overrun”), Morphic may elect to defer payment of such Overrun in accordance with Section 7.8.4 upon written notice to AbbVie within [***] after receipt of the applicable Development Cost Report.  If Morphic disputes any portion of any Development Cost Report, it shall promptly provide AbbVie with written notice of the disputed portion and its reasons therefor, and the Parties shall use good faith efforts to resolve any such disputes promptly.

7.8.4.      Subject to Section 5.7.1(d), if Morphic elects to defer payment of any Overrun with respect to a Cost-Share Product with respect to any Calendar Quarter, Morphic shall pay to AbbVie an amount equal to such Overrun deferred in such Calendar Quarter within [***] after the date that Morphic notifies AbbVie it elects to defer such Overrun in accordance with Section 7.8.3.  For clarity, if Morphic exercises its Opt-Out Right for a Cost-Share Product, the foregoing Overrun payment obligations shall continue to apply with respect to Morphic’s cost-sharing obligations.

7.9.         Mode of Payment.  All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the payee Party may from time to time designate by notice to the payor Party.  For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement, a

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Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or (sub)licensee’s standard conversion methodology consistent with the Accounting Standards.

7.10.       Taxes

7.10.1.    Withholding Taxes.  If any amount to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. If there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor Party shall remit such withholding or similar tax to the appropriate Governmental Authority, deduct the amount paid from the amount due to the payee Party and secure and send to the payee Party the best available evidence of the payment of such withholding or similar tax.  Any such amounts deducted by the payor Party in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement. If a Governmental Authority retroactively determines that a payment made by the payor Party to the payee Party pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the Governmental Authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Amount”), the Withholding Party shall have the right (a) to offset the Amount against future payment obligations of the Withholding Party under this Agreement, (b) to invoice the other Party for the Amount (which shall be payable by the other Party within [***] of its receipt of such invoice) or (c) to pursue reimbursement of the Amount by any other available remedy.

7.10.2.    Indirect Taxes.  All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the payor Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the payee Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the payor Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps shall be taken by the payee Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the payee Party shall be transferred to the payor Party within [***] of receipt.

7.10.3.    Tax Gross-Up.  Notwithstanding the foregoing, if (a) the payor Party redomiciles or licenses or assigns its rights or obligations under this Agreement to a Third Party, (b) as a result of such redomiciliation or license or assignment, the payor Party (or its licensee or assignee) is required by Applicable Law to withhold taxes from or in respect of any amount payable under this Agreement, and (c) such withholding taxes exceed the amount of

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withholding taxes that would have been applicable but for such redomiciliation or license or assignment, then any such amount payable shall be increased to take into account such withholding taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable), the payee Party (or its assignee) receives an amount equal to the sum it would have received had no such increased withholding been made. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding tax (i) would not have been imposed but for the license or assignment by the payee Party of its rights or obligations under this Agreement or the redomiciliation of such payee Party outside of the United States, to the extent such license or assignment or redomiciliation occurs after the redomiciliation or license or assignment by the payor Party described in the first sentence of this Section 7.10.3, or (ii) are attributable to the failure by the payee Party to comply with the requirements of Section 7.10.4.  Further, for avoidance of doubt, this Section 7.10.3 does not apply to any withholding tax arising as a result of the redomiciliation of the payee Party or the license or assignment of its rights or obligations under this Agreement.   To the extent the payee Party receiving the additional amounts required by this Section 7.10.3 and the payee Party’s Affiliates, taken as a whole, actually realize an overall reduction in cash taxes otherwise due (determined on a with and without basis and taking into account the overall tax liability of the payee Party’s affiliates) as a result of a foreign tax credit, a tax refund or other tax benefit attributable to withholding taxes in respect of which the payee Party received additional amounts pursuant to this Section 7.10.3 (such reduction, a “Tax Cost Benefit”), the payee Party shall pay to the payor Party that paid such additional amounts an amount equal to such Tax Cost Benefit (but only to the extent of such additional amounts paid), net of all reasonable out-of-pocket expenses incurred by the payee Party and its Affiliates in connection with the obtaining or receipt of such Tax Cost Benefit; such payment by the payee Party to the payor Party shall be made within [***] of filing a return reflecting such Tax Cost Benefit or in the case of a Tax Cost Benefit that is a tax refund, receiving such refund. The foregoing sentence shall not be construed to require the payee Party to make available its tax returns to the payor Party; however, the payee Party shall have the obligation (i) to provide the payor Party, upon payment of such additional amounts under this Section 7.10.3, with a written, good-faith analysis as to whether it anticipates realizing a Tax Cost Benefit from such additional amounts and (ii) to notify the payor Party when such Tax Cost Benefit is realized.  Solely for purposes of this Section 7.10.3, a Party’s “domicile” shall include its jurisdiction of incorporation or tax residence and a Party’s “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.

7.10.4.    Tax Documentation.  Each Party has provided a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Party.  Each Party and any other recipient of payments under this Agreement shall provide to the other Party, at the time or times reasonably requested by such other Party or as required by Applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes.

7.10.5.    Cooperation.  The Parties shall reasonably cooperate in good faith, taking into account their own respective tax positions and status, to determine the U.S.

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federal income tax treatment of the Cost-Share Option in a manner that preserves to the fullest extent possible the deductibility (for U.S. federal income tax purposes) by Morphic of its payments thereunder, at the time that Morphic exercises its rights under the Cost-Share Option; provided that such cooperation shall not require any Party to (a) incur additional costs, (b) take or omit any action that is inconsistent with its own tax position, status or treatment, or (c) take any position with respect to any taxing authority, which in its good faith opinion, does or reasonably could be expected to create any liability or tax controversy for such Party.

7.11.       Interest on Late Payments.  If any payment due to either Party under this Agreement is not paid when due, then the payor Party with respect thereto shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) equal to the lesser of (a) [***] above [***], or any successor rate thereto and (b) [***] above [***] in United States Dollars having a maturity of [***]published by [***], as adjusted from time to time on the first [***] business day of each month, or any successor rate thereto, such interest to run from the date on which payment of such sum became due; provided that, with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

7.12.       Financial Records.  AbbVie shall, and shall cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to Net Sales to the extent required to calculate and verify all amounts payable hereunder.  AbbVie shall, and shall cause its Affiliates and its and their sublicensees to, retain such books and records until the later of (a) [***] after the end of the period to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof) or for such longer period as may be required by Applicable Law.

7.13.       Audit.

7.13.1.    Procedures.  At the request of Morphic, AbbVie shall, and shall cause its Affiliates and its and their Sublicensees to, permit an independent auditor designated by Morphic and reasonably acceptable to AbbVie, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 7.12 to ensure the accuracy of all reports and payments made hereunder.  Such audits may not (a) be conducted for any Calendar Quarter more than [***] after the end of such Calendar Quarter, (b) be conducted more than once in any [***] period (unless a previous audit during such twelve (12)-month period revealed an underpayment with respect to such period) or (c) be repeated for any Calendar Quarter.  The cost of any audit shall be borne by Morphic, unless the audit reveals a variance of more than the greater of [***] from the reported amounts and [***], in which case AbbVie shall bear the cost of such audit.  Unless disputed pursuant to Section 7.13.2, if an audit concludes that (x) additional amounts were owed by AbbVie, then AbbVie shall pay the additional amounts, with interest from the date originally due as provided in Section 7.11 or (y) excess payments were made by AbbVie, then Morphic shall reimburse such excess payments, in either case ((x) or (y)), within [***] after the date on which such audit is completed.

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7.13.2.           Audit Dispute.  In the event of a dispute with respect to any audit under Section 7.13.1, Morphic and AbbVie shall work in good faith to resolve the dispute.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] after one Party notifies the other Party of such dispute, the Parties shall submit such dispute for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”).  The decision of the Auditor shall be final and the costs of such resolution as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine.  Not later than [***] after such decision and in accordance with such decision, AbbVie shall pay the additional amounts, with interest from the date originally due as provided in Section 7.11, or Morphic shall reimburse the excess payments, as applicable.

7.13.3.           Confidentiality. Morphic shall treat all information subject to review under this ARTICLE 7 in accordance with the confidentiality provisions of ARTICLE 9.  AbbVie shall not be obligated to provide any information to the independent auditor pursuant to Section 7.13.1 or the Auditor pursuant to Section 7.13.2, until the independent auditor or the Auditor, as applicable, has entered into a reasonably acceptable confidentiality agreement with AbbVie obligating such independent auditor or the Auditor, as applicable, to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.14.                     Right to Offset.  Each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement against any payments owed by such first Party to such other Party under this Agreement.  Such offsets shall be in addition to any other rights or remedies available under this Agreement and Applicable Law.

7.15.                     Financial Obligations Under In-License Agreements.  Morphic shall be responsible for all payments owed to Third Parties under each In-License Agreement in effect as of the Effective Date and the Other Morphic Agreements.  With respect to In-License Agreements entered into after the Effective Date, (a) Morphic shall be responsible for all payments owed to Third Parties under In-License Agreements described in Section 2.4.6(a), and (b) Morphic shall be responsible for all payments owed to Third Parties under In-License Agreements described in Section 2.4.6(b) except that, if AbbVie consents to such license or other agreement in accordance with Section 2.4.6(b), then, following AbbVie’s exercise of its Option with respect to the applicable Research Target, subject to Section 7.5, Section 7.14 and Section 11.2, AbbVie shall be responsible for any payment thereunder arising after such Option exercise to the extent reasonably allocable to AbbVie’s or its Affiliates’ Exploitation of a Licensed Product Directed to such Research Target in accordance with the terms to which AbbVie consented in accordance with Section 2.4.6(b).

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ARTICLE 8
INTELLECTUAL PROPERTY

8.1.                            Ownership of Intellectual Property.

8.1.1.                  Ownership of IP.  Subject to the license grants and other rights herein as between the Parties, each Party shall own and retain all right, title and interest in and to any and all Information and inventions that are conceived, discovered, developed or otherwise made by or on behalf of such Party (or its Affiliates or its or their (sub)licensees) under this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto.  For clarity, and for the purpose of this ARTICLE 8, each Party, its Affiliates and its or their (sub)licensees shall not be considered a (sub)licensee of the other Party.

8.1.2.                  Ownership of Joint IP.  As between the Parties, each Party shall each own an equal, undivided interest in any and all:  (a) Information and inventions that are conceived, discovered, developed or otherwise made under this Agreement jointly by or on behalf of Morphic or its Affiliates or its or their (sub)licensees, on the one hand, and AbbVie or its Affiliates or its or their Sublicensees, on the other hand, in connection with the work conducted under this Agreement, whether or not patented or patentable (the “Joint Know-How”); and (b) Patents (the “Joint Patents”) and other intellectual property rights with respect to the Information and inventions described in clause (a) (together with Joint Know-How and Joint Patents, the “Joint IP”).  Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates, and its and their (sub)licensees to so disclose, the development, making, conception or reduction to practice of any Joint Know-How or Joint Patents. Subject to the licenses granted under Section 4.1 and the exclusivity obligations under Section 4.5, each Party shall have the right to Exploit the Joint IP without a duty of seeking consent or accounting to the other Party.

8.1.3.                  Ownership Exception.  Notwithstanding Section 8.1.1 or Section 8.1.2, as between the Parties, Morphic shall exclusively own all right, title and interest in and to any and all Integrin Conformational Stabilization Patents developed under this Agreement using Morphic Know-How or Morphic’s Confidential Information regardless of which Party or its Affiliates developed such Integrin Conformational Stabilization Patents or whether such Integrin Conformational Stabilization Patents were jointly developed by or on behalf of the Parties or their Affiliates; provided that Morphic (on behalf of itself and its Affiliates) shall grant, and hereby grants, to AbbVie and its Affiliates a perpetual, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, sublicensable (through multiple tiers) right and license under such Integrin Conformational Stabilization Patents that were solely or jointly developed by or on behalf of AbbVie or its Affiliates for all purposes.

8.1.4.                  United States Law.  The determination of whether Information and inventions are conceived, discovered, developed or otherwise made by or on behalf of a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights, and ownership under Sections 8.1.1, Section 8.1.2 or Section 8.1.3) therein, shall, for purposes of this Agreement, be made in accordance with the United States patent law, copyright law, trademark law and other Applicable Law in the United States, irrespective of conflict of laws and where such conception, discovery, development or making occurs.  For clarity, if United States law is found to be unenforceable with respect to the conception, discovery, development or making of any Information or other inventions hereunder,

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each Party shall, and does hereby, assign, transfer and otherwise convey, and shall cause its Affiliates and its and their (sub)licensees to so assign, transfer and otherwise convey, to the other Party, without additional compensation, such right, title and interest in and to any Information, inventions, Patents and other intellectual property rights without the need for any further action by the other Party, as is necessary to fully effect, as applicable, (a) the sole ownership provided for in Section 8.1.1 and Section 8.1.3 or (b) the joint ownership provided for in Section 8.1.2.  The assigning Party shall perform all acts or refrain from taking action, as required, and shall execute and deliver to the assignee Party any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be deemed necessary or desirable by the assignee Party to evidence, obtain, perfect, and transfer such intellectual property throughout the world and to render all lawful assistance in connection with the same to effectuate the foregoing assignment.

8.1.5.                  Assignment Obligation.  Each Party shall cause all Persons who perform Development, regulatory, Manufacturing, or Commercialization activities for such Party under this Agreement or who conceive, discover, develop or otherwise make any Information or inventions by or on behalf of such Party or its Affiliates or its or their (sub)licensees under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide an exclusive license under) their rights in any Information and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise.

8.2.                                        Control of Intellectual Property.  Neither Party shall, and each Party shall cause its Affiliates not to, enter into or amend any agreement with a Third Party, or include in any such agreement or amendment any restrictive provisions, with an intent to limit its Control of, or to not Control, any Information, Patent or other intellectual property right that would be subject to the license grants in Section 4.1 in the absence of such agreement, amendment or restrictive provisions.  Further, when entering into any agreement or amendment with a Third Party relating to any Information, Patents or other intellectual property rights that, if Controlled by a Party or its Affiliates, would be subject to the license grants in Section 4.1, each Party shall use good faith efforts to obtain Control of such Information, Patents and other intellectual property rights.

8.3.                            Prosecution and Maintenance of Patents.

8.3.1.                  Morphic Patents.

(a)                                 Subject to Section 8.3.1(b), as between the Parties, Morphic shall have the first right, but not the obligation, to prepare, file, prosecute, and maintain (including the responsibility to conduct and manage any interference, re-issuance, re-examination, opposition, and post-grant proceedings, including inter partes reviews and post-grant reviews) (collectively, “Prosecute” or “Prosecution”) in the Territory any Morphic Patents using counsel of its own choice.

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(b)                                 With respect to each Included Target, from and after the Inclusion Date for such Included Target, AbbVie shall have the first right, but not the obligation, to Prosecute in the Territory any Morphic Patents that specifically claim (i) a Licensed Compound or Licensed Product as a composition of matter irrespective of whether such Morphic Patent claims other compounds or products or (ii) the Exploitation of a Licensed Compound, Licensed Product, or other Competing Product (each, an “Included Target Patent”) using counsel of its own choice.

8.3.2.                  Joint Patents.

(a)                                 Subject to Section 8.3.2(b), as between the Parties, [***] shall have the first right, but not the obligation, to Prosecute in the Territory any Joint Patents using counsel of its own choice.

(b)                                 With respect to each Included Target, from and after the Inclusion Date for such Included Target, [***] shall have the first right, but not the obligation, to Prosecute in the Territory any Joint Patents that claim Licensed Compounds Directed to such Included Target and the corresponding Licensed Products or the Exploitation of such Licensed Compounds or Licensed Products (each, an “[***] Prosecuted Joint Patent”) using counsel of its own choice.

8.3.3.                  AbbVie Patents.  As between the Parties, AbbVie shall have the sole right, but not the obligation, to Prosecute in the Territory all Patents owned or controlled, and that are conceived, discovered, developed or otherwise made, by or on behalf of AbbVie under this Agreement (other than (a) Integrin Conformational Stabilization Patents and (b) the Joint Patents, which are each addressed earlier in this Section 8.3) (“AbbVie Patent”), at its sole cost and expense and using counsel of its own choice.

8.3.4.                  Conduct of Prosecution.

(a)                                 All costs and expenses of Prosecution (including, for example, maintenance fees, attorney fees, filing fees and translations) under Section 8.3.1, Section 8.3.2 or Section 8.3.3 shall be paid by and are the sole responsibility of the Prosecution Party except as otherwise expressly set forth herein.

(b)                                 If the Party with the first right to Prosecute a Patent under Section 8.3.1 or Section 8.3.2 elects not to pursue or continue the Prosecution of such Patent in a particular country, such first Party shall notify the other Party in writing at least [***] in advance of the due date of any payment or other action that is required to Prosecute such Patent, and such other Party may elect, upon written notice to such first Party, to make such payment or take such action, at such other Party’s cost and expense using counsel of its own choice, in the name of the owner of the applicable Patent, and such first Party shall reasonably cooperate with such other Party in connection with such activities.

(c)                                  While [***] is the Prosecution Party for any [***] Patents, [***] shall use commercially reasonable efforts to file separately Patents claiming any compound

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that is or could reasonably be expected to become a Licensed Compound or any product that is or could reasonably be expected to become a Licensed Product.  To that end, with respect to any Patent that claims any small molecule antagonist Directed to any (i) Research Target for which AbbVie then has an Option with respect to such Research Target or (ii) ROFN Target for which AbbVie then has a ROFN with respect to such ROFN Target, or any products containing such small molecule antagonist or the Exploitation of such small molecule antagonist or product, [***] shall use, and shall instruct its counsel to use, commercially reasonable efforts not to include in any such Patent any claim(s) that would cause such Patent not to become an Included Target Patent or AbbVie Prosecuted Joint Patent.  Without limitation of the foregoing, promptly after the Inclusion Date for a Research Target or a ROFN Target, as applicable, [***] shall take such actions as are necessary or as [***] may reasonably request with respect to any Morphic Patents and Joint Patents, including by filing divisionals, continuations, continuations-in-part or otherwise, so as, to the extent feasible, separate into discrete Patents that specifically claim Licensed Compounds Directed to the applicable Included Target and the corresponding Licensed Products or the Exploitation of such Licensed Compounds or Licensed Products.

(d)                                 Notwithstanding anything in this Section 8.3 to the contrary, if (i) the Option with respect to a Research Target expires without exercise by AbbVie, then from and after expiration of the applicable Option Period, any rights (including any step-in rights) of [***]to Prosecute any Morphic Patents that would have been Included Target Patents if AbbVie had exercised such Option and the obligations of Morphic to provide copies of correspondence and consult with AbbVie with respect thereto shall terminate (unless such Morphic Patents otherwise still meet or are capable of meeting the definition of “Included Target Patents”, in which case such rights and obligations shall continue) and (ii) the ROFN with respect to a ROFN Target expires without agreement by the Parties on the ROFN Terms for such ROFN Target, then from and after expiration of the applicable ROFN, any rights (including any step-in rights) of [***] to Prosecute any Morphic Patents that would have been Included Target Patents if the Parties agreed on ROFN Terms for such ROFN Target and the obligations of Morphic to provide copies of correspondence and consult with AbbVie with respect thereto shall terminate (unless such Morphic Patents otherwise still meet or are capable of meeting the definition of “Included Target Patents”, in which case such rights and obligations shall continue).

8.3.5.                  UPC Opt-Out and Opt-In.  [***] shall have the first right to make decisions regarding the Opt Out or Opt-In under the UPC with respect to a [***] Patent and the sole right to make decisions regarding the Opt Out or Opt-In under the UPC with respect to a [***] Patent, and pay all additional fees associated with such decisions.  If [***] decides not to make any such decision with respect to a [***] Patent, [***] shall have the right to make such decision and pay all additional fees associated therewith.

8.3.6.                  Cooperation.  Subject to Applicable Law, the Prosecution Party for a Patent shall notify the non-Prosecution Party of all material developments and all steps to be taken in connection with the Prosecution of such Patent and provide the non-Prosecution Party with copies of all material filings or responses to be made to the patent authorities with respect thereto and all other material submissions and correspondence with any patent authorities regarding such Patent.  All of the foregoing shall be provided to the non-Prosecution Party in

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sufficient time to allow for review and comment by the non-Prosecution Party.  The non-Prosecution Party shall offer its comments or proposals, if any, promptly, and the Prosecution Party shall consider in good faith such comments and proposals.  The non-Prosecution Party shall provide the Prosecution Party with all assistance reasonably necessary to facilitate the Prosecution of Patents hereunder, including executing powers of attorney and related papers for the U.S. Patent and Trademark Office or its foreign counterparts and providing access to relevant documents and other evidence and making its employees available at reasonable business hours.  Upon transfer of a Party’s responsibility for Prosecution of a Patent as provided for under Section 8.3.1 or Section 8.3.2, the then-current Prosecution Party shall promptly deliver to the other Party (at the other Party’s expense) or its designee copies of all necessary files related to such Patent and shall take all actions and execute all documents reasonably necessary for the other Party to assume Prosecution.

8.3.7.                  Patent Term Extension and Supplementary Protection Certificate.  As between the Parties, [***] shall have the sole right to make decisions regarding, and to apply for, patent term extensions worldwide, including the United States with respect to extensions pursuant to 35 U.S.C. § 156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, solely for the AbbVie Patents, Morphic Patents, and Joint Patents that claim any Licensed Compound or Licensed Product or the Exploitation of such Licensed Compound or Licensed Product; provided that, [***] shall consult with [***] to determine the course of action with respect to such filings.  Morphic shall provide prompt and reasonable assistance, as requested by [***] and at [***] expense, including by taking such action as patent holder as is required under any Applicable Law to help [***] obtain such extension or supplementary protection certificate.

8.3.8.                  Patent Listings.  As between the Parties, [***] shall have the sole right to make all filings with Regulatory Authorities in the Territory solely with respect to the AbbVie Patents, Morphic Patents, and Joint Patents that claim any Licensed Compound or Licensed Product or the Exploitation of such Licensed Compound or Licensed Product, including as required or allowed in the United States or other jurisdictions.

8.4.                            Enforcement of Patents.

8.4.1.                  Notice.  Each Party shall promptly notify the other Party in writing of (a) any alleged or threatened infringement of the Morphic Patents, Joint Patents, or AbbVie Patents in any jurisdiction in the Territory or (b) any certification or notice filed under the Hatch-Waxman Act claiming that any Morphic Patents, Joint Patents, or AbbVie Patents are invalid or unenforceable or claiming that any Morphic Patents, Joint Patents, or AbbVie Patents would not be infringed by the making, use, offer for sale, sale, or import of a product for which an application under the Hatch-Waxman Act is filed in the United States or any equivalent or similar certification or notice in any other jurisdiction in the Territory, in each case ((a) and (b)), of which such Party becomes aware (an “Infringement”).

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8.4.2.                  Enforcement of Morphic Patents.

(a)                                 Subject to Section 8.4.2(b), as between the Parties, Morphic shall have the first right, but not the obligation, to manage any claim, suit or proceeding against any Infringement (including removing or defending against any Infringement) with respect to Morphic Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at Morphic’s sole cost and expense, using counsel of its own choice.

(b)                                 [***] shall have the first right, but not the obligation, to manage any claim, suit or proceeding against any Infringement (including removing or defending against any Infringement) by the Exploitation of any Competing Product with respect to any Morphic Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at [***] sole cost and expense, using counsel of its own choice. Specifically, [***] shall have the first right, but not the obligation, to manage any claim, suit or proceeding related to any Hatch-Waxman litigation concerning a Licensed Product.

8.4.3.                  Enforcement of Joint Patents.  As between the Parties, [***] shall have the first right, but not the obligation, to manage any claim, suit or proceeding against any Infringement (including removing or defending against any Infringement) by the Exploitation of any Competing Product with respect to Joint Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at [***] sole cost and expense, using counsel of its own choice.

8.4.4.                  Enforcement of AbbVie Patents.  As between the Parties, AbbVie shall have the sole right, but not the obligation, to manage any claim, suit or proceeding against any Infringement (including removing or defending against any Infringement) with respect to the AbbVie Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at AbbVie’s sole cost and expense, using counsel of its own choice, and AbbVie shall retain control of the prosecution of such suit and retain all recoveries in connection therewith.

8.4.5.                  Step-In Rights.  Subject to Section 8.4.6, if [***] manages a claim, suit or proceeding against any Infringement of Morphic Patents or Joint Patent, [***] shall have the right, but not the obligation (unless [***] or any of its Affiliates is a necessary party to the proceeding), to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its sole cost and expense; provided, that [***] shall retain control of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith.  If [***] or its designee does not take commercially reasonable steps to remove or defend against an Infringement with respect to any Morphic Patents or Joint Patents (i) within [***] following the first notice provided above with respect to such Infringement or (ii) provided such date occurs after the first such notice of such Infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then (A) [***] shall so notify [***] and (B) upon [***] written consent (such consent not to be unreasonably conditioned, withheld or delayed), [***] may manage a claim, suit or proceeding against such Infringement at its sole cost and expense.  For clarity, [***] or its designee is deemed to have taken commercially

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reasonable steps to remove or defend against an Infringement if [***] or its designee has decided to initiate applicable actions against such Infringement [***] before the time limit set forth in appropriate laws and regulations and is preparing to initiate such actions within the time limit set forth in appropriate laws and regulations, all as and to the extent solely with respect to such actions.

8.4.6.                  Cooperation.  The Parties shall cooperate in any Infringement action pursuant to this Section 8.4, including in the case of [***], by making the inventors, applicable records and documents (including laboratory notebooks) of the relevant Patents available to [***] upon [***] request.  If a Party is removing or defending against an Infringement, the other Party shall, and shall cause its Affiliates to, reasonably assist and cooperate with the Party removing or defending against the Infringement, as such Party may reasonably request from time to time, in connection with its activities set forth in this Section 8.4, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided, that, except with respect to Joint Patents, the Party removing or defending against the Infringement shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.  Unless otherwise set forth herein, the Party entitled to remove or defend against an Infringement in accordance with this Section 8.4 shall have the right to settle such claim; provided, that neither Party shall have the right to settle any Infringement litigation under Section 8.4.2, Section 8.4.3 or Section 8.4.5 in a manner that requires any payment by, imposes any liability on, or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

8.4.7.                  Recovery.  Except as otherwise agreed by the Parties in connection with a cost sharing arrangement or as provided in Section 8.4.4, any recovery realized as a result of any Infringement pursuant to this Section 8.4 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their reasonable and verifiable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be allocated [***] to the Party initiating the suit or action and [***] to the other Party.

8.5.                                        Invalidity or Unenforceability Defenses or Actions.

8.5.1.                  As between the Parties, (a) (1) prior to the Inclusion Date with respect to a Research Target or a ROFN Target (and subject to clause (2) below), [***] shall have the first right, but not the obligation, to defend (including the right to settle) and control the defense of the validity and enforceability of the Morphic Patents and Joint Patents relating to such Research Target or ROFN Target and (2) from and after the Inclusion Date with respect to an Included Target, [***] shall have the first right, but not the obligation, to defend (including the right to settle) and control the defense of the validity and enforceability of the Morphic Patents and Joint Patents relating to such Included Target, (b) [***] shall have the sole right, but not the obligation, to defend (including the right to settle) and control the defense of the validity and enforceability of all AbbVie Patents, in each case ((a) and (b)), at such Party’s sole cost and

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expense in the Territory and using counsel of its own choice.  Notwithstanding this Section 8.5.1, the Party who prosecutes or manages a litigation with respect to an Infringement action shall be responsible for defending any invalidity or unenforceability challenges in connection with such Infringement action.  If [***] or its designee elects not to defend or control the defense of a Morphic Patent or Joint Patent in a suit brought in the Territory or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, then [***] may conduct and control the defense of any such claim, suit or proceeding at its sole cost and expense.

8.5.2.                  Cooperation.  If a Party defends a Patent pursuant to Section 8.5.1, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the defending Party, as such defending Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided, that, except with respect to Joint Patents, the controlling Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.  In connection with any activities with respect to a defense relating to the Patents pursuant to this Section 8.5, the defending Party shall (a) consult with the other Party as to the strategy for such activities, (b) consider in good faith any comments from the other Party and (c) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense.  For clarity, [***] shall no longer be required to assist [***] and [***] shall no longer be obligated to consult with [***], in each case as contemplated by this Section 8.5.2, (i) if the Option with respect to a Research Target expires without exercise by AbbVie, from and after the expiration of the applicable Option Period, with respect to any Morphic Patents that would have been Included Target Patents if AbbVie had exercised such Option (unless such Morphic Patents otherwise still meet or are capable of meeting the definition of “Included Target Patents”, in which case such obligations shall continue) and (ii) if the ROFN with respect to a ROFN Target expires without agreement by the Parties on the ROFN Terms for such ROFN Target, from and after expiration of the applicable ROFN, with respect to any Morphic Patents that would have been Included Target Patents if the Parties had agreed on ROFN Terms for such ROFN Target (unless such Morphic Patents otherwise still meet or are capable of meeting the definition of “Included Target Patents”, in which case such obligations shall continue).

8.6.                                        Infringement Claims by Third Parties.

8.6.1.                  Notice.  If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by AbbVie or any of its Affiliates or any of its or their Sublicensees, Distributors or customers (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 8.4, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing.

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8.6.2.                  Defense.  As between the Parties, [***] shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit or proceeding at its sole cost and expense (but subject to offset as provided below, if applicable), using counsel of its own choice.  [***] may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense.  If [***] or its designee elects (in a written communication submitted to [***] within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit or proceeding with respect to a Licensed Product, such election to be made within such time periods so that [***] is not prejudiced by any delays, [***] may conduct and control the defense of any such claim, suit or proceeding at the Parties [***] cost and expense for reasonable and verifiable out-of-pocket costs and expenses incurred by [***] with respect thereto.

8.6.3.                  Cooperation.  If a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section 8.6, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided, that the controlling Party shall reimburse such other Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.  Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding.  Each Party agrees to provide the other Party with copies of all material pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims.

8.6.4.                  Offset.  Subject to Section 7.3.4(c), [***] shall be entitled to offset up to [***] of the reasonable out-of-pocket costs and expenses of defending or settling such claim, suit or proceeding under this Section 8.6 that are borne by [***] or its Affiliates and its or their Sublicensees in a given [***] (including royalties, milestones and other consideration paid and any damages or other awards assessed in connection therewith) against Milestone Payments payable under Section 7.2 or royalties payable under Section 7.3 for such [***], with any balance then remaining to be carried over to amounts due with respect to subsequent [***], up to a maximum amount for each [***] of [***] of the amounts owed with respect to such subsequent [***].  Notwithstanding anything to the contrary contained herein, nothing in this Section 8.6.4 shall impair the ability of [***] to seek and obtain indemnification in accordance with Section 11.2 or [***] right to offset in accordance with Section 7.14.

8.6.5.                  Recoveries.  Any recoveries awarded to a Party in connection with any Third Party Infringement Claim defended under this Section 8.6 shall be applied first to reimburse such Party for its reasonable and verifiable out-of-pocket costs and expenses of defending such claim, suit or proceedings and then to reimburse the other Party for amounts offset pursuant to Section 8.6.4 or shared pursuant to Section 8.6.2, with the balance of any such recoveries being [***].

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8.7.                                        Third Party Rights.  If, in the reasonable opinion of [***], the Exploitation of any Licensed Compound or Licensed Product by [***] or any of its Affiliates or any of its or their Sublicensees, Distributors or customers infringes or misappropriates or is reasonably expected to infringe or misappropriate any Patent, trade secret or other intellectual property right of a Third Party in any country in the Territory (such right, a “Third Party Right”), then, as between the Parties, [***] shall have the right, but not the obligation, to negotiate and obtain a license or other rights from such Third Party to such Third Party Right as necessary or desirable for [***] or its Affiliates or its or their Sublicensees, Distributors, or customers to Exploit such Licensed Compound or Licensed Products in such country.  Subject to Section 7.3.4(c), if [***] negotiates and obtains any such license from a Third Party, [***] shall be entitled to deduct up to [***] of the amounts payable to such Third Party from against any amounts owed to [***] under this Agreement in accordance with Section 7.5 (and, for clarity, subject to Section 7.3.4(c)). Notwithstanding anything to the contrary contained herein, nothing in this Section 8.7 shall impair the ability of [***] to seek and obtain indemnification in accordance with Section 11.2 or [***] right to offset in accordance with Section 7.14.

8.8.                                        Product Trademarks.

8.8.1.                  Ownership of Product Trademarks.  Morphic hereby acknowledges and agrees that, as between the Parties, AbbVie shall have the sole right to determine and shall own all right, title and interest in and to the Trademarks (and in all domain names, URLs or social media tags, handles and other identifiers containing such Trademark), that are used or that are intended for use in connection with any Licensed Product (collectively, the “Product Trademarks”) on a worldwide basis; provided that AbbVie shall not, and shall cause its Affiliates not to, select as a Product Trademark in a country a Trademark that is confusingly similar to, a translation or transliteration of, misleading or deceptive with respect to or that dilutes any (or any part) Trademarks Controlled by Morphic registered or pending for registration anywhere in such country at the time of such selection.  Morphic shall not, and shall cause its Affiliates not to, (a) use in its or their respective businesses, any Trademark that is confusingly similar to, a translation or transliteration of, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, (b) do any act that endangers, destroys, or similarly affects, in any material respect, the Product Trademarks or the value of the goodwill pertaining to the Product Trademarks or (c) attack, dispute or contest the ownership, right to register, registration, use, right to use, duration, scope of protection for, validity or enforceability of any Product Trademarks anywhere in the Territory.

8.8.2.                  Registration of Product Trademarks.  As between the Parties, AbbVie shall have the sole right to register, prosecute and maintain the Product Trademarks using counsel of its own choosing.  All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by AbbVie.  Morphic shall provide all assistance and documents reasonably requested by AbbVie in support of its prosecution, registration, and maintenance of the Product Trademarks.

8.8.3.                  Enforcement of Product Trademarks.  As between the Parties, AbbVie shall have the sole right to take such action as AbbVie, after consultation with Morphic, deems necessary against a Third Party based on any alleged, threatened, or actual infringement,

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dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory.  AbbVie shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 8.8.3 and any settlements and judgments with respect thereto, and shall retain and any damages or other amounts collected in connection therewith.

8.8.4.                  Third Party Claims.  As between the Parties, AbbVie shall have the sole right to defend against (including the right to settle) any alleged, threatened, or actual claim by a Third Party that the use or registration of any of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against any registration or application for any of the Product Trademarks or against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory.  AbbVie shall bear the costs and expenses relating to any defense commenced pursuant to this Section 8.8.4 and any settlements and judgments with respect thereto and shall retain any damages or other amounts collected in connection therewith.

8.8.5.                  Notice and Cooperation.  Morphic shall, and shall cause its Affiliates and its and their (sub)licensees to, (a) provide prompt written notice to AbbVie of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party and (b) assist and cooperate with AbbVie, as AbbVie may reasonably request from time to time, in connection with its activities set forth in this Section 8.8, including where necessary, furnishing a power of attorney solely for such purpose, or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided, that AbbVie shall reimburse Morphic for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

ARTICLE 9
CONFIDENTIALITY AND NON-DISCLOSURE

9.1.                            Confidentiality Obligations.

9.1.1.                  At all times during from and after the Execution Date and for a period of [***] following termination or expiration of this Agreement in its entirety, each Party shall and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement.  “Confidential Information” means any technical, business or other information provided by or on behalf of one Party or any of its Affiliates (the “Disclosing Party”) to the other Party or any of its Affiliates (the “Receiving Party”) in connection with this Agreement, whether prior to, on or after the Execution Date, including the terms of this Agreement (subject to Section 9.3), Information relating to any Research Product (including

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Regulatory Documentation), any Development or Commercialization of any Licensed Compound or Licensed Product, any Information with respect thereto developed by or on behalf of the Disclosing Party or its Affiliates or, in the case of AbbVie, its Affiliates or its or their Sublicensees (including AbbVie’s Information and Morphic Know-How, as applicable) or the scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing, irrespective of the person who first disclosed it, Confidential Information constituting (a) until such time as an Option with respect to a Research Target expires without AbbVie exercising such Option, any and all Information specifically relating to such Research Target or any products Directed to such Research Target, shall, solely with respect to the confidentiality (but not use) obligations set forth in the preceding sentence, be deemed the Confidential Information of both Parties and each Party is the Disclosing Party and the Receiving Party with respect thereto, (b) any Information developed, owned or Controlled by Morphic or any of its Affiliates (including Morphic Know-How and Joint Know-How) relating to any Included Target, Licensed Compound or Licensed Product or the Exploitation thereof (“Product Information”) shall be deemed the Confidential Information of AbbVie (and AbbVie shall be deemed to the Disclosing Party and Morphic shall be deemed the Receiving Party with respect thereto) and (c) the terms of this Agreement shall be deemed to be the Confidential Information of both Parties (and both Parties shall be deemed to be the Receiving Party and the Disclosing Party with respect thereto).

9.1.2.                  Notwithstanding Section 9.1.1, the confidentiality and non-use obligations under this Section 9.1 with respect to any Confidential Information shall not apply to any information that:

(a)                                 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the Receiving Party;

(b)                                 can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information; provided, that the foregoing exception shall not apply with respect to Product Information or Regulatory Documentation assigned by Morphic pursuant to Section 3.1.4(e) or Section 3.2.5(e);

(c)                                  is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality to the Disclosing Party with respect to such information;

(d)                                 has been published by a Third Party or otherwise enters the public domain through no fault of the Receiving Party in breach of this Agreement; or

(e)                                  can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information; provided, that the foregoing exception shall not apply with respect to Product Information or Regulatory Documentation assigned by Morphic pursuant to Section 3.1.4(e).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.2.                            Permitted Disclosures.  The Receiving Party may use and disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

9.2.1.                  made in response to a valid order of a court of competent jurisdiction or other Governmental Authority of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law or the rules of a stock exchange on which the securities of the Receiving Party (or its parent entity) are listed (or to which an application for listing has been submitted); provided, however that if the Receiving Party is required to make any such disclosure of the Disclosing Party’s Confidential Information, the Receiving Party shall notify the Disclosing Party in advance and give the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or Governmental Authority or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law or such rules; and provided, further that the Confidential Information disclosed in response to such court or governmental order or as required by Applicable Law or the rules of a stock exchange on which the securities of the Receiving Party (or its parent entity) are listed (or to which an application for listing has been submitted) shall be limited to the information that is legally required to be disclosed in response to such court or governmental order or by such Applicable Law or such rules; or

9.2.2.                  made by or on behalf of the Receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent under this Agreement; provided, however that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

9.3.                            Additional Permitted Disclosures and Use by AbbVie.  AbbVie and its Affiliates and its and their Sublicensees may disclose and use Confidential Information of Morphic as may be necessary or useful in connection with the Exploitation of the Licensed Compound and Licensed Products, including in connection with any filing, application or request for Regulatory Approval by or on behalf of AbbVie or any of its Affiliates or any of its or their Sublicensees for any Licensed Product and including to existing or potential Distributors, Sublicensees, collaboration partners or acquirers or transferees; provided, that (a) subject to the following clause (b), such Persons will be subject to obligations of confidentiality and non-use with respect to such Confidential Information at least as protective to the Disclosing Party as the obligations of confidentiality and non-use of the Receiving Party pursuant to this ARTICLE 9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

and (b) with respect to any such disclosure in connection with any filing, application or request for Regulatory Approval by or on behalf of AbbVie or any of its Affiliates, AbbVie shall take reasonable measures to assure confidential treatment of such information, to the extent such protection is available.

9.4.                            Use of Name.  Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or other Trademarks of the other Party or any of its Affiliates or any of its or their (sub)licensees (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance except to the extent otherwise agreed to by the Parties (including in an agreement other than this Agreement).  The restrictions imposed by this Section 9.4 shall not prohibit (a) AbbVie from making any disclosure identifying Morphic to the extent required in connection with its exercise of its rights or obligations under this Agreement and (b) either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of such first Party (or its parent entity) are listed (or to which an application for listing has been submitted).  Without limiting the foregoing, (i) AbbVie agrees and shall cause its Affiliates and Sublicensees, to conform to the customary industry standards for the protection of the Trademarks and to such reasonable trademark usage guidelines as Morphic may furnish from time to time with respect to the use of the Corporate Names, and (ii) Morphic shall have the right to instruct AbbVie to, and AbbVie shall, discontinue a specific use of a Corporate Name; provided that, following such an instruction, AbbVie shall have the right to continue to distribute existing marketing and promotional materials and product packaging and labeling until such materials are exhausted or expire.

9.5.                            Public Announcements.  The Parties have agreed upon the content of one (1) joint press release that shall be issued substantially in the form attached hereto as Schedule 9.5, the release of which the Parties shall coordinate in order to accomplish such release promptly upon a date to be mutually agreed by the Parties.  Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the Disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the Disclosing Party (or its parent entity) are listed (or to which an application for listing has been submitted).  If a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its (or its parent entity’s) securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.  Notwithstanding the foregoing, AbbVie and its Affiliates and its and their Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Products; provided, that such disclosure is subject to the provisions of ARTICLE 9 with respect to Morphic’s Confidential Information.  Neither Party shall be required to seek the permission of the other Party to disclose any information regarding the terms of this Agreement or any amendment hereto that has already

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been publicly disclosed by such Party or by the other Party, in accordance with this Section 9.5; provided, that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

9.6.                            Publications.  The Parties recognize the desirability of publishing and publicly disclosing the results of and information regarding, activities under this Agreement.

9.6.1.                  Morphic Publications.  Subject to Section 9.5, Morphic shall not, and shall cause each of its Affiliates and its and their licensees and (sub)licensees not to: (a) with respect to each Research Product, prior to the earlier of the end of the Option Period for such Research Target and AbbVie’s exercise of the Option for such Research Target, make any publications or public disclosures regarding such Research Target or any Research Product Directed to such Research Target without AbbVie’s prior written consent (i) not to be unreasonably withheld, conditioned, or delayed with respect to such Research Target and (ii) in AbbVie’s sole discretion with respect to such Research Product Directed to such Research Target and (b) with respect to each Included Target, from and after the Inclusion Date for such Included Target, make any publications or public disclosures regarding such Included Target or any Licensed Compound Directed to such Included Target or any corresponding Licensed Products without AbbVie’s prior written consent in its sole discretion.  Subject to the immediately preceding sentence, Morphic shall be free to publicly disclose the results of and information regarding activities under this Agreement, subject to prior review by AbbVie of any such disclosure, in a manner consistent with Applicable Law and industry practices, as provided in this Section 9.6.1.  Accordingly, prior to any disclosure of the results of and Information regarding activities under this Agreement, Morphic shall provide AbbVie with drafts of proposed abstracts, manuscripts or summaries of presentations.  AbbVie shall respond promptly through its designated representative and in any event no later than [***] after receipt of such proposed publication.  Morphic shall allow a reasonable period (not to exceed [***]) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of AbbVie.

9.6.2.                  AbbVie Publications.  Subject to Section 9.5, with respect to each Included Target, from and after the Inclusion Date for such Included Target, AbbVie shall be free to publicly disclose the results of and information regarding activities under this Agreement with respect to such Included Target or any Licensed Compound Directed to such Included Target or any corresponding Licensed Products, subject to prior review by Morphic of any disclosure of Confidential Information of Morphic for issues of patentability and protection of such Confidential Information, in a manner consistent with Applicable Law and industry practices, as provided in this Section 9.6.2.  Accordingly, prior to publishing or disclosing any Confidential Information of Morphic, AbbVie shall provide Morphic with drafts of proposed abstracts, manuscripts or summaries of presentations that cover such Confidential Information.  Morphic shall respond promptly through its designated representative and in any event no later than [***] after receipt of such proposed publication or presentation or such shorter period as may be required by the publication or presentation.  AbbVie shall allow a reasonable period (not to exceed [***]) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of Morphic.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

9.7.                            Return of Confidential Information.  Upon the effective date of the termination of this Agreement for any reason, upon the written request of a Party, the non-requesting Party shall either, at the requesting Party’s election: (a) promptly destroy all copies of the requesting Party’s Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party.  Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (x) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.1.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1.                                 Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Effective Date:

10.1.1.           it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

10.1.2.           the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate:  (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party; and

10.1.3.           this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity).

10.2.                     Additional Representations and Warranties of Morphic.

10.2.1.           Morphic additionally represents and warrants to AbbVie, as of the Execution Date, that except as set forth in the disclosure schedules delivered by Morphic on the Execution Date (the “Initial Disclosure Schedules”):

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(a)                                 Neither Morphic nor any of its Affiliates has used any Information, inventions, materials or intellectual property in the performance of the Research Plan or otherwise with respect to any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target or any small molecule antagonist Directed to any ROFN Target identified, generated, optimized or otherwise Developed by or on behalf of Morphic or its Affiliates that is encumbered by any contractual right of or obligation to a Third Party that conflicts, diminishes or interferes with any of the rights, options or licenses granted or to be granted to AbbVie hereunder with respect to any Licensed Compounds and corresponding Licensed Products. To Morphic’s Knowledge, it owns, controls or otherwise has access to all Information, inventions, materials and intellectual property required to conduct the Research Plan;

(b)                                 All Existing Patents are listed on the Existing Patents Schedule, and all Existing Patents (i) (x) are subsisting and (y) that have issued are, to Morphic’s Knowledge, valid and enforceable, (ii) are solely and exclusively owned or in-licensed pursuant to an In-License Agreement by Morphic or one of its Affiliates, free of any encumbrance, lien or claim of ownership by any Third Party, and (iii) have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.  The pending applications included in Existing Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and Morphic and its Affiliates have presented all references, documents and information material to patentability of which it and the inventors are aware to the relevant patent examiner at the relevant patent office and have otherwise complied with the duty of candor and good faith required under 37 C.F.R. §1.56 and analogous laws outside the United States with respect to all Existing Patents;

(c)                                  True, complete and correct copies of (i) the file wrappers relating to the prosecution, defense, maintenance, validity and enforceability of the Existing Patents and (ii) all In-License Agreements, as amended, supplemented or modified, in each case ((i) and (ii)), have been provided by Morphic to AbbVie;

(d)                                 A complete and accurate list of all In-License Agreements are listed on the In-License Schedule, and (i) all agreements pursuant to which Morphic or any of its Affiliates acquires, licenses or otherwise obtains from a Third Party any intellectual property rights licensed by Morphic to AbbVie hereunder, including the Morphic Patents and the Morphic Know-How, are in writing, (ii) the licenses to Morphic and its Affiliates in the In-License Agreements are in full force and effect and by their terms are (sub)licensable to AbbVie as contemplated by this Agreement, (iii) neither Morphic nor any of its Affiliates is in breach under any of the In-License Agreements, nor, to Morphic’s Knowledge, is any counterparty thereto, (iv) neither Morphic nor any of its Affiliates has received any written notice of breach or default under any of the In-License Agreements from the counterparty thereto, and (v) to Morphic’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such breach or default.  The clinical Development, Manufacture or Commercialization of the Research Products, Licensed Compounds or corresponding Licensed Products as contemplated herein will not be subject to any license or other agreement (other than the In-License

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Agreements listed on the In-License Schedule) to which Morphic or any of its Affiliates is a party;

(e)         The Existing Patents (and solely with respect to the conduct of the Research Plan (and not the Exploitation of a Licensed Compound or a Licensed Product containing any such Licensed Compound), Patents licensed to Morphic or its Affiliates pursuant to the CMCC Agreement) represent all Patents that Morphic or its Affiliates own, in-license or otherwise have rights to relating to any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target, any small molecule antagonist Directed to any ROFN Target or the Exploitation of any of the foregoing.  To Morphic’s Knowledge, there is no Information owned by or otherwise in the possession or control of Morphic or any of its Affiliates that relates to and was used by or on behalf of Morphic or its Affiliates to Develop any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target, any small molecule antagonist Directed to any ROFN Target or the Exploitation of any of the foregoing that is not within the Morphic Know-How.  All intellectual property rights relating to any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target, any small molecule antagonist Directed to any ROFN Target or the Exploitation of any of the foregoing, licensed to Morphic or its Affiliates pursuant to the In-License Agreements are Controlled by Morphic and the rights and obligations of the Parties hereunder are fully consistent with and are not limited in any material respect by the In-License Agreements, including such that the rights granted to AbbVie hereunder to intellectual property licensed pursuant to an In-License Agreement are no more restricted than the analogous rights granted to AbbVie hereunder with respect to intellectual property rights wholly owned by Morphic or its Affiliates;

(f)                                   Neither Morphic nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to any Patent or other intellectual property or proprietary right or Information that is necessary or useful, in the case of Morphic, to conduct the Research Plan or, in the case of AbbVie, to Exploit any Licensed Compound or Licensed Product, that would be Controlled by Morphic or its Affiliates but for such agreement;

(g)                                  Neither Morphic nor any of its Affiliates has entered into any written agreement that (i) grants any Third Party any rights of reference under or access to the Regulatory Documentation owned by, or in the possession of or under the control of, Morphic or any of its Affiliates with respect to any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target, any small molecule antagonist Directed to any ROFN Target (the “Morphic Regulatory Documentation”) that are inconsistent with the rights granted to AbbVie hereunder, (ii) grants any Third Party any rights to or under the Existing Patents, the Morphic Know-How, any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target, any small molecule antagonist Directed to any ROFN Target or the Exploitation of any of the foregoing that are inconsistent with the rights granted to AbbVie hereunder or (iii) expressly pertains to the Exploitation of any Research Product, any Research

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target or any small molecule antagonist Directed to any ROFN Target;

(h)                                 The practice and use of the Morphic Know-How existing as of the Effective Date and the inventions and discoveries in the Existing Patents and the conduct of Morphic or its Affiliates of its business relating to this Agreement have not and do not and, to Morphic’s Knowledge, will not infringe (in each case, without giving effect to 35 U.S.C. § 271(e)(1) and any other laws of similar effect in any jurisdiction) any Patents or misappropriate or use without authorization any Information of any Third Party.  (i) No claim or litigation has been brought or asserted (and Morphic has no Knowledge of any claim, whether or not brought or asserted) by any Person alleging that (x) any of the Existing Patents are invalid or unenforceable or (y) the conception, development, reduction to practice, disclosing, copying, making, assigning or licensing of the Morphic Regulatory Documentation, the Existing Patents, the Morphic Know-How, any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target, any small molecule antagonist Directed to any ROFN Target or the Exploitation of any of the foregoing as contemplated herein, violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with or would violate, infringe, misappropriate or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person and (ii) to Morphic’s Knowledge, no facts or circumstances exist that would be reasonably expected to give rise to any such claims;

(i)                                     There are no amounts that shall be required to be paid by AbbVie or its Affiliates or its or their Sublicensees to a Third Party as a result of the clinical Development, Manufacture or Commercialization of any Research Product, any Research Target, any small molecule antagonist Directed to any Research Targets, any ROFN Target or any small molecule antagonist Directed to any ROFN Target that arises out of any agreement to which Morphic or any of its Affiliates is a party (including the Other Morphic Agreements), except, pursuant to the exception in Section 7.15(b), to the extent reasonably allocable to AbbVie’s or its Affiliates’ Exploitation of a Licensed Product Directed to an Included Target in accordance with the terms to which AbbVie consented in accordance with Section 2.4.6(b);

(j)                                    A complete and accurate list of all Other Morphic Agreements are listed on the Other Morphic Agreements Schedule. None of the rights, options and licenses granted to Morphic or its Affiliates pursuant to the Other Morphic Agreements are or will be necessary or useful for, and none of AbbVie or its Affiliates or its or their Sublicensees shall have any obligation to any party to an Other Morphic Agreement with respect to, the Exploitation of a Licensed Compound (excluding clause (b) of the definition thereof) or a Licensed Product containing any such Licensed Compound by or on behalf of AbbVie or its Affiliates or its or their Sublicensees;

(k)                                 To Morphic’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or using without authorization or threatening to misappropriate or use without authorization the Existing Patents, the Morphic Know-How or the Morphic Regulatory Documentation;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

(l)                                     Each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending;

(m)                             There are no pending or, to Morphic’s Knowledge, alleged or threatened, (i) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Existing Patents that are in or before any patent authority (or other Governmental Authority performing similar functions) or (ii) any inventorship challenges involving the Existing Patents that are in or before any patent or other governmental authority;

(n)                                 The inventions or discoveries claimed by the Existing Patents (i) were not conceived, created, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. § 201(e), (iii) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations and executive orders promulgated pursuant thereto, including in 37 C.F.R. part 401 (including all additions, supplements, extensions and modifications thereto) and (iv) are not the subject of any licenses, options or other rights of any other Governmental Authority, within or outside the United States, due to such Governmental Authority’s funding of research and development or otherwise (other than the right to receive payments or any law of general application that applies to personal property generally, e.g., takings laws).  Morphic and its Affiliates have complied in all material respects with any and all obligations applicable to it as a result of the use of funding, facilities, personnel or other resources of any college, university or other educational or research institution or agency, or other organization;

(o)                                 To the Knowledge of Morphic, no breach of any confidentiality, non-disclosure or similar agreement with any Third Party regarding Morphic Know-How has been committed by any Third Party;

(p)                                 Morphic and its Affiliates have generated, prepared, maintained and retained all Morphic Regulatory Documentation that is required to be generated, prepared, maintained or retained pursuant to and in accordance with good laboratory and clinical practice and Applicable Law and all such information is true, complete and correct and what it purports to be in all material respects;

(q)                                 Morphic and its Affiliates have conducted, and, to the Knowledge of Morphic, its and their respective contractors and consultants have conducted, all Development of the Research Products in accordance with good laboratory and clinical practice and Applicable Law, in all cases in all material respects;

(r)                                    Neither Morphic nor any of its Affiliates, nor any of its or their respective officers, employees or agents has (i) committed an act, (ii) made a statement or (iii) failed to act or make a statement that, in any case ((i), (ii) or (iii)), that (x) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Exploitation of any Research Product or (y) could reasonably be

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory; and

(s)                                   Neither Morphic nor any of its Affiliates has been debarred or is subject to debarment.

10.2.2.           With respect to each Research Target, as of the Acceptance Date for the applicable Data Package with respect to such Research Target (the “Option Bringdown Date”), Morphic (a) represents, warrants and covenants to AbbVie that, to Morphic’s Knowledge, the Exploitation of each Licensed Compound Directed to such Research Target and corresponding Licensed Product Directed to such Research Target by AbbVie or any of its Affiliates or Sublicensees to the extent related to such Licensed Compound as it exists as of the Option Bringdown Date does not and will not infringe or misappropriate any Patent or other intellectual property right of a Third Party and (b) except as set forth in the Initial Disclosure Schedules or, subject to Section 10.2.5, the Updated Research Target Disclosure Schedules, makes the representations and warranties set forth on Schedule 10.2.2 to AbbVie; provided, that during the period from such Acceptance Date until the later of (i) the date AbbVie exercises such Option and (ii) the expiration of the applicable Option Period, Morphic shall promptly notify AbbVie in writing if any of the representations and warranties set forth on Schedule 10.2.2 are no longer true and correct in any material respects and shall, subject to Section 10.2.5, update the Updated Research Target Disclosure Schedule to reflect any such changes.

10.2.3.           With respect each ROFN Target for which AbbVie provides a ROFN Notice, as of the expiration of the later of the ROFN Period or the ROFN Negotiation Period, if applicable, for such ROFN Target (the “ROFN Bringdown Date”), Morphic (a) represents, warrants and covenants to AbbVie that, to Morphic’s Knowledge, the Exploitation of each Licensed Compound Directed to such ROFN Target or corresponding Licensed Product Directed to such ROFN Target by AbbVie or any of its Affiliates or Sublicensees to the extent related to such Licensed Compound as it exists as of the ROFN Bringdown Date does not and will not infringe or misappropriate any Patent or other intellectual property right of a Third Party and (b) except as set forth in the Initial Disclosure Schedules or, subject to Section 10.2.5, the Updated ROFN Disclosure Schedules, makes the representations and warranties set forth on Schedule 10.2.3 to AbbVie.

10.2.4.           Subject to Section 10.2.5, Morphic shall provide AbbVie updated disclosure schedules as follows:

(a)                                 with respect to each Research Target, with the delivery of the Data Package with respect to such Research Target or if AbbVie is considering exercising the Option for such Research Target prior to the receipt of the Data Package with respect to such Research Target, within [***] after AbbVie so notifies Morphic; provided, that if AbbVie does not exercise such Option within [***] after it provides such notice, Morphic shall have the right to provide a further updated disclosure schedule with the delivery of such Data Package or upon

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AbbVie’s additional notification of its considering of an earlier exercise of such Option (such updated disclosure schedules, the “Updated Research Product Disclosure Schedules”); and

(b)                                 with the delivery of [***] with respect to each ROFN Target (each such updated disclosure schedules, the “Updated ROFN Disclosure Schedules”).

10.2.5.           The disclosures set forth in any Updated Disclosure Schedule shall be limited to (a) updating the Existing Patent Schedule, the In-License Schedule and the Other Morphic Agreement Schedule and (b) any matter (i) existing as of the Effective Date which, if known at the Execution Date, would have been required to be set forth or described in the Initial Disclosure Schedule or that is otherwise necessary to correct any information in the Initial Disclosure Schedule that has been rendered inaccurate by such matter or (ii) arising after the Effective Date which, if existing at the Execution Date, would have been required to be set forth or described in the Initial Disclosure Schedule or that is otherwise necessary to correct any information in the Initial Disclosure Schedule that has been rendered inaccurate by such matter, in either case, ((i) or (ii)), solely with respect to the representations and warranties set forth in the clause (i)(y) of paragraph (b); clause (iii) (solely with respect to breaches by counterparties), and clause (iv) (without limiting clause (iii)) of paragraph (d); the second sentence of paragraph (e); paragraph (h); the first sentence of paragraph (j); paragraph (k); paragraph (m); paragraph (n) (other than the last sentence); or paragraph (o) on Schedule 10.2.2 or Schedule 10.2.3, as applicable, and the last sentence of paragraph (d) or paragraph (i) on Schedule 10.2.3.  The Parties agree that any disclosure made by Morphic pursuant to an Updated Disclosure Schedule shall not be deemed to amend or supplement the Initial Disclosure Schedule or any earlier Updated Disclosure Schedule for any purpose hereunder, including for purposes of the indemnification provisions under Section 11.2.  For the avoidance of doubt, an exception made by Morphic in the Updated Disclosure Schedules may not cure a deficiency in a prior Disclosure Schedule.  Morphic acknowledges and agrees that any disclosure made in an Updated Disclosure Schedule cannot cure a breach of any covenant or obligation of Morphic hereunder, including Section 10.3, and no disclosure made in Updated Disclosure Schedules that relates to or reflects any such breach by Morphic shall be deemed to qualify any representation or warranty hereunder.

10.3.                                 Additional Covenants of Morphic.

10.3.1.           From and after the Execution Date, Morphic shall not, and shall cause its Affiliates not to, (a) misappropriate, infringe or use without authorization any valid and enforceable intellectual property rights of a Third Party in connection with the performance of its activities under this Agreement, (b) enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber (including by granting any covenant not to sue with respect to) any Research Product, Licensed Compound, Licensed Product in a manner that is inconsistent with or otherwise diminishes the rights and licenses granted to AbbVie and its Affiliates hereunder; provided that, this Section 10.3.1(b) shall not restrict Morphic from entering into study-related agreements for any IIT Study or Combination Study involving products Directed to a ROFN Target that are then being Developed by Morphic or its Affiliates (but not under the Research Plan) so long as such agreements do not grant any rights or licenses for any activities other than the conduct of such

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IIT Study or Combination Study, as applicable, and the non-exclusive use of data resulting therefrom by Third Parties (except and to the extent required by Applicable Law) or (c) until the end of the later of (i) the last Option Period and (ii) the later of the last ROFN Period or ROFN Negotiation Period, if applicable, otherwise commit any act or permit the occurrence of any omission that, if such action had been committed or such omission had occurred prior to the Execution Date, would have caused any of the representations and warranties of Section 10.2 to be untrue or materially misleading as of the Execution Date.  From and after the Execution Date, Morphic shall not, and shall cause its Affiliates not to, (i) commit any acts or permit the occurrence of any omissions that would cause breach or termination of any In-License Agreement, (ii) amend or otherwise modify, or permit to be amended or modified, any In-License Agreement in a manner that would adversely affect AbbVie’s rights hereunder or (iii) enter into any In-License Agreement (or, in the conduct of the Research Plan, use any Information, invention or material that would cause an agreement of Morphic or any of its Affiliates to become an In-License Agreement) that is not consistent with the terms and conditions of this Agreement in all material respects or that limits AbbVie’s rights and interests or increases its obligations hereunder, except to the extent that such agreement and any such inconsistency, limitation or obligation is expressly agreed to in writing by AbbVie prior to execution (or, with respect to such Information, invention or material, the use thereof in the conduct of the Research Plan).

10.3.2.           Neither Morphic nor any of its Affiliates shall use in any capacity, in connection with the activities to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section.  Each Party shall inform the other Party in writing promptly if it, or any of its Affiliates or any Person who is performing any activities hereunder is debarred or is the subject of a conviction described in Section 306 of the FFDCA or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing activities hereunder.

10.3.3.           For all Personal Data Processed by or on behalf of Morphic or any of its Affiliates in performance of this Agreement, including the preparation and transmission of the Data Packages (the “Agreement Data”), Morphic shall:

(a)                                 comply at all times with the applicable Data Protection Laws;

(b)                                 to the extent permitted by Applicable Law, notify AbbVie, as soon as practicable and in any event prior to making the relevant disclosure, if it is obliged to make a disclosure of the Agreement Data under any statutory requirement;

(c)                                  make timely notification to, and obtain any necessary authorizations from, any relevant data protection regulator if required under applicable Data Protection Laws of its collection and other Processing of Agreement Data in order to comply with its obligations under this Agreement;

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(d)                                 at all times, act in a manner such that it is not subject to any prohibition or restriction that (i) prevents or restricts it from disclosing or transferring the Agreement Data to AbbVie as required under this Agreement or (ii) prevents or restricts AbbVie from Processing the Agreement Data as envisaged under this Agreement.  If Morphic becomes aware of any circumstances that it believes may give rise to such a prohibition or restriction, it shall promptly notify AbbVie of the same and take all reasonable steps, including following AbbVie’s reasonable instructions, to ensure that it does not impact its performance of Morphic’s obligations under this Section 10.3.3;

(e)                                  ensure that all fair Processing notices or informed consents have been obtained and are maintained and are sufficient in scope to enable Morphic to Process the Agreement Data as required in order to comply with its obligations under this Agreement to obtain the benefit of its rights and to fulfil its obligations under this Agreement (including the transfer or disclosure of all Agreement Data to AbbVie), in each case in accordance with applicable Data Protection Laws;

(f)                                   implement and maintain reasonable administrative, technical, organizational and physical safeguards designed to (i) maintain the security and confidentiality of all Agreement Data, (ii) protect against reasonably anticipated threats or hazards to the security or integrity of Agreement Data and (iii) protect against unauthorized access to or use of Agreement Data;

(g)                                  notify AbbVie promptly, and in any event within [***], of receipt of (i) any correspondence from a data protection regulator in relation to the Processing of Agreement Data related to this Agreement or (ii) a request or notice from a data subject exercising his rights under applicable Data Protection Laws including to access, rectify or delete his Agreement Data in relation to the Agreement Data Processed under this Agreement; and

(h)                                 refrain from taking actions related to the Processing of the Personal Data under this Agreement, that would be reasonably likely to damage or impair AbbVie’s reputation.

10.3.4.           If Morphic or any of its Affiliates needs to transfer Agreement Data originating from a Member State of the European Economic Area to an entity in a Third Country, Morphic or its Affiliate, as applicable, shall enter into then-applicable European Union standard contractual clauses or other required agreements under applicable Data Protection Laws with the relevant data importer.  The Parties agree that if the standard contractual clauses are invalidated or amended in any way, Morphic shall agree to a change to the requirements of this Agreement as required to ensure that data exports continue to be conducted in accordance with applicable Data Protection Laws.

10.4.                                 DISCLAIMER OF WARRANTIES.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER

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WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.5.                     Anti-Bribery and Anti-Corruption Compliance.  Each Party represents, warrants, and covenants to the other Party in connection with this Agreement that such Party and its Affiliates (a) have complied and shall comply with all applicable laws, rules, regulations and industry codes governing bribery, money laundering, and other corrupt practices and behavior (including, as applicable, the U.S. Foreign Corrupt Practices Act and UK Bribery Act) and (b) shall not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value).  AbbVie may immediately terminate this Agreement it its entirety immediately on [***] written notice to Morphic in the event that AbbVie receives any information which it in good faith determines, in its sole discretion, to be evidence of an actual or alleged breach by Morphic or its Affiliates of any representation, warranty, or covenant provided in this Section 10.5; provided that, to the extent permitted by Applicable Law and the instructions of any applicable Governmental Authority, such notice shall set forth AbbVie’s basis for such termination and AbbVie shall discuss such basis with Morphic in good faith during such [***]-period.  For clarity, a termination of this Agreement pursuant to this Section 10.5 shall not in and of itself, be construed to establish that Morphic committed a material breach for which AbbVie also would have had the right to terminate this Agreement pursuant to Section 12.2.1.

ARTICLE 11
INDEMNITY

11.1.                     Indemnification of Morphic.  AbbVie shall indemnify Morphic, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Morphic Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of [***].

11.2.                     Indemnification of AbbVie.  Morphic shall indemnify AbbVie, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “AbbVie Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of [***].

11.3.                     Indemnification Procedures.

11.3.1.           Notice of Claim.  All indemnification claims in respect of an AbbVie Indemnitee or a Morphic Indemnitee shall be made solely by Morphic or AbbVie, as applicable (each of Morphic or AbbVie in such capacity, the “Indemnified Party”).  The

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Indemnified Party shall give the indemnifying Party (each of Morphic or AbbVie in such capacity, the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) promptly after becoming aware of any Third Party Claim asserted or threatened against an AbbVie Indemnitee or a Morphic Indemnitee, as applicable, that could give rise to a right of indemnification under this Agreement, but in no event shall the Indemnifying Party be liable for any Losses to the extent such Losses result from any delay in the Indemnified Party providing such Indemnification Claim Notice.  Each Indemnification Claim Notice must contain a description of the Third Party Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall promptly furnish to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.3.2.           Control of Defense.   At its option, the Indemnifying Party may assume the defense of any Third Party Claim, except for any Third Party Infringement Claim, the procedures for which are set forth in Section 8.6.2, by notifying the Indemnified Party in writing within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice; provided that if the interests of the applicable Indemnified Party and any AbbVie Indemnitee or Morphic Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles, the Indemnifying Party shall control its defense and the Indemnified Party shall control the defense of the AbbVie Indemnitees or the Morphic Indemnitees, as applicable. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any AbbVie Indemnitee or Morphic Indemnitee, as applicable, in respect of such Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against an AbbVie Indemnitee’s or Morphic Indemnitee’s, as applicable, claim for indemnification.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party reasonably acceptable to the Indemnified Party.  If the Indemnifying Party assumes the defense of a Third Party Claim as provided in this Section 11.3.2, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any AbbVie Indemnitee or Morphic Indemnitee, as applicable, in connection with such Third Party Claim.  If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in this Section 11.3.2, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any AbbVie Indemnitee or Morphic Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim unless specifically requested in writing by the Indemnifying Party.   If it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an AbbVie Indemnitee or Morphic Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of such Third Party Claim.

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11.3.3.           Right to Participate in Defense.  Any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s sole cost and expense unless (a) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.3.2 (in which case the Indemnified Party shall control the defense) or (c) the interests of the applicable Indemnified Party and any AbbVie Indemnitee or Morphic Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles (in which case the Indemnifying Party shall control its defense and the Indemnified Party shall control the defense of the AbbVie Indemnitees or the Morphic Indemnitees, as applicable).

11.3.4.           Settlement.  With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense of such Third Party Claim in accordance with Section 11.3.2 that relates solely to the payment of money damages in connection with such Third Party Claim and that will not result in any AbbVie Indemnitee or Morphic Indemnitee, as applicable, becoming subject to injunctive or other relief, and as to which the Indemnifying Party has acknowledged in writing the obligation to indemnify all AbbVie Indemnitees or Morphic Indemnitees, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate; provided, that the Indemnifying Party may not enter into any compromise or settlement without the prior written consent of the Indemnified Party unless such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party and all AbbVie Indemnitees or Morphic Indemnitees, as applicable, a release from all liability in respect of such Third Party Claim.  With respect to all other Third Party Claims for which the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim; provided, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably conditioned, withheld or delayed).  If the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party shall not be liable for any settlement or other disposition of such Third Party Claim by an AbbVie Indemnitee or a Morphic Indemnitee, as applicable, that is reached without the prior written consent of the Indemnifying Party.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each AbbVie Indemnitee or Morphic Indemnitee, as applicable, does not, admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim for which it has or intends to seek indemnification under Section 11.1 or Section 11.2, as applicable, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably conditioned, withheld or delayed).

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11.3.5.           Cooperation.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each AbbVie Indemnitee or Morphic Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours on the date(s) previously discussed in good faith by the Parties, afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and AbbVie Indemnitee or Morphic Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, that neither Party shall be required to disclosed legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection therewith, without prejudice to the Indemnifying Party’s right to contest any AbbVie Indemnitee’s or Morphic Indemnitee’s, as applicable, right to indemnification and subject to refund if the Indemnifying Party is ultimately held not to be obligated to indemnify an AbbVie Indemnitee or a Morphic Indemnitee, as applicable.

11.3.6.           Expenses.  Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest any AbbVie Indemnitee’s or Morphic Indemnitee’s, as applicable, right to indemnification and subject to refund if the Indemnifying Party is ultimately held not to be obligated to indemnify an AbbVie Indemnitee or Morphic Indemnitee, as applicable.

11.4.                     Special, Indirect and Other Losses.  EXCEPT (A) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9 OR SECTION 4.5, (B) AS PROVIDED UNDER SECTION 13.10, AND (C) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11, NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

11.5.                     Insurance.

11.5.1.           Morphic’s Insurance Obligations.  Morphic shall maintain, at its cost, insurance against liability and other risks associated with its activities and obligations under

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this Agreement, including (a) any insurance policy that is required by any Applicable Law that may govern or have jurisdiction over any provision of this Agreement, (b) Errors and Omissions insurance with a minimum limit of [***] in the aggregate (which policy shall provide coverage for wrongful acts, claims, and lawsuits anywhere in the Territory and shall be written on a claims made form that has a retroactive date prior to the Effective Date), (c) effective at least [***] prior to the launch of any human clinical trials for which Morphic or any of its Affiliates is the sponsor, clinical trial insurance with a minimum limit of [***] in the aggregate (which policy shall be maintained in compliance with any and all local requirements in any territory in which clinical trials are conducted) and (d) Network Liability/Cyber Liability Insurance with a minimum limit of [***] in the aggregate (which policy may be part of such Errors and Omissions insurance in clause (b) and which must specifically cover (i) breaches of security, (ii) breaches of privacy, (iii) violation of federal, state, or foreign security or privacy laws or regulations, including investigative and notification costs, (iv) data theft, damage, destruction, deletion, or corruption, including unauthorized access, unauthorized use, identity theft, theft of personally identifiable information, personal health information or confidential corporate information, transmission of a computer virus or other type of malicious code and (v) participation in a denial of service attack on a Third Party).  All such insurance must (x) be primary insurance with respect to Morphic’s participation under this Agreement, (y) be issued by a recognized insurer rated by [***] (or its equivalent) and (z) list AbbVie as an additional insured thereunder.  Morphic shall furnish to AbbVie certificates evidencing such insurance within [***] after the Effective Date and following each renewal or replacement period.  The foregoing policies of Morphic shall be primary to any liability insurance carried by AbbVie, which AbbVie insurance shall be excess and non-contributory for claims and losses arising out of the performance by Morphic of any of its obligations under this Agreement.  Such policies shall remain in effect throughout the Term and shall not be canceled, not renewed or materially changed without the prior authorization of AbbVie.  Maintenance of such insurance coverage shall not relieve Morphic of any responsibility under this Agreement for damages in excess of insurance limits or otherwise.

11.5.2.           AbbVie’s Insurance Obligations.  AbbVie hereby represents and warrants to Morphic that it is self-insured against liability and other risks associated with its and its Affiliates’ and any Sublicensees’ activities and obligations under this Agreement, including clinical trials (sponsored by AbbVie in any territory or jurisdiction where such coverage is required), the Exploitation of Licensed Products and AbbVie’s indemnification obligations hereunder, in such amounts and on such terms as are (a) reasonably, normal and customary for large pharmaceutical companies in the pharmaceutical industry for the activities to be conducted by it under this Agreement, and (b) otherwise required by Applicable Law.  AbbVie shall furnish to Morphic evidence of such self-insurance upon Morphic’s reasonable request.

ARTICLE 12
TERM AND TERMINATION

12.1.                     Term and Expiration.  This Agreement shall take effect automatically without further action of either Party on the Effective Date; provided, however that the provisions of Section 4.5.1, Section 8.2, Section 10.3.1, Section 12.2.4, ARTICLE 9 and

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ARTICLE 13 shall become binding and effective as of the Execution Date.  Unless earlier terminated pursuant to Section 12.2, this Agreement shall continue in force and effect until either (a) the date of expiration of the last Royalty Term for the last Licensed Product or (b) as applicable, if all Options with respect to all Research Targets are terminated pursuant to Section 3.1.5, then this Agreement shall expire on the date of such termination of the last Option (such period, the “Term”).  Following the expiration of the Royalty Term for a Licensed Product in a country, the grants in Section 4.1.1(b) shall become unrestricted, fully-paid, royalty-free, perpetual and irrevocable for such Licensed Product in such country.  For clarity, upon the expiration of the Term, the grants in Section 4.1.1(b) shall become unrestricted, fully-paid, royalty-free, perpetual and irrevocable in their entirety.

12.2.                     Termination.

12.2.1.           Material Breach.

(a)                                 If either Party (the “Breaching Party”) materially breaches any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing [***] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided, that (i) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, other than with respect to a payment breach, if such breach cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions), (ii) with respect to any alleged breach by AbbVie of its diligence obligations set forth in Section 5.2 or Section 5.7.2, Morphic shall first provide written notice thereof to AbbVie and the Parties shall meet within [***] after delivery of such notice to AbbVie to discuss in good faith such alleged breach, which discussions must be concluded before Morphic may issue any Termination Notice with respect to such alleged breach (for clarity, the Notice Period shall not commence prior to the conclusion of such good faith discussions and the subsequent issuance of a Termination Notice by Morphic) and (iii) if either Party initiates a dispute resolution procedure under Section 13.5 within the Notice Period to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, the cure period set forth in this Section 12.2.1(a) shall be tolled until the final resolution of the dispute through such dispute resolution procedure, and if the dispute is finally resolved against the Party allegedly in material breach, any remainder of the applicable cure period shall commence upon such final resolution.  It is understood that termination pursuant to this Section 12.2.1 shall be a remedy of last resort and may be invoked if the breach cannot be reasonably remedied by the payment of money damages.

(b)                                 Notwithstanding Section 12.2.1(a), if any uncured material breach by AbbVie of any of its material obligations under Section 5.2 or, if applicable, Section 5.7.2 is with respect to (i) one (1) or more, but not all, of the countries in the Territory for which it has diligence obligations under Section 5.2 or, if applicable, Section 5.7.2 or (ii) one (1) or more, but not all, Included Targets, Morphic shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to the

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country(ies) or Included Targets for which such material breach and failure to cure applies; provided that if such uncured material breach is with respect to one (1) or more Included Target(s) in any Major European Market, Morphic may terminate this Agreement with respect to such Included Target(s) in all countries of the European Union.

12.2.2.           Termination by AbbVie.

(a)                                 AbbVie may terminate this Agreement in its entirety or on an Included Target-by-Included Target basis, at any time during the Term immediately upon written notice to Morphic that AbbVie in good faith determines that it is not advisable for AbbVie to continue to Develop or Commercialize (i) all of the Licensed Products or (ii) all of the Licensed Products containing Licensed Compounds Directed to such Included Target, as applicable, in either case ((i) or (ii)), due to Safety Reasons. For purposes of this Agreement, “Safety Reason” means that it is AbbVie’s or its Affiliate’s or Sublicensee’s good faith belief that the medical risk/benefit of such Licensed Compound or Licensed Product is sufficiently unfavorable to Exploit or to continue to Exploit such Licensed Compound or Licensed Product.

(b)                                 AbbVie may terminate this Agreement in its entirety or on a (i) country-by-country basis with respect to one (1) or more (or all) Included Target(s) or (ii) Included Target-by-Included Target basis in one (1) or more countries in the Territory or in the entire Territory (provided that AbbVie may not terminate this Agreement in any country of the European Union without terminating its rights with respect to all countries in the European Union), in each case ((i) and (ii)), for any or no reason, upon [***]prior written notice to Morphic.

(c)                                  AbbVie may terminate this Agreement pursuant to Section 10.5.

12.2.3.           Termination for Insolvency.  If either Party (or, if applicable, a parent of such Party) (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party (or, if applicable, a parent of such Party).

12.2.4.           Termination for Failure or Delay to Obtain HSR Clearance.  This Agreement shall terminate (a) upon notice given by AbbVie to Morphic if AbbVie receives a second request for additional information under the HSR Act (a “Second Request”) with respect to the HSR Filing with respect to the Options and Research Targets and AbbVie delivers notice of termination within [***] after receipt of such Second Request, or (b) upon notice given by one Party to the other Party if the Effective Date has not occurred within [***] after the date on which such HSR Filing is made and such Party delivers notice of termination within [***]

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after the end of such [***] period; provided, however, that if as of the end of such [***] period AbbVie is pursuing HSR Clearance with respect to the Options and Research Targets (whether by responding to a Second Request or through litigation or any other proceeding, whether judicial or administrative in nature (including an HSR Proceeding)) and AbbVie has provided written notice thereof to Morphic during such [***] period, then Morphic shall not then have the right to terminate this Agreement pursuant to this clause (b) but may terminate this Agreement upon written notice to AbbVie if the Effective Date has not occurred within [***] after the date on which such HSR Filing is made; provided, that Morphic gives AbbVie written notice thereof [***] Days after the end of such [***] period.

12.2.5.           Termination for Patent Challenge.  If, during the Term, AbbVie or any of its Affiliates or Sublicensees of Morphic Patents under this Agreement: (a) [***]; or (b) [***] (each of (a) and (b), a “Patent Challenge”), then except as otherwise set forth in this Section 12.2.5, Morphic shall have the right to terminate this Agreement upon at least [***] prior written notice to AbbVie; provided, that Morphic shall not have the right to terminate this Agreement if within [***] after receipt of such written notice from Morphic, (i) AbbVie or its Affiliate, as applicable, rescinds any and all of such Patent Challenge (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that AbbVie or such Affiliate does not have the power to unilaterally withdraw or cause to be withdrawn, AbbVie and its Affiliate, as applicable, knowingly ceases providing any support or assistance to any Person with respect to such Patent Challenge and, to the extent AbbVie or any of its Affiliates is a party to such Patent Challenge, it withdraws from such Patent Challenge) and provided, that neither AbbVie nor any AbbVie Affiliate thereafter continues such Patent Challenge or, knowingly, the provision of any direction, support or assistance to any Person in respect of the same or (ii) if such Patent Challenge is brought by a Sublicensee, AbbVie or its Affiliate terminates such Sublicensee’s sublicense or other right or authorization to the relevant Patent and ceases providing any direction, support or assistance to such Sublicensee related to such Patent Challenge, unless such termination is prohibited under Applicable Law.  Notwithstanding the foregoing, Morphic shall not have the right to terminate this Agreement pursuant to this Section 12.2.5 if AbbVie or its Affiliate or Sublicensee takes any action described in clause (a) or (b) of the foregoing definition of Patent Challenge (x) in a proceeding involving a Morphic Patent where AbbVie, an Affiliate or Sublicensee has been compelled to participate in the proceeding by a court, patent office, or Third Party (other than any Sublicensee) or (y) that is necessary or reasonably required to assert a cross-claim or a counterclaim or to respond to a court request or order or administrative law request or order, including asserting any defense or counterclaim in, or otherwise responding to, an action for infringement of intellectual property asserted, filed, or threatened to be filed, against AbbVie or its Affiliate or Sublicensee by Morphic or any of its Affiliates or its (sub)licensees.  In addition, Morphic shall not have the right to terminate this Agreement pursuant to this Section 12.2.5 if any Affiliate that first becomes an Affiliate of AbbVie after the Effective Date was undertaking activities in connection with a Patent Challenge prior to such Affiliate first becoming an Affiliate of AbbVie if AbbVie causes such Patent Challenge to be withdrawn (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that such Affiliate does not have the power to unilaterally withdraw or cause to be withdrawn, such Affiliate knowingly ceases providing any direction, support or assistance to any Person with respect to such Patent Challenge and, to the extent such Affiliate is

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a party to such Patent Challenge, it withdraws from such Patent Challenge) within the later to occur of (A) [***] of the date such Affiliate first becomes an Affiliate of AbbVie and (B) [***] following the date Morphic provides AbbVie notice regarding such Patent Challenge and in all cases, provided, that neither AbbVie nor any AbbVie Affiliate thereafter continues such Patent Challenge or, knowingly, the provision of any direction, support or assistance to any Person in respect of the same.

12.3.                     Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by AbbVie or Morphic are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

12.4.                     Consequences of Termination.  If this Agreement is terminated in its entirety, or with respect to one (1) or more Included Targets in a country or countries (such country(ies), each a “Terminated Territory”) or one (1) or more Included Targets in one (1) or more countries (such Included Targets(s), each a “Terminated Target”), then the following shall apply.

12.4.1.           Subject to the penultimate sentence of Section 12.1, all rights and licenses granted by each Party to the other Party under Section 4.1 shall immediately terminate (a) in the case where this Agreement is terminated in its entirety, with respect to all Licensed Products throughout the entire world and (b) in the case where this Agreement is terminated with respect to one (1) or more Included Targets in the Territory, but not in its entirety, with respect to the relevant Licensed Products Directed to such Terminated Targets.  In the case where this Agreement is terminated (i) with respect to all Included Targets in one (1) or more countries, but not in its entirety, all rights and licenses granted by Morphic to AbbVie in the Terminated Territories will automatically be deemed to be amended to exclude the right to Exploit Licensed Products in the Terminated Territory(ies), except for Development or Manufacturing in the Terminated Territory(ies) solely for the purposes of supporting Regulatory Approval or Commercialization of Licensed Products in the remaining countries in the Territory and (ii) with respect to one (1) or more Included Target(s) with respect to one (1) or more countries, but not in its entirety, all rights and licenses granted by Morphic to AbbVie with respect to the Terminated

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Territories will automatically be deemed to be amended to exclude the right to Exploit Licensed Products Directed to Terminated Targets in the Terminated Territory(ies), except for Development or Manufacturing in the Terminated Territory(ies) solely for the purposes of supporting Regulatory Approval or Commercialization of Licensed Products in the remaining countries in the Territory.

12.4.2.           If this Agreement is terminated by AbbVie pursuant to Section 12.2.2(b) or by Morphic pursuant to Section 12.2.1, Section 12.2.3 or Section 12.2.5 with respect to an Included Target, AbbVie shall, and hereby does, effective as of the effective date of termination, grant to Morphic (a) a royalty-free, exclusive license under AbbVie’s interests in the Joint IP and the clinical data referred to in Section 12.4.4 below and (b) a royalty-free, non-exclusive license under the AbbVie Patents that claim Information and inventions that are conceived, discovered, developed or otherwise made by or on behalf of AbbVie (or its Affiliates or its or their Sublicensees) under this Agreement and claim any Reversion Product Directed to such Included Target (as it exists as of the effective date of such termination), in either case ((a) or (b)), solely to Exploit each such Reversion Product (as it exists as of the effective date of such termination) in the Field for the Indications for which such Reversion Product(s), as of the effective date of termination, was being Developed or had received Regulatory Approval), which license shall be (i) worldwide in the event that this Agreement is terminated in its entirety or is terminated with respect to relevant Included Target(s) in all countries in the Territory, and (ii) limited to the Terminated Territories if this Agreement is terminated with respect to such Included Target(s) in one (1) or more Terminated Territories but not the entire Territory.  Notwithstanding the foregoing, AbbVie reserves the right under AbbVie’s interests in the Joint IP, the clinical data referred to in Section 12.4.4 and the AbbVie Patents described above to Develop and Manufacture Licensed Products in the Terminated Territory(ies) solely for the purposes of supporting Regulatory Approval or Commercialization of Licensed Products in the remaining countries in the Territory.

12.4.3.           If Morphic requests, and to the extent permitted under the relevant agreement at the time of termination, AbbVie shall transfer to Morphic any agreements between AbbVie or any of its Affiliates, on the one hand, and any Affiliate or Third Party, on the other hand, solely relating to the Exploitation of any Reversion Product Directed to a Terminated Target worldwide or with respect to the Terminated Territory, as applicable. To the extent that the transfer by AbbVie or its Affiliate of any agreement pursuant to this Section 12.4.3 requires any notice to or consent of the relevant Third Party counterparty to such agreement, or requires the separation of such agreement into an agreement that is retained by AbbVie or its Affiliate and an agreement that is assignable to (or entered into by) Morphic, as applicable (a) AbbVie or its Affiliate shall use reasonable efforts to give such notice and (b) the Parties will reasonably cooperate to (i) obtain such consent or (ii) at the request and with the reasonable assistance of Morphic, negotiate such separation, in each case ((a) and (b)), as soon as practicable; provided, that, with respect to any agreement to be assigned by AbbVie or its Affiliate pursuant to this Section 12.4.3, neither AbbVie nor any of its Affiliates shall be required to make any payments or agree to any material undertakings in connection therewith.  Until such notice is given, such consent is obtained or such separation is executed, the Parties will reasonably cooperate to provide to Morphic or its designee the benefits under such agreement (and Morphic shall bear

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any corresponding burden) to the extent applicable to the rights to be assigned to Morphic or its designee.

12.4.4.           AbbVie shall transfer to Morphic or Morphic’s designee copies of all data, reports, records and materials, including all non-clinical and clinical data relating solely and specifically to any Reversion Product Directed to a Terminated Target and all adverse event or other safety data, in AbbVie’s (or its Affiliate’s) possession and Control to the extent that such data, reports, records or materials relate to the Exploitation of any Reversion Product Directed to a Terminated Target worldwide or with respect to the Terminated Territory (including any such data that is generated by or on behalf of AbbVie or its Affiliates or Sublicensees following such applicable termination date), as applicable.  Promptly after termination of this Agreement with respect to an Included Target in one (1) or more Terminated Territories, but not in its entirety, the Parties shall enter into appropriate and reasonable arrangements regarding the collection, maintenance and exchange of safety data to monitor the safety of, and meet reporting requirements with respect to, Licensed Products in the Territory and Reversion Products in the Terminated Territories.

12.4.5.           Unless AbbVie terminated this Agreement pursuant to Section 12.2.2(a), AbbVie and Morphic shall promptly negotiate in good faith the terms and conditions of a written transition agreement pursuant to which, at Morphic’s cost and expense (or, with respect to clause (a) and (b), at AbbVie’s cost and expense if this Agreement is terminated by Morphic pursuant to Section 12.2.1, Section 12.2.3 or Section 12.2.5 or by AbbVie pursuant to Section 12.2.2(b)), (a) AbbVie would transfer to Morphic or Morphic’s designee possession and ownership of all Regulatory Documentation (and deliver to Morphic such Regulatory Documentation) solely relating to the Exploitation of any Reversion Product Directed to a Terminated Target worldwide or with respect to the Terminated Territory, as applicable, (b) the Parties would allocate regulatory responsibilities with respect to all Regulatory Approvals solely relating to the Exploitation of any Reversion Product Directed to a Terminated Target worldwide or with respect to the Terminated Territory, as applicable, until all such Regulatory Approvals with respect to such Reversion Product have been transferred to Morphic or Morphic’s designee, and (c) if and to the extent a Reversion Product Directed to a Terminated Target is being commercially sold in a country with respect to which this Agreement is terminated, at AbbVie’s election in its sole discretion, AbbVie would either (i) appoint Morphic or its designee as the exclusive distributor of such Reversion Product in such country or (ii) continue to distribute such Reversion Product in such country consistent with its past practices, in which case AbbVie shall pay Morphic royalties on Net Sales of such Reversion Product in such country at the applicable royalty rate pursuant to Section 7.3 and the provisions of Section 7.9, Section 7.10, Section 7.11, Section 7.12, Section 7.13 and Section 7.14 shall apply with respect to such royalties, in either case ((i) or (ii)), until the earlier of (A) the date on which all Regulatory Approvals with respect to such Reversion Product in such country have been transferred to Morphic or its designee to the extent permitted by Applicable Law and (B) AbbVie’s election to terminate Morphic’s distribution rights or AbbVie’s distribution of such Reversion Product at any time after the first (1st) anniversary of the effective date of such termination.

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12.4.6.           If AbbVie, any of its Affiliates or any Sublicensee is Manufacturing a Reversion Product Directed to a Terminated Target, then, at Morphic’s request, AbbVie shall supply such Reversion Product to Morphic in such form, and such quantities, as AbbVie or such Affiliate or Sublicensee is then Manufacturing such Reversion Product for worldwide use or use in the Terminated Territory, as applicable, at AbbVie’s or such Affiliate’s or Sublicensee’s fully burdened manufacturing cost plus [***] (or [***] if this Agreement is terminated by Morphic pursuant to Section 12.2.1, Section 12.2.3 or Section 12.2.5 or by AbbVie pursuant to Section 12.2.2(b)), until the earlier of (a) such time as Morphic has procured or developed its own source of supply for such Reversion Product (and any necessary Manufacturing approvals with respect thereto, if applicable) and (b) the first (1st) anniversary of the effective date of such termination.

12.4.7.           AbbVie shall, upon Morphic’s written request, transfer to Morphic any inventory of Reversion Products Directed to a Terminated Target intended for distribution in a Terminated Territory owned or Controlled by AbbVie or any of its Affiliates or Sublicensee as of the termination date at the actual price paid by AbbVie, such Affiliate or such Sublicensee for such supply or AbbVie’s or such Affiliate’s or Sublicensee’s fully burdened manufacturing cost plus [***] (or [***] if this Agreement is terminated by Morphic pursuant to Section 12.2.1, Section 12.2.3 or Section 12.2.5 or by AbbVie pursuant to Section 12.2.2(b)).

12.4.8.           Morphic shall be responsible for long-term monitoring (for safety and efficacy) of patients who were administered Reversion Product in any clinical trial in a Terminated Territory prior to the effective date of termination with respect to the relevant Reversion Product(s) in such Terminated Territory until the later of (a) the [***] of completion of the applicable clinical trial and (b) such later date as is required by Applicable Law or, if later, that AbbVie or its Affiliate or Sublicensee previously agreed to with an applicable Regulatory Authority.

12.5.                     AbbVie Rights in Lieu of Termination.  If AbbVie has the right to terminate this Agreement pursuant to Section 12.2.1 or Section 12.2.3, then in lieu of such termination, AbbVie may, by written notice to Morphic, elect to continue this Agreement as modified by this Section 12.5, in which case, effective as of the date AbbVie delivers such notice of such election to Morphic:

12.5.1.           the amount of any Milestone Payments payable by AbbVie to Morphic pursuant to Section 7.2 for any Milestone Event achieved thereafter shall be [***] of the applicable amount set forth in Section 7.2;

12.5.2.           the royalties payable by AbbVie to Morphic pursuant to Section 7.3 with respect to any Net Sales thereafter shall be equal to [***] of the applicable rate;

12.5.3.           AbbVie’s diligence obligations under Section 5.2 and Section 5.7.2, if applicable, shall terminate;

12.5.4.           AbbVie’s exclusivity obligations under Section 4.5.2 shall terminate;

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12.5.5.           the JGC shall disband and all activities of the Parties thereunder shall terminate; and

12.5.6.           all other provisions of this Agreement shall remain in full force and effect without change.

12.6.                     Remedies.  Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more Included Targets or one (1) or more countries) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.7.                     Accrued Rights; Surviving Obligations.

12.7.1.           Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more Included Targets or one (1) or more countries) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration; provided, that in no event shall Morphic accrue any rights to, and AbbVie shall have no obligation to make, any Milestone Payment under Section 7.2 based on any Milestone Event with respect to a Licensed Product containing a Licensed Compound Directed to an Included Target that occurs on or after the date of delivery by either Party of any termination notice with respect to such Included Target pursuant to Section 12.2.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, in the event of a termination or expiration of this Agreement in its entirety, the following Sections and Article shall survive, and, in the event of a termination of this Agreement with respect to one (1) or more Included Targets or one (1) or more countries, the following Sections and Article shall survive with respect to such Included Targets or countries, as applicable: Section 2.4.4, Sections 7.9 - 7.15 (with respect to amounts owed for activities prior to the date of termination), Section 8.1, Sections 9.1 - 9.3, Section 9.7, Section 10.3.3, Section 12.3, Section 12.4 (including the Sections referenced therein), Section 12.6, Section 13.3.1, Sections 13.4 - 13.13, Sections 13.16 - 13.19 and this Section 12.7 and ARTICLE 11. For clarity, in the event this Agreement is terminated with respect to one (1) or more Included Targets or one (1) or more countries, this Agreement shall survive so as to preserve the Parties’ rights and obligations with respect to the Included Targets and the countries that are not terminated.

12.7.2.           Notwithstanding the termination of AbbVie’s licenses and other rights under this Agreement, AbbVie shall have the right for [***] after the effective date of such termination to sell or otherwise dispose of all Licensed Products then in its inventory and any in-progress inventory as though this Agreement had not terminated and such sale or disposition shall not constitute infringement of Morphic’s or its Affiliates’ Patent or other intellectual property or other proprietary rights.  For the avoidance of doubt, AbbVie shall continue to make payments thereon as provided in Section 7.3.

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ARTICLE 13
MISCELLANEOUS

13.1.       Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement).  The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

13.2.       Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party shall not, and shall cause its Affiliates not to, export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.3.       Assignment.

13.3.1.    Neither Party may assign its rights or, except as provided in Sections 2.4.2, Section 4.2 or Section 5.4, delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed, except (a) that AbbVie shall have the right, without such consent, to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or Sublicensees or Distributors, and (b) that either Party shall have the right, without such consent, to assign any or all of its rights to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to one (1) or more Licensed Products or its business generally.  Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement; provided that with respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder.

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All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided, that such Party, if it survives, shall remain jointly and severally liable for the performance of any obligations delegated to its Affiliates under this Agreement.  Any attempted assignment or delegation in violation of this Section 13.3.1 shall be void and of no effect.  Notwithstanding anything to the contrary in this Section 13.3.1, Morphic shall be entitled to enter into financing and sales transactions with Third Parties regarding (a) the funding of the Development Costs which Morphic may own from time to time pursuant to Section 7.8 and (b) in connection with a funding transaction described in clause (a), the assignment, pledging, and collateralization (including grants of liens, encumbrances and other charges) of the right to receive all amounts under this Agreement in connection with Morphic’s interest in any Liver Fibrosis Product.

13.3.2.    AbbVie and Morphic each agrees that, notwithstanding any provision of this Agreement to the contrary, if a Third Party merges or consolidates with or acquires a Party or an Affiliate of a Party, or a Party or an Affiliate of a Party transfers to a Third Party all or substantially all of its assets to which this Agreement relates (such Party or its Affiliate, the “Acquisition Party” and such Third Party and its Affiliates immediately prior to such merger, consolidation or transfer (the “Acquisition Transaction”), collectively, the “Acquiring Entities”), then any Patents, Information, or other intellectual property or other proprietary rights that are owned or otherwise controlled by any Pre-Transaction Entity (such Patents, Information or other intellectual property or other proprietary rights, “Acquirer IP”) shall not be deemed Controlled by the Acquisition Party or its Affiliates after the effective date of such Acquisition Transaction for purposes of this Agreement; provided, that the foregoing exclusion (a) shall not apply to any Acquirer IP (i) used by or on behalf of the Acquisition Party or any of its Affiliates in performing any of its obligations under this Agreement or (ii) that is incorporated into any Licensed Compound or corresponding Licensed Product; and (b) shall apply only for so long as (i) no Morphic IP, Joint Patents, Joint Know-How or Product Information is disclosed to, or otherwise utilized by, any Pre-Transaction Entity, (ii) no Pre-Transaction Entity performs any activities under this Agreement and (iii) the Acquisition Party establishes reasonable internal safeguards designed to prevent any Morphic IP, Joint Know-How, Joint Patents or Product Information from being disclosed to, or otherwise utilized by, any Pre-Transaction Entities.  “Pre-Transaction Entities” means, with respect to an Acquisition Transaction, the Acquiring Entities other than the Acquisition Party and any Affiliate of the Acquisition Party that was an Affiliate of the Acquisition Party prior to such Acquisition Transaction and any successor entity to the Acquisition Party or any such Affiliates thereof.

13.4.       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this

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Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

13.5.       Dispute Resolution.  Except for disputes resolved by the procedures set forth in Section 6.2.3, Section 7.13.2 or Section 13.10, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 13.5.

13.5.1.    General.  Any Dispute shall first be referred to the [***], who shall confer in good faith on the resolution of such Dispute.  Any final decision mutually agreed to by the [***] in writing shall be conclusive and binding on the Parties.  If the [***] are not able to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Senior Officers) after such Dispute was first referred to them, then, except as otherwise set forth in Section 13.5.2, either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Schedule 13.5.3 for purposes of having the matter settled.

13.5.2.    Intellectual Property Disputes.  If a Dispute arises with respect the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 13.5.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 13.5.3 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 13.6, in any country or other jurisdiction in which such rights apply.

13.5.3.    ADR.  Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 13.5.3.

13.5.4.    Adverse Ruling.  Any determination pursuant to this Section 13.5 that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

13.5.5.    Interim Relief.  Notwithstanding anything herein to the contrary, nothing in this Section 13.5 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party.  This Section 13.5.5 shall be specifically enforceable.

13.6.       Governing Law.

13.6.1.    Governing Law.  This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this

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Agreement to the substantive law of another jurisdiction; provided, that all questions concerning (a) inventorship and ownership of Patents under this Agreement shall be determined in accordance with Section 8.1 and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.7.       Notices.

13.7.1.    Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7.1.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 13.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.7.2.    Address for Notice.

If to AbbVie, to:

AbbVie Biotechnology Limited

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Attention: Codan Services Limited

Facsimile: [***]

with a copy (which shall not constitute notice) to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

United States

Attention: Executive Vice President, External Affairs, General Counsel and Corporate Secretary

Facsimile: [***]

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If to Morphic, to:

Morphic Therapeutic, Inc.

35 Gatehouse Drive, A-2

Waltham, MA 02451

Attention: Chief Executive Officer

Facsimile: [***]

with a copy (which shall not constitute notice) to:

Dechert LLP

1900 K Street, NW

Washington, DC 20006

Attention: David E. Schulman

Facsimile: 202-261-3334

13.8.       Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby, including that certain Bilateral Confidential Disclosure Agreement between Morphic and AbbVie Inc. dated November 16, 2017.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.  In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

13.9.       English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.10.     Equitable Relief.  (a) Each Party acknowledges and agrees that the restrictions and obligations set forth in Section 4.5 and ARTICLE 8 and ARTICLE 9 and (b) Morphic acknowledges and agrees that the restrictions, rights and obligations set forth in ARTICLE 2 and Section 5.3, in each case ((a) and (b)), are reasonable and necessary to protect the legitimate interests of the other Party (in the case of (a)) or AbbVie (in the case of (b)) and that such other Party (in the case of (a)) or AbbVie (in the case of (b)) would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Section or Article shall result in irreparable injury to such other Party (in the case of (a)) or AbbVie (in the case of (b)) for which there shall be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an

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equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  Each Party (in the case of (a)) or Morphic (in the case of (b)) hereby waives any requirement that the other Party (in the case of (a)) or AbbVie (in the case of (b)) (x) post a bond or other security as a condition for obtaining any such relief and (y) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.  Nothing in this Section 13.10 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.11.     Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.12.     No Benefit to Third Parties.  Except as provided in ARTICLE 11, the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

13.13.     Further Assurance.  Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.14.     Relationship of the Parties.  It is expressly agreed that Morphic, on the one hand, and AbbVie, on the other hand, shall be independent contractors, that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, including for all tax purposes, and that neither Party shall take the position that the relationship between the Parties constitutes a partnership, joint venture or agency as a result of this Agreement unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended).  Neither Morphic, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action that shall be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

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13.15.     HSR Act Compliance.

13.15.1. Each of AbbVie and Morphic shall make an HSR Filing within [***] after (a) with respect to the Options and the Research Targets, the Execution Date, unless the Parties together determine that no HSR Filing is required for the activities and licenses contemplated under this Agreement with respect to the Options and the Research Targets and (b) with respect to each ROFN Target and the corresponding ROFN Terms (if agreed), the date such ROFN Terms are agreed by the Parties, unless AbbVie determines that no HSR Filing is required for the activities and licenses contemplated by such ROFN Terms. The Parties shall cooperate with one another to the extent necessary in the preparation of any such filings.  Each Party shall be responsible for its own costs and expenses associated with any such filings.

13.15.2. In connection with obtaining HSR Clearance, AbbVie and Morphic shall each use commercially reasonable efforts to resolve as promptly as practicable any objections that may be asserted by the FTC or the DOJ with respect to the transactions notified in the HSR Filings.  Nothing in this Section 13.15 or otherwise in this Agreement shall require AbbVie to (a) offer, accept or agree to sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer, or dispose of any assets, operations, rights, product lines, or businesses, or interests therein, of itself or any of its Affiliates (or consent to any of the foregoing actions), (b) offer, accept or agree to any restraint, prohibition or limitation on the ownership, operation or conduct of all or any portion of the businesses or assets of itself or any of its Affiliates in any part of the world or (c) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a governmental authority seeking to impose any of the restrictions referenced in clause (a) or (b) (such litigation or judicial or administrative proceeding, an “HSR Proceeding”).

13.15.3. In connection with obtaining HSR Clearance, each of AbbVie and Morphic shall (a) cooperate with each other in connection with any investigation or other inquiry relating to an HSR Filing and the transactions contemplated by this Agreement; (b) keep the other Party or its counsel informed of any material communication received from or given to the FTC or DOJ relating to the HSR Filings and the transactions contemplated by this Agreement (and provide a copy to the other Party if such material communication is in writing); (c) reasonably consult with each other in advance of any meeting or conference with the FTC or DOJ, and, to the extent permitted by the FTC or DOJ, give the other Party or its counsel the opportunity to attend and participate in such meetings and conferences; and (d) permit the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given to the FTC or DOJ.  Without limiting the foregoing, Morphic shall cooperate fully in any HSR Proceeding initiated by AbbVie; provided, that Morphic shall not agree to or effectuate any remedy without the prior written consent of AbbVie.

13.15.4. Notwithstanding anything to the contrary, this Agreement and the rights and obligations of the Parties hereunder, except as set forth in Section 4.5.1, Section 8.2, Section 10.3.1, Section 12.2.4, ARTICLE 9 and ARTICLE 13, shall not become effective until the Effective Date of this Agreement.

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13.16.     References.  Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

13.17.     Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term.  All references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

13.18.     Performance by Affiliates.  AbbVie may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such AbbVie Affiliates are expressly granted certain rights herein; provided, that each such Affiliate will be bound by the corresponding obligations of AbbVie and, subject to an assignment to such Affiliate pursuant to Section 13.3, AbbVie will remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

13.19.     Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile, .pdf format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Execution Date.

ABBVIE BIOTECHNOLOGY LTD		MORPHIC THERAPEUTIC, INC.

By:	/s/ Sean McEwen	By:	/s/ Praveen Tipirneni

Name:	Sean McEwen	Name:	Praveen Tipirneni

Title:	Director	Title:	CEO

[Signature Page to Collaboration and Option Agreement]